Exhibit 10.13

OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS, dated as of November 5, 2021 (this “Amendment”), among TPVC FUNDING COMPANY LLC, as borrower (the “Borrower”), TRIPLEPOINT PRIVATE VENTURE CREDIT INC., in its individual capacity (“TPVC”) and as collateral manager (in such capacity, the “Collateral Manager”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent (in such capacity, the “Paying Agent”) and collection account bank (in such capacity, the “Collection Account Bank”), U.S. BANK NATIONAL ASSOCIATION, as Custodian (in such capacity, the “Custodian”) and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”) and DBNY, MUFG UNION BANK, N.A. (“MUFG”) and TIAA, FSB (“TIAA”), as committed lenders (in such capacity, each a “Lender” and collectively, the “Required Lenders”).

WHEREAS, the Borrower, TPVC, as equityholder, the Collateral Manager, Vervent Inc., as backup collateral manager, the Paying Agent, the Collection Account Bank, the Custodian, the Facility Agent, DBNY and MUFG, as joint lead arrangers, and each Lender party thereto are party to the Receivables Financing Agreement, dated as of July 15, 2020 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Receivables Financing Agreement”);
WHEREAS, Deutsche Bank Trust Company Americas agrees to assume the rights and obligations as Custodian from U.S. Bank National Association as set forth in the Receivables Financing Agreement, and U.S. Bank National Association shall not, subject to the terms of the Receivables Financing Agreement, have any further rights, duties or obligations under the Receivables Financing Agreement or any other Transaction Document;
WHEREAS, the Required Lenders and the Facility Agent hereby authorizes and directs the Custodian to execute this Amendment;
WHEREAS, the Required Lenders and the Facility Agent hereby authorizes and directs the Paying Agent and the Collection Account Bank to execute this Amendment; and

WHEREAS, the Borrower, the Collateral Manager, the Paying Agent, the Collection Account Bank, the Custodian, the Facility Agent and the Required Lenders have agreed to amend the Receivables Financing Agreement in accordance with Section 18.2 of the Receivables Financing Agreement and subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
A. Definitions
a.Defined Terms.
b. Terms used but not defined herein have the respective meanings given to such terms in the Receivables Financing Agreement.
B. Amendments
a.Amendments to the Receivables Financing Agreement. As of the date of this Amendment, the Receivables Financing Agreement is hereby amended as follows:
i.to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-

underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Receivables Financing Agreement attached as Appendix A hereto; and
ii.to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules attached as Appendix B hereto.
C.
Omnibus Amendment to Transaction Documents
a.All Transaction Documents are hereby amended, to the extent applicable, to delete all references to “U.S. Bank National Association” and insert “Deutsche Bank Trust Company Americas” in lieu thereof.
D.
Conditions to Effectiveness
a.This Amendment shall become effective as of the date first written above upon the satisfaction of the execution and delivery of this Amendment by each party hereto.
E.
Representations and Warranties
a.The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Facility Termination Event, Unmatured Facility Termination Event, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of each of the Borrower and the Collateral Manager contained in the Receivables Financing Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).
F.
Appointment and Acceptance of Successor Custodian
a.Pursuant to the terms of the Receivables Financing Agreement, each of the Facility Agent and the Borrower hereby appoints Deutsche Bank Trust Company Americas as the successor custodian (the “Successor Custodian”) under the Receivables Financing Agreement, such appointment to take effect upon the acceptance by Deutsche Bank Trust Company Americas of its appointment pursuant to the terms of the Receivables Financing Agreement. Upon its acceptance, Deutsche Bank Trust Company Americas shall succeed to all of the rights, duties and obligations of the Resigning Custodian (as defined below) under the Receivables Financing Agreement and the other Transaction Documents.
b.In accordance with the terms of the Receivables Financing Agreement, Deutsche Bank Trust Company Americas hereby accepts its appointment as Successor Custodian, and accepts the rights, powers, duties and obligations created for the Custodian by the Receivables Financing Agreement and the other Transaction Documents. Deutsche Bank Trust Company Americas agrees to perform all such rights, duties and obligations pertaining to the above appointment, under the terms and conditions set forth in the Receivables Financing Agreement and the other Transaction Documents.

c.The Collateral Manager hereby consents to the appointment of Deutsche Bank Trust Company Americas as the successor custodian.
d.The Successor Custodian shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, the records and other information supplied to it by the Resigning Custodian, any Borrower, the Collateral Manager and the Facility Agent or any of their respective Affiliates, and in no event shall the Successor Custodian have any liability in respect of the Contract Files being administered by the Resigning Custodian, as Custodian under the Receivables Financing Agreement prior to the effectiveness of this Amendment.
G.
Regarding the Resigning Custodian
a.U.S. Bank National Association (the “Resigning Custodian”) hereby covenants and agrees with the Successor Custodian and the other parties hereto that:
i.the Resigning Custodian shall (i) promptly but no later than 60 days from the date of this Omnibus Amendment transfer to the Successor Custodian, as directed in writing by the Facility Agent in Exhibit A attached hereto (the “Release Request”), all of the Contract Files being administered by the Custodian under the Receivables Financing Agreement as listed in the Release Request, in accordance with the terms of the Receivables Financing Agreement, and (ii) reasonably cooperate in such other actions as are reasonably necessary to transfer its custodial duties set forth herein, as directed in writing by the Facility Agent;
ii.at the Borrower’s expense, the Resigning Custodian shall execute and deliver such further instruments and shall do such other things as the Successor Custodian may reasonably require so as to more fully and certainly vest and confirm in the Successor Custodian all of the rights and powers hereby assigned, transferred and delivered to the Successor Custodian; and
iii.upon the delivery of all Contract Files listed in the Release Request to the successor custodian in accordance with the terms herein, U.S. Bank National Association shall have no further rights, duties or obligations under the Agreement or any other Transaction Document, other than such rights, protections and indemnities granted to U.S. Bank National Association as Custodian under this Agreement and the other Transaction Documents that explicitly survive the resignation of U.S. Bank National Association as Custodian under this Agreement or the other Transaction Documents.
H. Miscellaneous
a.Governing Law.
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
a.Severability Clause.
In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
a.Ratification.

Except as expressly amended and waived hereby, the Receivables Financing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
a.Counterparts; Electronic Execution.
The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
a.Headings.
The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
a.Waiver of Notice.
Each of the Collateral Manager, the Borrower and the Facility Agent hereby waive any prior notice required pursuant to Section 12.5 of the Agreement with respect the resignation of the Resigning Custodian.
a.Custodian.
The Required Lenders and the Facility Agent hereby authorize and direct the Resigning Custodian to execute and deliver this Amendment.
a.Paying Agent and Collection Account Bank.
The Required Lenders and the Facility Agent hereby authorize and direct the Paying Agent, the Successor Custodian and the Collection Account Bank to execute and deliver this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TPVC FUNDING COMPANY LLC, as Borrower

By:________________________________________
Name:
Title:

TRIPLEPOINT PRIVATE VENTURE CREDIT INC., individually and as Collateral Manager

By:_______________________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:________________________________________
Name:
Title:

By:________________________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Committed Lender

By:________________________________________
Name:
Title:

By:________________________________________
Name:
Title:

MUFG UNION BANK, N.A., as Committed Lender

By:________________________________________
Name:
Title:

TIAA, FSB, as Committed Lender

By:________________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, as Collection Account Bank and as Successor Custodian

By:________________________________________
Name:
Title:

By:________________________________________
Name:
Title:

Accepted and Agreed to with respect to Article VII:

U.S. BANK NATIONAL ASSOCIATION, as Resigning Custodian

By:________________________________________
Name:
Title:

EXHIBIT A

REQUEST FOR RELEASE

U.S. Bank Global Corporate Trust Services 1719 Otis Way Florence, South Carolina 29501	Attention: Document Custody Services Receiving Unit Email: dcs@usbank.co Fax: (651) 695-6100 or (651) 695-610

RE: Receivables Financing Agreement dated as of July 15, 2020 (as amended, waived or otherwise modified from time to time prior to the date hereof, the “Agreement”) by and among TPVC Funding Company LLC, as borrower (“Borrower”), TriplePoint Private Venture Credit Inc., as collateral manager (“Collateral Manager”) and as sole equityholder, Vervent, Inc., as backup collateral manager, Deutsche Bank Trust Company Americas, as paying agent and collection account bank, U.S. Bank National Association, as custodian, the Agents from time to time party thereto, the Lenders from time to time party thereto, and Deutsche Bank AG, New York Branch, as facility agent (“Facility Agent”).
Dear Sir or Madame:
Pursuant to Section 12.5(c) of the Agreement, in connection with the resignation of U.S. Bank National Association as custodian and the appointment of Deutsche Bank Trust Company Americas as the successor custodian, we request the release of all Contract Files relating to the Loans listed on the attached Excel spreadsheet to be delivered to:
Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attn: Triplepoint Email: christopher.p.corcoran@db.com

Sincerely,
Deutsche Bank AG, New York Branch, as Facility Agent

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Appendix A

(Receivables Financing Agreement Amendments)

Appendix B

(Schedules and Exhibits to Receivables Financing Agreement Amendments)

RECEIVABLES FINANCING AGREEMENT

dated as of July 15, 2020
TPVC FUNDING COMPANY LLC, as Borrower,
TRIPLEPOINT PRIVATE VENTURE CREDIT INC., individually and as Collateral Manager and as Equityholder,
THE LENDERS PARTIES HERETO,
DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent,
DEUTSCHE BANK AG, NEW YORK BRANCH AND MUFG UNION BANK, N.A.,
as Joint Lead Arrangers,
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, as Custodian and as Collection Account Bank,
and
VERVENT INC., as Backup Collateral Manager

TABLE OF CONTENTS

ARTICLE VI EFFECTIVENESS; CONDITIONS TO ADVANCES...............................…69

Section 7.5........... Collateral Management Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fee.............................................................… 81

Section 7.15......... Substitution of Contracts Pursuant to Technology Exchange Option.87

ARTICLE XII THE CUSTODIAN..................................................................................… 118

EXHIBIT A Form of Note
EXHIBIT B Audit Standards
EXHIBIT C-1 Form of Advance Request
EXHIBIT C-2 Form of Electronic Asset Approval Request
EXHIBIT C-3 Form of Electronic Asset Approval Notice
EXHIBIT D Form of Distribution Date Statement
EXHIBIT E Form of Custodian Certification
EXHIBIT F‑1 Request for Release
EXHIBIT F‑2 Request for Release and Receipt
EXHIBIT F‑3 Request for Release of Request for Release and Receipt
EXHIBIT G Executive Officers of Custodian
EXHIBIT H Form of Collateral Manager’s Acknowledgement
EXHIBIT I Section 4.3 Certificate
EXHIBIT J Required Contract Files
EXHIBIT K PitchBook Industry Codes
EXHIBIT L Form of Joinder Agreement

EXHIBIT M Form of Borrowing Base Certificate

SCHEDULE 7.13 Lockbox Accounts
SCHEDULE 8.1 Borrower Accounts

ANNEX I Credit and Collection Policy

RECEIVABLES FINANCING AGREEMENT
THIS RECEIVABLES FINANCING AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2020, among TPVC FUNDING COMPANY LLC, a Maryland limited liability company (the “Borrower”), TRIPLEPOINT PRIVATE VENTURE CREDIT INC., a Maryland corporation, in its individual capacity (“TPVC”) and as collateral manager (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Manager”) and as sole equityholder of the Borrower (the “Equityholder”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, VERVENT INC., as Backup Collateral Manager (as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent (in such capacity, the “Paying Agent”), as Custodian (as hereinafter defined) and as Collection Account Bank (as hereinafter defined), DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH and MUFG UNION BANK, N.A. as Joint Lead Arrangers (each such party, in such capacity, the “Joint Lead Arrangers”).
RECITALS
WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Collateral Manager, the Backup Collateral Manager and the Custodian to perform certain collateral management functions related to the Transferred Contracts (as defined herein) and the Borrower Collateral (as defined herein) on the terms and conditions set forth herein; and
WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Collateral Manager, the Backup Collateral Manager and the Custodian each desire to perform certain functions related to the Transferred Contracts and the Borrower Collateral on the terms and conditions set forth herein.
NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
A. DEFINITIONS
a.Defined Terms.
As used in this Agreement, the following terms have the following meanings:
“Account Agreement” means the Account Bank Agreement, dated as of the date hereof, among Deutsche Bank Trust Company Americas, as account bank, the Collateral Manager, the Borrower and the Facility Agent that governs the Borrower Accounts.
“Account Collateral” has the meaning set forth in Section 13.1.
“Accrual Period” means each calendar month and, with respect to any Distribution Date, the corresponding period in the calendar month preceding the month in which such Distribution Date occurs (such calendar month being referred to as the “related” Accrual Period with respect to such Distribution Date) or, in the case of the first Distribution Date occurring after the Omnibus Amendment Effective Date, from and including the prior Distribution Date through the last day of the calendar month in which the Omnibus Amendment Effective Date occurs.
“Administrative Agreement” means the Administrative Services and Premises Agreement, dated as of the date hereof, by and between TPVC and the Borrower (or any other agreement containing substantially similar terms and acceptable to the Facility Agent).

“Advance” and “Advances” have the meanings set forth in Section 2.1(a).
“Advance Date” has the meaning set forth in Section 2.1(a).
“Advance Rate” means 55%; provided that after the Maturity Date, the Advance Rate shall be 0%; provided, further, that the Advance Rate may be permanently reduced as set forth in Section 8.8(c).
“Advance Request” has the meaning set forth in Section 2.2.
“Adverse Claim” means any claim of ownership or any Lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien or security interest, other than Permitted Liens.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” has the meaning set forth in Section 5.1.
“Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided, however, for the avoidance of doubt, at no time shall TPC or any of its Affiliates be deemed to be an Affiliate of the Borrower or TPVC; provided, further, that for purposes of Section 10.12, “Affiliate” of the Borrower or TPVC shall not include any Person controlled by, or under common control with, the Borrower or TPVC as a result of any Portfolio Investment. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power:
i.to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners; or
ii.to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agented Contract” means one or more Contracts entered into by an Obligor as part of a syndicated transaction wherein (i) the Contract is originated in accordance with the Credit and Collection Policy (without regard to any contemporaneous or subsequent syndication of such Contract), (ii) if TPVC or any of its Affiliates is the agent, the Contract Files with respect thereto are delivered to the Custodian in accordance with this Agreement and, otherwise, the Contract Files are held by the related agent and (iii) the Borrower has all of the rights of a lender or lessor with respect to such Contract and the Related Security, which have been transferred to the Borrower with respect to such Contract, but none of the obligations as such obligations relate to the Retained Interest.
“Aggregate Contracts Balance” means, as of any date, the Aggregate Outstanding Principal Balance for all Transferred Contracts minus the Aggregate Outstanding Principal Balance of all Ineligible Contracts.
“Aggregate Notional Amount” means, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.
“Aggregate Outstanding Principal Balance” means, with respect to any designated group of Contracts as of any date, the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Exchange Rate, of the sum of the outstanding Principal Balances of all Contract Payments due under such Contracts as at 11:59 p.m. (New York City time) on the immediately preceding Business Day.
“Aggregate Unfunded Amount” means, as of any date of determination, the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Conversion Rate, of the sum of the unfunded commitments and all other standby or contingent commitments associated with each revolving loan facility included in the Borrower Collateral as of such date only to the extent such unfunded commitments and other standby or contingent commitments have been assigned to and assumed by Borrower. The Aggregate Unfunded Amount shall not include any commitments under any such revolving loan facility that has expired, terminated or been reduced to zero, or to the extent such commitments have not been assigned to or assumed by Borrower (that is, the funding obligation remains with TPVC, and shall be reduced concurrently (and upon notice thereof to the Facility Agent) with each documented reduction in commitments of the Borrower under such revolving loan facility).
“AIF” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.
“AIFM” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.
“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.
“Agreement” has the meaning set forth in the Preamble.
“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:
i.the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;
i.½ of one percent above the Federal Funds Rate; and
ii.0.50%.
“Alternative Rate” for any Advance means a rate per annum equal to the LIBOR Rate for such Advance or portion thereof; provided, however, that in the case of:
i.any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Alternative Rate set forth above (and such Committed Lender shall not have subsequently notified such Agent that such circumstances no longer exist), or
i.any period in the event the LIBOR Rate is not reasonably available to any Lender for such period, the “Alternative Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such fixed period.
“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Collections necessary to settle Eligible Contract Payments), and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period immediately prior to such Distribution Date, plus (b) any investment income earned on amounts on deposit in the Collection Account and the Lockbox Accounts with respect to the Accrual Period immediately prior to such Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account since the last day of the related Collection Period, plus (d) any amounts (including investment income) on deposit in the Warrant Reserve Account that are designated as Amount Available by the Collateral Manager in accordance with Section 8.8.
“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.26.
“Anti-Money Laundering Laws” has the meaning set forth in Section 9.25.
“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.
“Applicable Conversion Rate” means, (x) for an actual currency exchange, the GBP‑Dollar spot rate or the Euro-Dollar spot rate, as applicable, obtained by the Collateral Manager through customary banking channels, including the Facility Agent’s own banking facilities or (y) for all other purposes, the GBP‑Dollar spot rate or the Euro-Dollar spot rate, as applicable, that appeared in the Wall Street Journal for GBP or Euro at the end of the immediately preceding Business Day.
“Applicable Exchange Rate” means with respect to any Contract denominated and payable in Euros or GBPs on any day, the lesser of (a) the applicable currency‑Dollar spot rate used by the Borrower (as determined by the Collateral Manager) to acquire such currency on the related cut‑off date and (b) the Applicable Conversion Rate for such currency.
“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
“Applicable Margin” means (i) prior to the Scheduled Facility Termination Date and the Maturity Date, 3.00% per annum, (ii) after the Scheduled Facility Termination Date but prior to the Maturity Date, 4.00% per annum and (iii) on and after the occurrence of a Facility Termination Event, 7.00% per annum for all Advances (or any portion thereof) which shall be funded at the Alternate Base Rate.
“APR” of a Contract means, in the case of a Loan, the interest rate or annual rate of finance charges used to determine periodic payments with respect to the related Contract Payment or, in the case of a Lease, the Imputed Lease Rate.
“Asset Coverage Ratio” means the ratio, determined on a consolidated basis based on the quarterly financial statements and/or annual financial statements, as applicable, of TPVC, without duplication, of (a) the fair market value of the total assets of TPVC and its consolidated Subsidiaries as required by, and in accordance with, GAAP and Applicable Law and any orders of the Securities and Exchange Commission issued to TPVC, to be determined by the Board of Directors of TPVC and reviewed by its auditors on a quarterly basis, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of TPVC and its consolidated Subsidiaries, to (b) the aggregate amount of Indebtedness of TPVC and its consolidated Subsidiaries, in each case as determined pursuant to the Investment Company Act, and any orders of the Securities and Exchange Commission issued to or with respect to TPVC thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary; provided that unfunded commitments of TPVC and/or Borrower shall not be considered Indebtedness for purposes of this definition.
“Asset Approval Notice” means an electronic notice from the Facility Agent to Borrower and each Lender containing the information from Exhibit C-3 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Contracts.
“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-2 or (ii) notifies the Facility Agent that the information required by Exhibit C-2 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Contracts.
“Backup Collateral Manager” means Vervent Inc. solely in its capacity as Backup Collateral Manager, together with its successors and permitted assigns in such capacity which, so long as no Unmatured Collateral Manager Default, Collateral Manager Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, are reasonably acceptable to TPVC.
“Backup Collateral Manager Fee” means, for any Distribution Date, the amount payable to the Backup Collateral Manager as its regular fee on such Distribution Date pursuant to the Backup Collateral Manager Fee Letter.
“Backup Collateral Manager Fee Letter” means (a) that certain schedule of fees of Vervent Inc., as Backup Collateral Manager, acknowledged by the Collateral Manager and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent and (b) any letter agreement(s) or schedule of fees entered into by TPVC, the Equityholder and the Borrower, with the consent of the Facility Agent, with a substitute Backup Collateral Manager in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Backup Collateral Manager.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published in May 2018 to comply with the Financial Crimes Enforcement Network customer due diligence rules.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” has the meaning set forth in the Preamble.
“Borrower Accounts” has the meaning set forth in Section 8.1(c).
“Borrower Assigned Agreements” has the meaning set forth in Section 13.1(c).
“Borrower Collateral” has the meaning set forth in Section 13.1.
“Borrowing Base” means, on any day, (i) the product of the Advance Rate and the Aggregate Contracts Balance for all Transferred Contracts on such date minus (ii) the Excess Concentration Amount minus (iii) the Aggregate Unfunded Amount plus (iv) the equivalent in Dollars of all Principal Collections on deposit in the Collection Account (as determined by the Collateral Manager using the Applicable Conversion Rate).
“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, Menlo Park, California, Minneapolis, Minnesota, Florence, South Carolina, Boston, Massachusetts or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or government decree to remain closed.
“Capped Fees/Expenses ‑ Backup Collateral Manager” means, at any time, fees, costs and expenses due at such time (if any) to the Backup Collateral Manager under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Backup Collateral Manager under the Transaction Documents in any calendar year do not exceed $35,000; provided that amounts in excess of such cap and not otherwise paid pursuant to Section 8.5 may be allocated to and charged during the following calendar year (to the extent they do not exceed the $35,000 cap for such following calendar year).
“Capped Fees/Expenses ‑ Custodian” means, at any time, fees, costs and expenses due at such time (if any) to the Custodian under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Custodian under the Transaction Documents in any calendar year do not exceed $110,000; provided that amounts in excess of such cap and not otherwise paid pursuant to Section 8.5 may be allocated to and charged during the following calendar year (to the extent they do not exceed the $110,000 cap for such following calendar year).
“Capped Fees/Expenses ‑ Paying Agent” means, at any time, fees, costs and expenses due at such time (if any) to the Paying Agent under the Transaction Documents such that the aggregate amount of such fees, costs and expenses paid to the Paying Agent under the Transaction Documents in any calendar year do not exceed $40,000; provided that amounts in excess of such cap and not otherwise paid pursuant to Section 8.5 may be allocated to and charged during the following calendar year (to the extent they do not exceed the $40,000 cap for such following calendar year).
“Carrying Costs” means, for any Accrual Period, the sum of (i) the aggregate amount of Yield accrued during such Accrual Period with respect to all Advances outstanding during such

Accrual Period plus (ii) all unpaid amounts due and payable to the Hedge Counterparty as of the last day of such Accrual Period plus (iii) 2.00% of the Facility Amount.
“Casualty Loss” means, with respect to any item of Contract Collateral, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Contract Collateral.
“Certification” has the meaning set forth in Section 12.2.
“Change of Control” means any of the following: (a) either of Jim Labe or Sajal Srivastava ceasing to (I) be an employee or officer of TPVC or (II) be involved in the day‑to‑day management of TPVC, unless in the case of clause (I) and/or (II) TPVC shall have within a reasonable period of time obtained a successor of at least comparable background, experience and ability who is reasonably acceptable to the Required Lenders; (b) both of Jim Labe and Sajal Srivastava (or their approved replacements in accordance with clause (a) above) cease to be (I) an employee or officer of TPVC or (II) involved in the day‑to‑day management of TPVC; (c) TPVC ceases to directly own and control 100% of the outstanding equity interests of Borrower; (d) TPVC or parties designated or appointed by TPVC hereunder cease to be 100% of the managers of Borrower; (e) an “Advanced Liquidity Event,” as defined under the Registration Statement, occurs with respect to TPVC’s merger with another entity or TPVC’s sale of all or substantially all of its assets; provided that (x) any merger or other business combination by and between TPVC and TriplePoint Venture Growth BDC Corp., a Maryland corporation, or (y), for the avoidance of doubt, any listing of TPVC’s shares on a national securities exchange, including in connection with an initial public offering by TPVC, shall not be a “Change of Control” under this Agreement, (f) any “assignment” (as defined in Section 202(a)(1) of the Investment Advisors Act of 1940, as amended) of either (i) the related investment management agreement by the Collateral Manager or (ii) the ownership interests of the Collateral Manager and (g) TPC is no longer the investment manager of the Equityholder and an acceptable replacement (as approved by the Required Lenders) shall not have been appointed within thirty (30) days.
“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Contract Payments or the related Contracts or any other property of the Borrower, the Equityholder or TPVC and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Borrower, the Equityholder or TPVC.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral Management Fee” means, with respect to any Distribution Date, the fee payable to and not waived by the Collateral Manager for services rendered during the related Collection Period, which shall be equal to one-twelfth of the product of (i) the Collateral Management Fee Percentage multiplied by (ii) the average of (a) Aggregate Outstanding Principal Balance of the Transferred Contracts on the first day of the related Collection Period and (b) Aggregate Outstanding Principal Balance of the Transferred Contracts on the last day of the related Collection Period and, with respect to any successor Collateral Manager, the amounts specified in Section 8.2 to the extent not paid by the original Collateral Manager, plus any Collateral Management Fee due with respect any preceding Distribution Date which was not paid on such date.
“Collateral Management Fee Percentage” means 1.0%, or such higher rate as may be payable at such time to a successor Collateral Manager.
“Collateral Manager” has the meaning set forth in the Preamble or, as applicable, any successor collateral manager appointed pursuant to this Agreement.

“Collateral Manager Default” means the occurrence of any one or more of the following events:
i.any failure by the Collateral Manager to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, that shall continue unremedied for a period of three (3) Business Days after written notice of such failure is received from the Borrower, the Custodian, the Backup Collateral Manager, a Lender or the Facility Agent or after discovery of such failure by a Responsible Officer of the Collateral Manager;
i.Any failure by the Collateral Manager to deliver to the Borrower, the Backup Collateral Manager, a Lender or the Facility Agent, a Distribution Date Statement by the third Business Day prior to the Distribution Date with respect to which such report is due;
ii.Failure on the part of the Collateral Manager duly to observe or to perform in any material respect any other covenant or agreement of the Collateral Manager set forth in this Agreement which failure (i) materially and adversely affects the rights of the Borrower or the Lenders, and (ii) continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Collateral Manager by the Borrower or the Facility Agent;
iii.The occurrence of an Insolvency Event with respect to the Collateral Manager;
iv.Any representation, warranty or statement of the Collateral Manager made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement materially and adversely affects the rights of the Lenders, and (ii) within thirty (30) days after written notice thereof shall have been given to the Collateral Manager by the Borrower, the Custodian, the Backup Collateral Manager, a Lender or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or
v.A Facility Termination Event occurs.
“Collateral Manager Report Date” means, with respect to any Distribution Date, the third Business Day prior to such Distribution Date.
“Collection Account” means the account designated as the Collection Account in, and which is established and maintained pursuant to, Section 8.1(a) and each sub-account thereof (which shall include sub-accounts for Principal Collections, Interest Collections and Retained Warrant Proceeds).
“Collection Account Bank” means any institution acceptable to the Facility Agent at which the Collection Account, the Security Deposit Collection Account and the Warrant Reserve Account are kept, which shall initially be Deutsche Bank Trust Company Americas pursuant to the Account Agreement.
“Collection Period” means each calendar month and, with respect to a Collateral Manager Report Date or a Distribution Date, the corresponding period in the calendar month preceding the month in which such Collateral Manager Report Date or Distribution Date occurs (such calendar month being referred to as the “related” Collection Period with respect to such Collateral Manager Report Date or Distribution Date) or, in the case of the initial Distribution Date and Collateral Manager Report Date, the period commencing at the opening of business on the

Effective Date and ending on the last day of the calendar month in which the Effective Date occurs. Any amount stated “as of the close of business of the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections on the Transferred Contracts and Repurchase Amounts, and (ii) all distributions made pursuant to Section 8.5.
“Collections” means the sum of (i) all cash collections and other cash proceeds of the Contract Payments and other property constituting Borrower Collateral (including (a) security deposits to the extent withdrawn from the Security Deposit Collection Account by the Collateral Manager pursuant to Section 7.13(b) and applied as a payment on a Contract and (b) any proceeds received by the Borrower as the result of exercising any Warrant Asset), (ii) all payments received by the Borrower pursuant to the Hedging Agreements entered into pursuant to Section 10.6, and (iii) the Repurchase Amount for Repurchased Contracts.
“Commercial Paper Rate” for Advances means, to the extent a Conduit Lender funds such Advances by issuing commercial paper, the sum of (i) the weighted average of the rates at which commercial paper notes of such Conduit Lender issued to fund such Advances may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, as agreed in good faith between each such agent or dealer and such Conduit Lender; provided if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender for any Advance is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest‑bearing equivalent rate per annum plus (ii) 0.05% per annum plus (iii) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Conduit Lender’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any Advance. Each Conduit Lender shall notify the Paying Agent and Facility Agent of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.
“Commitment” means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender’s name on the signature pages to this Agreement or the assignment by which such Committed Lender became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Committed Lender pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XVI or pursuant to a Joinder Agreement executed and delivered pursuant to Article XVI, in each case with notice to the Paying Agent and Facility Agent and (b) on and after the Facility Termination Date, such Committed Lender’s pro rata share of all Advances outstanding.
“Commitment Fee” means, from (and including) the Effective Date until (but excluding) the earlier of (a) the date following the Facility Termination Date and (b) the date the Borrower permanently reduces the aggregate outstanding amount of Advances and Yield with respect thereto to zero and terminates this Agreement, a fee payable in accordance with the terms and conditions of this Agreement for each day in such period equal to the product of (x) the difference between the aggregate Commitments for all the Committed Lenders in the such Lender Group on such day minus the aggregate principal amount of outstanding Advances funded by such Lender Group on such day, times (y) the Commitment Fee Rate times (z) 1/360. Such Commitment Fee shall be paid in arrears, on the related Distribution Date (if paid on or prior to July 2021) and on the related Commitment Fee Distribution Date (if paid after July 2021) and on the earlier of the Maturity Date and the date on which the aggregate amount of

Advances outstanding and Yield with respect thereto shall have been reduced to zero, in the amount of such Commitment Fee that shall have accrued during the preceding Accrual Period or other period then ending and which shall not have been previously paid
“Commitment Fee Distribution Date” means the 15th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day, commencing in October 2021.
“Commitment Fee Rate” means a rate per annum equal to 0.25%
“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment agreement or a Joinder Agreement in accordance with Article XVI) in accordance with the terms of this Agreement.
“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.
“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.
“Continued Errors” has the meaning set forth in Section 11.1(g).
“Contract” means any Lease or Loan.
“Contract Collateral” means any tangible, personal or mixed property that is the subject of a Lease or that is security for a Loan together with the Related Security but excluding any Retained Interest.
“Contract File” means, with respect to each Contracti the documents specified on Exhibit J applicable to such Contract.
“Contract Payment” means, with respect to any Obligor, indebtedness of such Obligor arising under a Contract (whether constituting an account, chattel paper, a document, an instrument, a payment intangible or a general intangible), including the right to payment of any Scheduled Contract Payments, interest or finance charges and other obligations of such Obligor with respect thereto but excluding (i) any purchase option payments due or paid under a Lease upon the expiration of the scheduled term of such Lease as of such Advance Date, (ii) any Excluded Amounts due or paid thereunder, (iii) any fees collected on behalf of third parties and (iv) any related Residual or any realizations of such Residual, including scheduled payments on any Lease which become payable after the expiration of its scheduled term.
“Corporate Trust Office” means the applicable designated corporate trust office of the Custodian, specified on its signature page hereto, or such other address within the United States as it may designate from time to time by notice to the Lenders.
“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:
i.With respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender’s Commercial Paper Rate for such day; provided that if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternative Rate.

i.Except as otherwise provided in clause (c) below, with respect to each Committed Lender, the Alternative Rate.
ii.With respect to all Lenders, on and after the Maturity Date, the Alternate Base Rate.
“Covered Entity” means any of the following:
i.a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
ii.a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
iii.a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 18.18.
“Credit and Collection Policy” means (i) with respect to the initial Collateral Manager, the credit and collection policies and practices (including underwriting parameters) relating to Contract Payments and Contracts, to be set forth as Annex I once the same have been approved and adopted by TPVC’s Board of Directors, as the same may thereafter be modified, amended or supplemented from time to time in compliance with Section 7.4(m) or (ii) with respect to any successor Collateral Manager, the customary credit and collection policies of such successor Collateral Manager.
“Credit‑Watch List” means a list established and revised from time to time by Collateral Manager, and made available to the Facility Agent and each Lender, that Collateral Manager uses to monitor the credit risk of certain Obligors.
“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Contract, a component used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.
“Custodial Delivery Failure” has the meaning set forth in Section 12.11.
“Custodian” means Deutsche Bank Trust Company Americas solely in its capacity as Custodian for the Facility Agent hereunder and the Lenders party hereto, together with its successors and permitted assigns in such capacity.
“Custodian Fee Letter” means (a) solely with respect to Section 6.1(d), that certain schedule of fees of U.S. Bank National Association, as custodian (including in its capacity as securities custodian), acknowledged by TPVC and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent and (b) any letter agreement(s) or schedule of fees entered into by the Borrower, with the consent of the Facility Agent, with a substitute Custodian in replacement of the schedule of fees referred to in clause (a) above relating to fees payable to such substitute Custodian.
“Custodian Fees and Expenses” has the meaning set forth in Section 12.17.
“DBNY” means Deutsche Bank AG, New York Branch, and its successors.
“Debt Service Coverage Ratio” means, for any given Accrual Period, the ratio of (i) the sum of (A) all Collections received during such Accrual Period plus (B) all Retained Warrant Proceeds on deposit in the Warrant Reserve Account during such Accrual Period plus (C) all of the Equityholder’s cash on hand as of the last day of such Accrual Period plus, unless a default under the organizational and/or equity documents of the Equityholder shall have occurred that prevents the Equityholder from calling capital or any underlying investor from making a capital contribution, any uncalled capital commitment of the Equityholder pursuant to which the underlying investors are obligated to make a capital contribution over (ii) a number equal to the sum of (A) the Yield for such Accrual Period plus (B) any Commitment Fees owing by the

Borrower under any Fee Letter for such Accrual Period plus (C) all Advances outstanding as of the last day of such Accrual Period divided by eighteen (18).
“Debt‑to‑Cash Ratio” means, with respect to any Obligor as of any date of determination, the ratio of (i)(A) the sum of the amount that such Obligor has outstanding under advances from the Equityholder or other debt obligations owed to the Borrower under all Contracts with such Obligor plus (B) the sum of all other outstanding indebtedness or liabilities of such Obligor for borrowed money (including, without limitation, capital equipment leases) that is pari passu with or senior to any advance or other debt obligation owed to the Borrower over (ii) the sum of all cash reserves on hand of such Obligor plus the undrawn committed capital of such Obligor.
“Debt‑to‑Equity Ratio” means, with respect to an Obligor, as of any date of determination, the ratio of (i)(A) the sum of the amount that such Obligor has outstanding under advances from TPVC or other debt obligations owed to TPVC under all Contracts with such Obligor plus (B) the sum of all other outstanding indebtedness or liabilities of such Obligor for borrowed money (including, without limitation, capital equipment leases) that is pari passu with or senior to any advance or other debt obligation owed to TPVC over (ii) the sum of such Obligor’s contributed capital, plus the undrawn committed capital of such Obligor on such date.
“Default Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i) the Aggregate Outstanding Principal Balance of all Contracts which first became Defaulted Contracts or had Rewritten Contract Payments during such Collection Period which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming defaulted or rewritten had been, included in the Aggregate Contracts Balance, divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Defaulted Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale Agreement, shall not be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Contract” means a Contract:
i.as to which any Scheduled Contract Payment or part thereof is unpaid more than 90 days from its original due date;
i.as to which an Insolvency Event has occurred with respect to the Obligor thereof; or
ii.any Contract not described in clauses (a) or (b) above, which, (i) consistent with the Credit and Collection Policy, has been or should be written off the Borrower’s books as uncollectible or (ii) the Borrower or the Equityholder has recorded a realized loss or permanent write-down on such Contract in the Borrower’s or the Equityholder’s financial statements.
“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Facility Agent, the Paying Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Collateral Manager, the Facility Agent, the Paying Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one

Business Day after request by the Facility Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement, (v) has (or has a direct or indirect parent company that has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or become the subject of a Bail-in Action.
“Deferrable Contract” means a TPC Growth Stage Contract (other than a Product 6 Contract) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest (exclusive of any contractual end-of-term payment).
“Delinquency Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (i) the Aggregate Outstanding Principal Balance of all Contracts which first became Delinquent Contracts during such Collection Period and which are (as of the end of business on the Business Day prior to such time), or immediately prior to so becoming delinquent had been, included in the Aggregate Contracts Balance divided by (ii) the Aggregate Outstanding Principal Balance of all Contracts as of the last day of the prior Collection Period; provided that, the outstanding Principal Balance of a Delinquent Contract that has been repurchased during such Collection Period in accordance with and subject to the terms of Section 6.3 of the Sale Agreement, shall not be included in the calculation of the ratio set forth in this definition for such Collection Period or for any prior Collection Period.
“Delinquent Contract” means a Contract as to which any Scheduled Contract Payment or part thereof is unpaid more than 31 days from its original due date.
“Discount Factor” means, with respect to each Contract and as of any date of determination, the value (expressed as a percentage of par) of such Contract as determined by the Facility Agent in its sole discretion in accordance with Section 2.5.
“Distribution Date” means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing August, 2020.
“Distribution Date Statement” means a certificate in substantially the form of Exhibit D.
“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA, and at 29 C.F.R. § 2550.401c-1.
“Dollar(s)” and the sign “$” mean lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Advance Rate” means, as of any date of determination, (a) the aggregate principal amount of all Advances outstanding on such date divided by (b) the sum of (i) the Aggregate Contracts Balance (net of all Discount Factors) on such date plus (ii) the amount of Principal Collections on deposit in the Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date minus (iv) the Excess Concentration Amount.

“Effective Date” has the meaning set forth in Section 6.1.
“Electronic Methods” has the meaning set forth in Section 12.20.
“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A‑1 (or, if Deutsche Bank Trust Company Americas, A-2) by Standard & Poor’s and P‑1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Collateral Manager. DBNY, Deutsche Bank Trust Company Americas, State Street Bank and Trust Company and MUFG Union Bank, N.A. are deemed to be an acceptable depository institution to the Facility Agent.
“Eligible Contract” at any time of determination means a Transferred Contract under which all Scheduled Contract Payments are then Eligible Contract Payments.
“Eligible Contract Payment” means, as of any date, a Contract Payment that satisfies the following conditions, unless otherwise added with the consent of the Borrower or, waived by the Facility Agent and the Majority Lenders in their respective sole discretion in the related Asset Approval Notice (except for (i) clauses (a), (f), (h), (v), (ee), (zz), (bbb), (ddd) and (eee), which may be waived by the Facility Agent in its sole discretion and (ii) clauses (b), (d)(i), (d)(ii), (g), (i), (j), (k), (l), (m), (n), (q), (w), (x), (aa), (ff), (gg), (mm), (nn), (ggg), (fff) and (lll), which may be waived by the Facility Agent and the Lenders in their respective sole discretion):
i.which is a Scheduled Contract Payment only denominated and payable in an Eligible Currency;
i.which arises under a Contract which is (or if an Agented Contract, the Equityholder’s (and, as assignee, the Borrower’s) undivided interest therein is) both legally and beneficially owned by the Borrower free and clear of all Adverse Claims and is not subject to dispute, any right of rescission, set‑off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract therefor or otherwise and which consists of a first lien on the related Contract Collateral (subject to Permitted Liens), except as otherwise permitted in clause (ww) below;
ii.which arises under a Contract which was originated or acquired (or if an Agented Contract, entered into by syndication) by TPVC and sold to the Borrower under the Sale Agreement and which represents a bona fide indebtedness of the Obligor;
iii.which arises under a Contract (i) which is not a Delinquent Contract, (ii) which is not a Defaulted Contract and (iii) which, if it was previously a Delinquent Contract or a Defaulted Contract, has been current in payment for at least six months since the date such Contract Payment was no longer a Delinquent Contract or a Defaulted Contract;
iv.(i) which, if arising under a TPC Venture Stage Contract, is not a Rewritten Contract Payment (or, if arising under a TPC Venture Stage Contract that would otherwise be a Rewritten Contract Payment because it has extended “interest only” Scheduled Contract Payments for not greater than twelve (12) months (such extension subject to the eligibility requirements set forth in clause (bb) below and the concentration limits set forth in clause (n) of the definition of “Excess Concentration Amount”) following its most recent round of equity financing or bridge financing, the value of the related Obligor has been maintained or improved), (ii) which, if arising under a TPC Growth Stage Contract that is a

Rewritten Contract Payment, the Obligor thereon has made at least 3 consecutive timely payments (subject, in each case, to a grace period not to exceed ten (10) calendar days) or (iii) which, if arising under a TPC Growth Stage Contract that is a Rewritten Contract Payment because it has extended “interest only” Scheduled Contract Payments for not greater than eighteen (18) months (such extension subject to the eligibility requirements set forth in clause (bb) below and the concentration limits set forth in clause (n) of the definition of “Excess Concentration Amount”) following its most recent round of equity financing or bridge financing, the value of the related Obligor has been maintained or improved;
v.which does not arise from a transaction for which any additional performance by TPVC the Equityholder or the Borrower, or acceptance by or other act of the Obligor thereunder, remains to be performed as a condition to any payments under the related Contract then included as Scheduled Contract Payments;
vi.as to which the representations and warranties set forth in Article IV of the Sale Agreement are true and correct in all respects as of the related Advance Date;
vii.which was, and which arises under a Contract which is, originated in accordance with, and satisfies in all material respects all applicable requirements of, the Credit and Collection Policy or, if such Contract was acquired by TPVC, such Contract satisfies in all material respects all applicable requirements of the Credit and Collection Policy;
viii.which represents, and which arises under a Contract which represents, the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and general equitable principles, whether applied in a proceeding at law or in equity;
ix.which is entitled to be paid pursuant to the terms of the related Contract;
x.which does not, and which arises under a Contract which does not, contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the related Contract is in violation of any such law, rule or regulation that would reasonably be expected to have a material adverse effect on the collectibility, value or payment terms of such Contract Payment or such Contract;
xi.with respect to which, and which arises under a Contract with respect to which, no proceedings or investigations are pending or threatened before any Official Body (i) asserting the invalidity of such Contract Payment or the Contract, (ii) seeking payment of such Contract Payment or payment and performance of such Contract or (iii) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Contract Payment or such Contract;
xii.with respect to which the Obligor thereunder is not: (i) bankrupt, (ii) to the knowledge of the Borrower, the Collateral Manager, or TPVC unable to make payment of its obligations when due, (iii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iv) the subject of a comparable receivership or insolvency proceeding;

xiii.if the related Contract constitutes “chattel paper” within the meaning of the UCC (i) as enacted in the jurisdiction in which the Borrower is located and where the Custodian takes possession thereof and (ii) also as enacted in the jurisdiction in which TPVC is located then, in each such case, there is only one original chattel paper copy of such Contract (including any note or instrument) in existence, which original has been stamped with the notation “original copy” and delivered to the Custodian as contemplated under Section 12.1, and with any counterpart copies marked as such;
xiv.with respect to which the Obligor thereunder, or the agent under an Agented Contract, has been instructed to make payment of its obligations thereunder solely and directly to a Lockbox Account (either directly or through the Funds‑Transfer system);
xv.with respect to which, and which arises under a Contract with respect to which, all material consents, licenses, approvals or authorizations of, or registrations with, any Official Body required to be obtained, effected or given in connection with the creation of such Contract Payment or the Contract therefor have been duly obtained, effected or given and are in full force and effect;
xvi.which, together with the related Contract, is not subject to any provision prohibiting or otherwise restricting the assignment or transfer thereof, or the granting of a security interest therein (except for such consents which have been obtained prior to the related Advance Date and restrictions on assignment or transfer of such Contract Payment or related Contract to competitors of the Obligor thereunder, which in any event do not restrict the transfer to the Borrower or any transfer to the Facility Agent and the Lenders hereunder);
xvii.which, in the case of a Lease Contract Payment, arises under a Contract constituting a lease no portion of which has been rejected or terminated, and is not subject to early termination (other than an early termination in connection with the Technology Exchange Option or an early termination which requires the related Obligor to pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease), rejection or non‑assumption;
xviii.which arises under a Contract the terms of which prohibit substitution of the related Contract Collateral (other than substitution in connection with the Technology Exchange Option);
xix.which arises under a Contract which is not subject to prepayment (other than prepayment in connection with the Technology Exchange Option or prepayment which requires the related Obligor to pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Contract);
xx.which arises under a Contract that requires Scheduled Contract Payments to be made on a regular monthly basis once such Scheduled Contract Payments commence and, if it is a Deferrable Contract, such Contract has a required cash pay interest component that is greater than 50% of the total interest rate of such Contract;
xxi.with respect to which the related Contract File is complete in accordance with the Credit and Collection Policy and has been delivered to the Custodian as contemplated under Section 12.1;
xxii.in respect of which such Contract Payment and related Contract and Related Security, the Facility Agent, for the benefit of the Secured Parties, has a valid and perfected first priority security interest (including, in the case of any Contract other than a Lease, an equipment loan, a revolving inventory loan or a revolving accounts receivable loan, an “all assets” lien), in the Obligor’s assets, free and clear of all Adverse Claims in favor of any other Person, other than Permitted Liens;
xxiii.the related Contract Collateral is subject to a UCC filing against the applicable Obligor in the appropriate jurisdiction, or, if not located in a UCC jurisdiction, is subject to all relevant liens, charges, pledges and debentures which are required to secure the related Contract Collateral in such jurisdiction;
xxiv.which any applicable taxes, including transfer taxes, and securities laws in connection with the transfer of such Contract Payment and related Contract have been paid and complied with, respectively;
xxv.which arises under a Contract (other than a Contract relating to a facility secured by inventory or receivables) which has an original term to maturity of no more than 60 months;
xxvi.which arises under a Contract whose Obligor is not in a Prohibited Industry;
xxvii.which, if arising under (i) a TPC Venture Stage Contract in which any Scheduled Contract Payment for such Contract does not include a component allocable to the repayment of principal of such Contract, such Contract does not permit such “interest only” Scheduled Contract Payments for more than forty-eight (48) months or (ii) a TPC Growth Stage Contract in which any Scheduled Contract Payment for such Contract does not include a component allocable to the repayment of principal of such Contract, such Contract does not permit such “interest only” Scheduled Contract Payments for more than sixty (60) months;
xxviii.which, if arising under a TPC Venture Stage Contract which is a revolving loan facility which is not secured by, and under which advances outstanding do not exceed a formula based on, inventory or eligible receivables, has an initial term of no more than twenty-four (24) months;
xxix.the inclusion of the Contract Payment as an Eligible Contract Payment will not cause the weighted average APR of the Contracts related to Eligible Contract Payments to be less than 8.5%;
xxx.with respect to which any related Contract Collateral or other Related Security is required to be insured by the applicable Obligor, consistent with the Credit and Collection Policy;
xxxi.which arises under a Contract which does not by its terms permit any Contract Payment to be converted into or exchanged for equity capital of the related Obligor;
xxxii.for which all information on the Schedule of Contracts attached to the Advance Request delivered to the Paying Agent and the Facility Agent with respect to such Contract Payment and the related Contract is true and correct;
xxxiii.which, if arising under a Lease and if the Contract Collateral leased or financed under such Lease is of the type for which title is represented by a certificate of title (A) such Lease is not a True Lease, or (B) the Borrower has been named as the owner of such Contract Collateral on the certificate of title representing title to such Contract Collateral;
xxxiv.which, if arising under a Lease and if all or substantially all of the Contract Collateral leased or financed by the Obligor thereunder is software, neither the lessor nor the lessee under such Lease (i) own such software, or (ii) have been granted an exclusive license to use such software;
xxxv.which, if arising under a Lease, such Lease constitutes a Finance Lease or a True Lease;
xxxvi.which, if arising under a Lease, such Lease provides that, upon written confirmation of acceptance of the Contract Collateral leased or financed under such Lease (if such confirmation is required under the terms of the related Contract and, otherwise, upon execution of the Contract by the related Obligor), it is a non‑cancelable, “hell or high water” obligation of such Obligor and requires such Obligor to make all payments of Scheduled Contract Payments thereunder regardless of the condition of the related Contract Collateral;
xxxvii.which arises under a Contract for which the written confirmation of acceptance of the Contract Collateral described in clause (jj) above has been received;
xxxviii.which, if arising under a Lease, such Lease does not constitute a “consumer lease” within the meaning of Article 2A of the UCC in any jurisdiction where such Article 2A has been adopted and governs the construction thereof;
xxxix.which, if arising under a Lease, the related Contract Collateral has not, and, under the terms of the related Contract, may not, be used by the Obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon TPVC, the Borrower or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or orders related to or addressing the environment, health or safety;
xl.which, if arising under a Lease, in the event of a Casualty Loss, the related Obligor, at such Obligor’s expense, has the option either to (1) replace the related Contract Collateral with property of the same or better model, type, manufacturer and configuration, or (2) pay an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease;
xli.which, if arising under a Lease, such Lease does not allow any purchase option under such Lease to be performed unless and until all Scheduled Contract Payments due, or to become due, under such Lease have been paid in full in cash, the related Obligor pays an amount at least equal to the related Aggregate Outstanding Principal Balance with respect to such Lease or the collateral securing such Lease has been exchanged under the Technology Exchange Option offered by the Borrower, the Equityholder and TPVC to certain Obligors;
xlii.which is not a Contract that is primarily secured by real property or which, if arising under a Loan, is not a single-purpose real estate based loan, a construction loan or a project finance loan;
xliii.which, (i) if arising under a TPC Growth Stage Contract, the Obligor thereunder has a Debt‑to‑Equity Ratio that does not exceed 100% and (ii) if arising under a TPC Venture Stage Contract, the Obligor thereunder has a Debt-to-Equity Ratio that does not exceed 75%;
xliv.which, if arising under a Contract consisting of a master agreement and related schedules, either (i) the Borrower, the Equityholder, TPVC or their Affiliates shall have funded against all loans and/or leases identified on all such schedules and all such loans and/or leases shall constitute Borrower Collateral under this Agreement or (ii) (A) no Contract Collateral securing any loans and/or leases funded by the Borrower shall be included as part of the collateral securing any loans and/or leases funded by any other Person or (B) an intercreditor agreement in form and substance satisfactory to the Facility Agent shall be in effect no later than the date such Contract was acquired by the Borrower, between the Borrower and each other lessor and/or lender with respect to any such loans and/or leases not funded by the Borrower hereunder;
xlv.which arises under a Contract that contains provisions customary to similar financing agreements for the Contract Collateral to enable TPVC (or its assignees, including the Borrower and the Facility Agent) to realize against the Contract Collateral related thereto (to the extent such Contract Collateral secures or supports the payment of the Contract), including provisions that the lessor or lender party providing the financing thereunder, as applicable, may accelerate all remaining Contract Payments if the Obligor is in default under any of its obligations under such Contract;
xlvi.which arises under a Contract which does not require the Borrower to make future advances to the Obligor under such Contract (exclusive of advances under a revolving loan facility which are part of the Retained Interest or meet the requirement described in clause (bb) above);
xlvii.which, if arising under an Agented Contract:
1.the related Contract (A) shall include a note purchase or similar agreement containing provisions relating to the appointment and duties of an agent and intercreditor provisions consistent with the Credit and Collection Policy and (B) is duly authorized, fully and properly executed and is the valid, binding and unconditional payment obligation of the Obligor thereof;
2.an intercreditor agreement shall be in effect with the Borrower and each other lessor and/or lender under such Contract;
3.if the entity serving as the agent of the security for all indebtedness of the Obligor issued under the related Contract has changed from the time of the origination of the Contract or from the time it became part of the Borrower Collateral, all appropriate assignments of the agent’s rights in and to the collateral on behalf of the holders of indebtedness of the Obligor under such facility have been executed and filed or recorded as appropriate at such time;
4.all required notifications, if any, have been given to the agent and any other parties required by the Contract of, and all required consents, if any, have been obtained with respect to, TPVC’s and the Equityholder’s sale of such Contract and TPVC’s and the Equityholder’s right, title and interest in the Related Security to the Borrower and the Facility Agent’s security interest therein on behalf of the Secured Parties;
5.the right to control the actions of, and replace the agent of the Obligor’s indebtedness under, the facility is to be exercised by at least a majority in interest of all holders of such indebtedness; and
6.all indebtedness of the Obligor of the same priority within each facility is cross‑defaulted, the Related Security securing such indebtedness is held by the agent for the benefit of all holders of such indebtedness and all holders of such indebtedness (i) have an undivided pari passu interest in the collateral securing such indebtedness, (ii) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis, and (iii) may transfer or assign their right, title and interest in the Related Security;
xlviii.which, if arising under a Contract with Contract Collateral (or all Obligor assets in the case of a Growth Capital Loan) subject to a Lien in favor of a Person other than the Borrower (as assignee of TPVC) and the Facility Agent, for the benefit of the Secured Parties, such that the Facility Agent, for the benefit of the Secured Parties, does not have a first priority security interest, the sum of the Contract Payments under such Contract together with all other Indebtedness secured by a Lien on such Contract Collateral shall not exceed the value of such Contract Collateral;
xlix.which, if arising under a True Lease, title to the related Contract Collateral is not retained by a broker or other third party (other than the agent in the case of an Agented Contract);
l.which, if arising under a Lease, such Lease does not contain any ongoing funding or other obligations of TPVC thereunder (other than the obligation to not interfere with the Obligor’s rights of quiet enjoyment);
li.with respect to any TPC Venture Stage Contract for which, as of the date such Contract is included as an Eligible Contract, the related Obligor has closed its most recent round of equity financing or bridge financing within the prior rolling thirty‑six (36) month period;
lii.which does not arise under a Contract that has been designated as ‘Red (5)’ by TPVC on its Credit‑Watch List;
liii.with respect to any Contract that is a TPC Venture Stage Contract and with respect to which the Obligor thereunder has a Debt‑to‑Cash Ratio of less than 3.00 to 1.00;
liv.is not a Contract pursuant to which any future advances or payments may be required to be made by the Borrower, except as permitted under clause (bb) and (tt) above;
lv.which arises under a Contract whose Obligor is not a Non-Sustainable Obligor;
lvi.which was documented under TPVC’s standard form loan and security agreement or standard lease agreement and other required agreements (as reviewed and approved by the Facility Agent) or are substantially in the same form, substance and content of such approved standard documents;
lvii.for which the Obligor thereof is (1) not an Affiliate of TPVC or the Borrower and (2) is not a governmental authority;
lviii.with respect to which, as of the date such Contract is included as an Eligible Contract, all parties to the Contract and any related security agreements had legal capacity to execute the Loan and any other document and each Loan or other document has been duly executed by such parties;
lix.with respect to which, to the extent multiple Contracts shall be originated by the Borrower or the Equityholder (or an Affiliate thereof) to such Obligor, whether funded hereunder, such Contracts shall contain standard cross-collateralization and cross-default provisions;
lx.is a Contract with respect to which the Facility Agent in its sole discretion has delivered an Asset Approval Notice which has been acknowledged and agreed by the Borrower, and shall have given the Borrower its approval to acquire pursuant to Section 2.1(b);

lxi.which arises under a Contract that does not have Rewritten Contract Payments unless (i) otherwise being approved by the Facility Agent (in its sole discretion) or (ii) otherwise permitted under clause (e) above;
lxii.is not an Agented Contract constituting a Lease with Eligible Contract Payments for which the Borrower, TPVC or any of their respective Affiliates is not the agent and the agent thereunder that either (i) has a long term unsecured debt rating from at least one rating agency that is below investment grade or (ii) does not carry any such rating;
lxiii.which arises under a Contract which does not by its terms permit its proceeds to be used to finance activities within the marijuana industry or the sale of firearms, the development of adult entertainment, any form of betting and gambling or the making or collection of pay day loans, nor will they be used to provide financing to any other industry which is illegal under Applicable Law at the time of acquisition of such Contract; and
lxiv. the Obligor with respect to such Contract is a Person (other than a natural person) that is duly organized and validly existing under the laws of an Eligible Jurisdiction.
a.“Eligible Currency” means Dollars, GBPs and Euros.
b.“Eligible Jurisdiction” means the U.S., the United Kingdom, Israel, Germany, Switzerland, Singapore, the Cayman Islands, Cyprus, Canada, France, Hong Kong, Mauritius, the Netherlands, Australia, China and India, or any other country approved by the Facility Agent in its sole discretion.
“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Official Bodies, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.
“Equityholder” means TriplePoint Private Venture Credit Inc., a Maryland corporation.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.
“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.
“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.
“Errors” has the meaning set forth in Section 11.1(g).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EU Securitization Regulation” means Regulation (EU) 2017/2402.
“EU Securitization Rules” means (a) the EU Securitization Regulation; (b) any supplementary regulatory technical standards, implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any official guidance published in relation thereto by the European Supervisory Authorities, together with any implementing laws or regulations in force on the date hereof; and (c) each amendment or modification thereto approved by the parties hereto for purposes of this definition, each to the extent legally binding in the Member State of a Lender and in each case as determined or imposed by any regulatory body having supervisory authority over any Lender.
“European Supervisory Authorities” means, together, the European Banking Authority, the European Insurance and Occupational Pensions Authority and the European Securities and Markets Authority (including any predecessor, successor or replacement organization thereto).
“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the member states of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided, that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).
“Exception Report” has the meaning set forth in Section 12.2.
“Exceptions” has the meaning set forth in Section 12.2.
“Excess Concentration Amount” means, as of the related Advance Date and after giving effect to any Contracts to be sold to or acquired by the Borrower on such day, and on each Distribution Date, the sum of the following amounts:
i.the excess, if any, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments owing by the five Obligors with the highest Principal Balances at such time over 45% of the Aggregate Contracts Balance of all Transferred Contracts;
ii.the sum of the excesses, for all Transferred Contracts, of the Aggregate Outstanding Principal Balance of the Contracts with Eligible Contract Payments owing by any single Obligor at such time over the lesser of (1) $25,000,000 or (2) 10% of the Aggregate Contracts Balance of all Transferred Contracts;
iii.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments owing by Obligors in the Industry with the highest Aggregate Outstanding Principal Balance over 35% of the Aggregate Contracts Balance of all Transferred Contracts, (ii) Eligible Contract Payments owing by Obligors in the Industry with the second highest Aggregate Outstanding Principal Balance over 20% of the Aggregate Contracts Balance of all Transferred Contracts and (iii) Eligible Contract Payments owing by Obligors in any other Industry over 15% of the Aggregate Contracts Balance of all Transferred Contracts;
iv.the sum of the excesses, for all Transferred Contracts, of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments owing by Obligors in each of TPVC’s groups of business segments set forth in the table below with initial stated maturities (from the related date of origination) greater than the periods set forth in the first column of such table over the percentages of the Aggregate Contracts Balance of all Transferred Contracts set forth opposite such period for such business segment:

Period	TPC Growth Stage Contract	TPC Venture Stage Contract
greater than 42 months	N/A%	25%
greater than 48 months	N/A%	3%
greater than 60 months	0%	0%
i.(i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with (1) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over 20% of the Aggregate Contracts Balance of all Transferred Contracts and (2) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 10% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts with (1) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible

Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over 20% of the Aggregate Contracts Balance of all Transferred Contracts and (2) Eligible Contract Payments related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 10% of the Aggregate Contracts Balance of all Transferred Contracts;
ii.(i) the excess, if any, of the Aggregate Outstanding Principal Balance of all Agented Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments owing by Obligors (1) for which the Borrower, the Equityholder or Collateral Manager does not possess the power to control the actions of the facility under which such Agented Contract arises over 5% of the Aggregate Contracts Balance of all Transferred Contracts that are TPC Venture Stage Contracts and (2) for all other such Agented Contracts, over 10% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) the excess, if any, of the Aggregate Outstanding Principal Balance of all Agented Contracts that are TPC Growth Stage Contracts (other than TriplePoint Agented Contracts) with Eligible Contract Payments owing by Obligors for which the Equityholder, the Collateral Manager and their Affiliates fail to either (i) individually or collectively hold greater than 50% of the voting interest in such Contract, (ii) hold a minority blocking interest against all material consents, amendments, waivers or approvals thereunder or (iii) hold enforcing lender rights, over 10% of the Aggregate Contracts Balance of all Transferred Contracts;
iii.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are in a Permitted Gaming Industry over 7.5% of the Aggregate Contracts Balance of all Transferred Contracts;
iv.[reserved];
v.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments relating to Obligors that do not have at least one (1) equity investor on TPVC’s “Select Venture Capital List” as provided to the Facility Agent and the Lenders as of the Effective Date over 10% of the Aggregate Contracts Balance of all Transferred Contracts;
vi.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are in the defense industry (other than a Prohibited Defense Contract) over 7.5% of the Aggregate Contracts Balance of all Transferred Contracts;
vii.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Loans that are TPC Venture Stage Contracts with Eligible Contract Payments that are amortizing in installments such that 10% or more of the Initial Contract Balance will be due in a single installment at the end of such Loan’s original term to maturity over 10% of the Aggregate Contracts Balance of all Transferred Contracts; provided that such Contracts whose original term to maturity is less than eighteen (18) months and for which the related Obligor has sufficient cash reserves on hand to maintain its current and projected operations for the immediately following six (6) month period (as determined by TPVC, in its reasonable business judgment) shall not be included in the calculation of this clause (k);

viii.(i) the excess, if any of the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments that are TPC Venture Stage Contracts (excluding any Contract Payments relating to a facility secured by inventory or receivables) that permit “interest only” Scheduled Contract Payments over thirty-six (36) months over 5% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts with Eligible Contract Payments that permit “interest only” Scheduled Contract Payments more than thirty-six (36) months from the date of origination thereof over 33% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts that satisfy clause (1) of the definition thereof may be up to 10% of the Aggregate Contracts Balance of all Transferred Contracts;
ix.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments relating to Obligors that have a Debt‑to‑Equity Ratio greater than 40%, collectively over 5% of the Aggregate Contracts Balance of all Transferred Contracts;
x.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with respect to which the fully executed original of each related promissory note has not been delivered to the Custodian (to the extent permitted by Section 10.21) over 15% of the Aggregate Contracts Balance of all Transferred Contracts;
xi.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are TPC Growth Stage Contracts and are Deferrable Contracts (and are not Excluded Deferrable Contracts) over 15% of the Aggregate Contracts Balance of all Transferred Contracts that are TPC Growth Stage Contracts;
xii.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Product 4 Contracts with Eligible Contract Payments over 25% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments that are Product 4 Contracts may be up to 10% of the Aggregate Contracts Balance of all Transferred Contracts;
xiii.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Product 5 Contracts with Eligible Contract Payments over (i) until the six month anniversary of the Effective Date, 30% of the Aggregate Contracts Balance of all Transferred Contracts and (ii) thereafter, 25% of the Aggregate Contracts Balance of all Transferred Contracts;
xiv.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Product 6 Contracts with Eligible Contract Payments over 50% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments that are Product 6 Contracts may be up to 25% of the Aggregate Contracts Balance of all Transferred Contracts; and
xv.the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are denominated in an Eligible Currency other than Dollars over 25% of the Aggregate Contracts Balance of all Transferred Contracts.

“Excluded Amounts” means any amounts relating to diligence, legal, facility, tax, filing, insurance, maintenance and ancillary products and services.
“Excluded Deferrable Contract” means a Deferrable Contract that (a) has a required cash pay interest component that is greater than 50% of the total interest rate of such Contract and (b) has a required cash pay interest component equal to or greater than 9.00%.
“Excluded Taxes” has the meaning set forth in Section 4.3(e).
“Executive Officer” means, with respect to the Borrower, the Collateral Manager or TPVC, the Chief Executive Officer, President, the Chief Operating Officer or the Chief Financial Officer of such Person, with respect to the Custodian, the individuals listed on Exhibit G, and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.
“Extending Lender Group” has the meaning set forth in Section 2.8(a).
“Extension Request” has the meaning set forth in Section 2.8(a).
“Facility Agent” has the meaning set forth in the Preamble.
“Facility Amount” means (a) prior to the Facility Termination Date, $200,000,000 as such amount may be reduced pursuant to Section 2.4 or increased pursuant to Section 2.9 and (b) thereafter, the Advances outstanding.
“Facility Termination Date” means the earliest to occur of (i) the Scheduled Facility Termination Date, and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.
“Facility Termination Event” means any of the events described in Section 14.1.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.
“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means each letter agreement among a Lender, the Borrower and TPVC described in Section 8.6.
“Fees” means the Prepayment Fee and those certain other fees payable by the Borrower under the Transaction Documents in accordance with the provisions set forth in Section 8.6.
“Finance Lease” means a Lease whereby TPVC is deemed to have made a loan to the Obligor, which loan is secured by the Obligor’s ownership interest in the related Contract Collateral, and the lease or installment payments thereon represent repayment on such Loan.
“Finance Vehicles” means (i) any recourse financing facility approved by the Facility Agent in its sole discretion, and (ii) any refinancing or replacement facility of any of the foregoing from time to time approved by the Facility Agent in its sole discretion.
“Fitch” means Fitch, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.
“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or Yield on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or Yield owing to such Lender, (d) reduce the rate at which Yield is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of Yield or fees accruing at a default rate imposed during an Facility Termination Event or a result of a waiver of an Facility Termination Event, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 18.2 or Section 18.11 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of “Required Lenders” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) amend, modify or waive the definitions of “Advance Rate,” “Borrowing Base,” “Excess Concentration Amount,” “Facility Termination Date,” “Facility Termination Event,” “Maturity Date”, “Maximum Availability” or “Minimum Equity Condition” or any definition used therein in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (i) alter the provisions providing for pro rata treatment of Advances, reductions in the Facility Amount or Commitments, allocation of Commitments in connection with an extension of the Scheduled Facility Termination Date, allocation of payments and Advances to non-Defaulting Lenders or allocation of payments as, respectively, set forth in Sections 2.6, 2.8, 4.1 and 8.5, (j) materially modify the form or details of the Monthly Report in a manner that reduces the reporting requirements or (k) agree to the direct or indirect subordination of any lien or claim securing the Obligations.
“Funded Equity” at any time of determination means, as to the Borrower, the greater of (i)(a) the sum of (x) the Aggregate Contracts Balance plus (y) (without duplication) the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Conversion Rate, of all cash then on deposit in the Collection Account less (b) the aggregate principal amount of all Advances then outstanding under this Agreement and (ii) $0.
“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any date of determination.
“GBP” means the lawful currency for the time being of the United Kingdom.
“Growth Capital Loan” means a Loan duly executed and delivered by an Obligor to the Borrower in order to finance any business operations and general corporate activities, and, in each case, which is secured by a Lien on substantially all assets of such Obligor.
“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. §172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead‑based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.
“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.
“Hedge Counterparty” means (a) DBNY or, if DBNY declines to enter into such Hedge Transaction, MUFG Union Bank, N.A. and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent (which approval shall not be unreasonably withheld, delayed or conditioned), and (y) has a long‑term unsecured debt rating of not less than “A” by Standard &

Poor’s, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long‑term Rating Requirement”) and a short‑term unsecured debt rating of not less than “A‑1” by Standard & Poor’s, not less than “P‑1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short‑term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, Standard & Poor’s or Fitch reduces its long‑term unsecured debt rating below the Long‑term Rating Requirement or reduces it short‑term debt rating below the Short‑term Rating Requirement, it shall either collateralize its obligations in a manner satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.
“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.
“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”
“Imputed Lease Rate” means, with respect to any Lease, the financing rate used by TPVC to determine periodic payments with respect to the related Contract Payment; which financing rates will be consistent with TPVC’s calculation of such financing rates for purposes of the preparation of its audited financial statements.
“Increased Costs” means collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V, of this Agreement.
“Increased Facility Amount” has the meaning set forth in Section 2.9.
“Indebtedness” means, with respect to any Person at any time, any (a) indebtedness or liabilities of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement or other Hedging Agreement.
“Indemnified Amounts” has the meaning set forth in Section 17.1.

“Indemnified Party” has the meaning set forth in Section 17.1.
“Indemnity Period” has the meaning set forth in Section 5.2.
“Independent Accountants” means a firm of nationally recognized independent certified public accountants.
“Industry” means, as of any date of determination, the industry of an Obligor as determined, in the reasonable discretion of the Collateral Manager, by reference for all Obligors as of such date of determination to either the North American Industry Classification System code (successor to the four digit standard industry classification (SIC) code) or the industry segments set forth in Exhibit K.
“Ineligible Contract” has the meaning set forth in Section 7.14.
“Initial Contract Balance” means, with respect to any Contract evidencing a Loan, the excess of (x) the aggregate amount advanced by TPVC or the Borrower under such Contract toward the purchase price of the Contract Collateral, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of a commercial loan evidenced by a note and secured by Contract Collateral and related costs, less any Residual, over (y) payments received from the Obligor prior to the related Advance Date that have been allocated in accordance with the terms of such Contract to the reduction of the unpaid principal balance of such Contract and in accordance with GAAP.
“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding‑up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 30 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Interest Collections” means, with respect to the Borrower Collateral, (i) all payments and collections owing to the Borrower in its capacity as lender or lessor and attributable to interest on any Contract or other Borrower Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, unutilized/commitment fees (as applicable), all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Contract or other Borrower Collateral, (ii) any amendment fees received in respect of any Contract and (iii) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests. The portion of scheduled payments under Leases attributable to interest shall be calculated as follows: the amount of the scheduled payment received by the Borrower in its capacity as lessor, minus the portion of such payment attributable to Principal Collections.

“Interest Coverage Ratio” means, with respect to any Person and its consolidated Subsidiaries for any period of time, the ratio of (i) Net Investment Income for such period, to (ii) total interest expense (including commitment fees (if any)) hereunder and under any other Indebtedness purporting to grant a first priority Lien over any assets of such Person or any of its consolidated Subsidiaries, to the extent paid or required to be paid during such period, in each case determined for such Person and its consolidated Subsidiaries.
“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Cost of Funds Rate for such Accrual Period and such Lender.
“Interest Spread Test” means a test that will be satisfied on any date of determination if the Weighted Interest Spread, calculated on a rolling three-month average, exceeds 2.00%.
“Interest Spread Test Termination Event” means (i) as of any Distribution Date, the three-month rolling average of the Weighted Interest Spread is less than or equal to 2.00% and (ii) as of the following Collateral Manager Report Date, the three-month rolling average of the Weighted Interest Spread does not exceed 2.00%.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Joinder Agreement” means an agreement among the Borrower, a Committed Lender and the Facility Agent in the form of Exhibit L to this Agreement (appropriately completed) delivered in connection with a Person becoming a Committed Lender hereunder after the Effective Date, as contemplated by the terms of this Agreement, a copy of which shall be delivered to the Custodian and the Collateral Manager.
“Joint Lead Arranger” has the meaning set forth in the Preamble.
“Lease” means each Contract identified on the Schedule of Contracts attached to an Advance Request as a lease, including all related lease agreements and any related schedules, sub‑schedules, supplements and amendments to a master lease pursuant to which TPVC (either directly or as the assignee of TPC) leases specified equipment or other property to an Obligor at a specified periodic rate; provided each such schedule to a master lease shall constitute a separate Lease.
“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.
“Lender Group” means each Lender from time to time party hereto.
“LIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.50% and (b) the rate per annum shown by the Bloomberg Professional Service as the London interbank offered rate for deposits in U.S. dollars for a period equal to three months as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period; provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for three months are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Facility Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period of three months.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.
“Loan” means each Contract identified on the Schedule of Contracts attached to an Advance Request that is not a Lease.
“Loan Originations and Revisions” has the meaning set forth in Section 10.23(d).
“Lockbox Account” means the lockbox account to which the Obligors are directed to remit Contract Payments in accordance with this Agreement.
“Lockbox Agreement” means each agreement among a Lockbox Bank, the Borrower and the Facility Agent that governs one or more Lockbox Accounts.
“Lockbox Bank” means any institution acceptable to the Facility Agent at which a Lockbox Account is kept.
“Majority Lender” means Required Lenders; provided that, in addition to the foregoing, if there are (x) only two (2) Lenders at such time, both Lenders shall be required to constitute “Majority Lenders” and (y) more than two (2) Lenders at such time, at least two (2) unaffiliated Lenders shall be required to constitute “Majority Lenders”; provided that for purposes of this definition, Deutsche Bank AG, London Branch shall be considered unaffiliated with DBNY.
“Maturity Date” means the earlier of (i) the date that is eighteen (18) months after the Facility Termination Date and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.
“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the product of the Aggregate Unfunded Amount and the Advance Rate as of such date of determination.
“Measurement Date” means each of the following, as applicable: (i) each Distribution Date; (ii) each Advance Date; (iii) the date of any repayment or prepayment pursuant to Section 2.4; (iv) each of the date that the Collateral Manager (x) has actual knowledge of the occurrence of any Revaluation Event with respect to any Contract and (y) has given notice thereof to the Facility Agent; (v) the date of any optional sale, repurchase or substitution pursuant to Section 7.14, Section 7.15 or Section 7.16, as applicable; and (vi) Scheduled Facility Termination Date.
“Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Funded Equity is not less than the greater of (x) the sum of the Aggregate Outstanding Principal Balance of the five Obligors with Contracts constituting the highest Aggregate Outstanding Principal Balance and (y) $25,000,000; provided that, for purposes of calculating the above, the Aggregate Outstanding Principal Balance with respect to any Obligor shall be the Aggregate Outstanding Principal Balance with respect to which such Person is an Obligor.
“Minimum Utilization Percentage” has the meaning set forth in the Fee Letters.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.
“Net Income” means, for any Person for any period of time, the aggregate amount of net income for such Person, after taxes, for such period, as determined in accordance with GAAP.
“Net Investment Income” means, for any Person for any period of time, the aggregate amount of net income derived from any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, after taxes, for such period, as determined in accordance with GAAP.

“Non-Exempt Person” has the meaning set forth in Section 4.3(e).
“Non-Excluded Taxes” has the meaning set forth in Section 4.3(a).
“Non-Extending Lender Group” has the meaning set forth in Section 2.8(a).
“Non-Sustainable Obligor” means any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound committed toward RSPO certification, (iv) in expanding an existing or developing a new coal-fired power irrespective of location, (v) in developing greenfield thermal coal mining, or (vi) in using mountain top removal as an extraction method in mining or (b) in relation to which there is evidence of child or forced labor in accordance with international labor conventions or other human rights violations such as slavery, forced or compulsory labor and human trafficking as defined by the Modern Slavery Act 2015.
“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of an Agent, on behalf of the related Lenders.
“Note Agent” has the meaning set forth in Section 15.1.
“Note Register” has the meaning set forth in Section 16.5(a).
“Note Registrar” has the meaning set forth in Section 16.5(a).
“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Backup Collateral Manager, the Custodian, the Paying Agent, the Facility Agent, the Collection Account Bank, the Hedge Counterparty or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.
“Obligor” on a Contract means any Person who owes payments under such Contract and, solely for purposes of calculating the Excess Concentration Amount, any Obligor which is an Affiliate of another Obligor shall be treated as the same Obligor.
“Obligor Information” means, with respect to any obligor, (i) the legal name, address and, if available to the Collateral Manager using commercially reasonable efforts, tax identification number of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) if available to the Collateral Manager using commercially reasonable efforts, financial statements for the two (2) prior fiscal years of such Obligor (or such shorter period of time for which any such financial statements have been prepared and are available); provided that audited financial statements shall be delivered on a go-forward basis unless otherwise agreed to by the Facility Agent in its sole discretion, (iv) the Collateral Manager’s internal credit memo with respect to the Obligor and the related Contract, and (v) and, if available to the Collateral Manager using commercially reasonable efforts (1) the annual report for the most recent fiscal year of such Obligor, (2) a company overview of the Obligor including sources and uses, pro-forma capitalization and organizational chart and corporate structure, (3) a company forecast of such Obligor including plans related to capital expenditures, (4), the business model, company strategy and names of known peers of such Obligor, (5) the shareholding pattern and details of the management team of such Obligor, (6) details of any banking facilities and the debt maturity schedule of such Obligor, and (7) such other information reasonably available to the Collateral Manager as the Facility Agent may reasonably request.
“Officer’s Certificate” means a certificate signed by an Executive Officer.
“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Omnibus Amendment Effective Date” means [n], 2021.
“Operating Account” means the operating account of the Borrower maintained with Bank of America, National Association in accordance with this Agreement for deposit of the remaining Amount Available due to Borrower pursuant to Section 8.5.
“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Facility Agent.
“Optional Sale” has the meaning set forth in Section 7.18.
“Other Taxes” has the meaning set forth in Section 4.3(b).
“Participant” has the meaning set forth in Section 16.9.
“Participant Register” has the meaning set forth in Section 16.9.
“Paying Agent” has the meaning set forth in the Preamble.
“Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:
i.the Obligor or any of its Affiliates hold the required licenses for the jurisdiction and are in compliance with the applicable local gaming, betting and gambling legislation and regulation; and
i.the Obligor or any of its Affiliates have satisfactory anti-financial crime policies (including anti-money laundering and anti-bribery and corruption) in place which satisfy the applicable policies of the Collateral Manager.
“Permitted Investment” means, at any time:
i.direct interest‑bearing obligations of, and interest‑bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;
i.demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Facility Agent, the Paying Agent or any agent thereof acting in its commercial capacity); provided that the short‑term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A‑1” by Standard & Poor’s and “P‑1” by Moody’s;
ii.repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Facility Agent has taken actual or constructive delivery of such obligation in accordance with Article VIII of this Agreement, and (ii) entered into with (x) the Facility Agent or (y) the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short‑term unsecured debt obligations of which are rated at least “A‑1” by Standard & Poor’s and “P‑1” by Moody’s (including, if applicable, the Facility Agent or any agent thereof acting in its commercial capacity);

iii.securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long‑term unsecured debt obligations are assigned one of the two highest long‑term ratings by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Collection Account to exceed 10% of the value of Permitted Investments held in such accounts (with Permitted Investments held in such accounts valued at par);
iv.commercial paper that (i) is payable in United States dollars and (ii) is rated at least “A‑1” by Standard & Poor’s and “P‑1” by Moody’s;
v.units of money market funds rated in the highest credit rating category by each Rating Agency; or
vi.any other demand or time deposit, obligation, security or investment (including a hedging arrangement) as may be acceptable to the Facility Agent, as evidenced by a writing to that effect.
Permitted Investments may be purchased by or through the Facility Agent, the Paying Agent, the Collection Account Bank or any of their respective Affiliates. All Permitted Investments shall be held for the benefit of the Facility Agent. No Permitted Investment shall have an “r” highlighter affixed to its Standard & Poor’s rating.
“Permitted Lien” means (i) the Lien in favor of the Facility Agent for the benefit of the Secured Parties, (ii) the restrictions on transferability imposed by the Transaction Documents, (iii) inchoate Liens for taxes not yet payable and mechanics’ or suppliers’ liens for services or materials supplied the payment of which is not yet overdue or for which adequate reserves have been established, (iv) as to Contract Collateral (1) the Lien in favor of the Borrower herein, (2) the leasehold interest of the Obligor in a True Lease and (3) any Liens on the Contract Collateral permitted pursuant to the applicable Contract, (v) as to Growth Capital Loans, Liens held by senior lenders with respect to subordinated Transferred Contracts, and (vi) as to Agented Contracts, Liens in favor of the agent on behalf of all the lenders or lessors of the related Obligor.
“Permitted RIC Distribution” means distributions to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code, (B) after the occurrence of an Unmatured Facility Termination Event or a Facility Termination Event, all such distributions shall be prohibited, (C) prior to the Scheduled Facility Termination Date, amounts may be distributed pursuant to this definition only if sufficient proceeds remain for all payments to be made pursuant to Section 8.5(a) (other than clause (xv) thereof) on the next Distribution Date and only so long as (w) the Interest Spread Test is satisfied, (x) the Minimum Equity Condition is satisfied, (y) immediately prior to and immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Facility Agent in its sole discretion), all Advances outstanding shall not exceed the lowest of (I) the Facility Amount, (II) the Borrowing Base and (III) the Maximum Availability and (z) the Borrower gives at least two (2) Business Days’ prior written notice thereof to the Facility Agent and the Custodian, and (D) after the Scheduled Facility Termination Date, no Permitted RIC Distribution shall be allowed without the consent of the Facility Agent in its sole discretion.
“Permitted Stock Dividend” means dividends to TPVC necessary for TPVC to declare, pay, or set apart for payment dividends on shares of TPVC’s 12.0% Series A Cumulative Preferred Stock, par value $0.01 per share (the “Series A Cumulative Preferred Stock”), on each Dividend Payment Date (as defined in TPVC’s Articles Supplementary filed with the Maryland Secretary of State on May 27, 2020 relating to the Series A Cumulative Preferred Stock (the “Articles Supplementary”)) in accordance with the terms of the Articles Supplementary; provided that after the occurrence of an Unmatured Facility Termination Event or a Facility Termination Event, all such dividends shall be prohibited; provided, further, that after the Scheduled Facility Termination Date, no Permitted Stock Dividend shall be allowed without the consent of the Facility Agent in its sole discretion.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.
“Pledge Agreement” means the Pledge Agreement, dated as of the Effective Date, from the Equityholder, as pledger in favor of the Facility Agent, as secured party.
“Portfolio Investment” means that portion of any Warrant Asset held by the Borrower and any equity interests in a Person held by the Borrower as a result of exchanging or exercising such Warrant Asset.
“Predecessor Collateral Manager Work Product” has the meaning set forth in Section 11.1(g).
“Prepayment Fee” means a fee payable on the day of any voluntary prepayment of Advances pursuant to Section 2.4 equal to the sum of the product of (i) the amount of such voluntary prepayment and (ii) 1.00%.
“Principal Balance” means, as of any date, an amount equal to the product of (x) the Discount Factor of such Contract at such time multiplied by (y)(a) with respect to any Contract evidencing a Loan, if such Contract is denominated and payable in any Eligible Currency other than Dollars, the equivalent in Dollars (as determined by the Collateral Manager using the Applicable Exchange Rate) of the Initial Contract Balance thereof minus the sum of (i) the principal portion of all Scheduled Contract Payments received on or after the related Advance Date and on or prior to such date, (ii) the principal portion of all prepayments received and (iii)

the principal portion of proceeds from any insurance policies covering the related Contract Collateral, liquidation proceeds and proceeds from any guaranties received and allocated to principal by the Collateral Manager; allocating all such payments in accordance with the terms of such Contract to the reduction of the unpaid principal balance of such Contract and in accordance with GAAP and (b) with respect to any Contract evidencing a Lease, the Borrower’s GAAP book value of such Lease.
“Principal Collections” means any and all amounts of collections received with respect to the Borrower Collateral other than Interest Collections and, prior to the occurrence of the Facility Termination Date, Retained Warrant Proceeds, including (but not limited to) (i) all Collections attributable to principal on such Borrower Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all Repurchase Amounts, in each case other than Retained Interests and (iv) all payments received by the Borrower pursuant to the Hedging Agreements entered into pursuant to Section 10.6. The portion of any scheduled payment under Leases attributable to principal shall be equal to the depreciation expense allocated by the Borrower to such scheduled payment in accordance with GAAP.
“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.
“Product 4 Contract” means a TPC Growth Stage Contract or a TPC Venture Stage Contract secured by a security interest in substantially all assets of the related Obligor, other than a security interest, first in priority, in substantially all assets of the related Obligor, which serve as collateral to an existing and outstanding term loan (with or without an accompanying revolving facility) to another financing provider.
“Product 5 Contract” means a TPC Growth Stage Contract or a TPC Venture Stage Contract that is a revolving loan secured by a security interest, first in priority, in all or substantially all assets of the related Obligor or a security interest, first in priority, first in priority in those assets subject to a borrowing base formula for the revolving loan.
“Product 6 Contract” means a TPC Growth Stage Contract or a TPC Venture Stage Contract that is an equipment loan, capital lease or true lease secured by a security interest, first in priority, in a specific item or items of equipment or related assets or a lease of a specific item or items of equipment or related assets.
“Prohibited Defense Contract” means a Contract in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or their Critical Components.
“Prohibited Industry” means with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Contract; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; or (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 18.18.
“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c).
“Rating Agencies” means Standard & Poor’s and Moody’s.
“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by or on behalf of the Borrower with respect to Contract Payments and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower, TPVC or the Collateral Manager with respect to such Contract Payments or Obligors.
“Registration Statement” means the registration statement on Form 10, filed by the Equityholder with the Securities and Exchange Commission, as the same may be modified or amended from time to time.
“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.
“Related Security” means, with respect to each Transferred Contract:
i.all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of an Obligor arising under such Transferred Contract (including any security deposits made or required to be made by such Obligor to secure such indebtedness);
i.all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;
ii.all Collections with respect to such Transferred Contract and any of the foregoing;
iii.the Contract Collateral, including any Residual, any other property securing an Obligor’s obligations under any Contract and any guarantees or similar credit enhancement for an Obligor’s obligations under any Contract (including all rights of TPVC in any security deposits and maintenance reserves), all UCC financing statements or other filings relating thereto, including all rights and remedies against any Vendor of the Contract Collateral related to the Contracts, and any agreement pursuant to which an Obligor subleases the related Contract Collateral, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);
iv.all Records with respect to such Transferred Contract and any of the foregoing; and
v.all recoveries from and proceeds of the foregoing.
“Relevant Law” has the meaning set forth Section 15.11(o).
“Replaced Equipment” has the meaning set forth in the definition of “Technology Exchange Option” in this Section 1.1.
“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the Borrower’s covenant contained in Section 10.6, of this Agreement to maintain Hedging Agreements.
“Repurchase Amount” means, for any Ineligible Contract for which a payment is being made pursuant to Section 7.14 or any Defaulted Contract or Delinquent Contract being repurchased pursuant to Section 6.3 of the Sale Agreement as of any time of determination, the sum of (i) the aggregate outstanding Principal Balance of such Contract as of the last Distribution Date, (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Contract” means, with respect to any Collection Period, any Contract as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Collateral Manager, as applicable, on or before the related Collateral Manager Report Date and any Contract purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.
“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Collateral Manager.
“Required Lenders” means, at any time, Lenders holding Advances aggregating at least 66% of all Advances outstanding or if there are no Advances outstanding, Lenders holding Commitments aggregating greater than 66% of all Commitments; provided that until the Facility Amount has been increased by at least $25,000,000, “Required Lenders” means not fewer than two Lenders holding Advances aggregating at least 66% of all Advances outstanding or if there are no Advances outstanding, not fewer than two Lenders holding Commitments aggregating greater than 66% of all Commitments.
“Required Notional Amount” means, with respect to any date of determination, the greater of (i) $25,000,000 and (ii) the outstanding principal amount of the Advances on such date of determination.
“Residual” means, with respect to any True Lease, any interest of the lessor or its assigns, as owner of underlying Contract Collateral, in the value of the related Contract Collateral after termination of such True Lease, including the proceeds from the sale or use of the Contract Collateral after the termination of such True Lease.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to (a) TPVC, the Collateral Manager or the Borrower, its Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, or any other officer or employee of TPVC, the Collateral Manager or the Borrower directly responsible for the administration or collection of the Transferred Contracts, or (b) any other Person, any Person that is not an individual, the President, any Vice‑President or Assistant Vice‑President, any officer within the Corporate Trust Office or the Controller of such Person, or any other officer or employee having similar functions.
“Restricted Information” has the meaning set forth in Section 10.23(b).
“Retained Economic Interest” has the meaning set forth in Section 10.23(a).
“Retained Interest” means, with respect to each Transferred Contract, the following rights and obligations in such Transferred Contract and under the related documents, which are being retained by TPVC or the Equityholder (in the case of the rights and obligations described in clauses (a) and (b)(iii)) or which are held by parties other than the Borrower): (a) with respect to any Transferred Contract with an unfunded commitment on the part of the lender that does not provide by its terms that funding thereunder is in the lender’s sole and absolute discretion, all of the obligations, if any, to provide additional funding with respect to such Transferred Contract and (b) with respect to any Transferred Contract arising under an Agented Contract, (i) all of the rights and obligations, if any, of the agent under the documentation evidencing such Transferred Contract, (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Transferred Contract that relate to such portion(s) of the indebtedness that is owned by another lender and/or lessor, (iii) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (a) of this definition, (iv) any agency or any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (b) of this definition and (v) any origination or underwriting fee paid to TPVC or the Equityholder in connection with the origination or acquisition of such Transferred Contract.
“Retained Warrant Proceeds” means the net proceeds (including, without limitation, net of any taxes paid or payable as a result of any sale or exercise of the related Warrant Asset) realized and received by the Borrower (or its agent) from the sale or exercise of any Warrant Asset or other Portfolio Investment and deposited into the Warrant Reserve Account as required by Section 8.8.
“Retention Holder Originated Contracts” means a Contract that the Equityholder itself or through related entities, directly or indirectly, was involved in the original agreement which created such Contract.
“Revaluation Event” means each occurrence of any of the following with respect to any Contract during the time such Contract is Borrower Collateral:
i.any Contract for which the related Obligor has not closed its most recent round of equity financing or bridge financing within the prior rolling twelve (12) month period, unless (i) such Obligor has maintained a positive Net Income over the three preceding fiscal quarters or (ii) such Obligor has sufficient cash reserves on hand to maintain its current and projected operations for the immediately following four (4) month period or, if the related Obligor closed its most recent round of equity financing or bridge financing more than twenty-four (24) months ago (measured on a rolling basis), such Obligor has sufficient cash reserves on hand to maintain its current and projected operations for the immediately following eight (8) month period (in each case, as determined by TPVC, in its reasonable business judgment); provided that any Contract for which the related Obligor has executed a term sheet (and the Borrower shall promptly notify the Facility Agent that such term sheet has been executed and shall, upon the request of the Facility Agent, promptly deliver such term sheet to the Facility Agent) to raise equity financing or investor bridge financing (i) is for sufficient cash to maintain the Obligor’s current and projected operations for the immediately following twelve (12) month period and (ii) is expected to close no later than three (3) months from the date of such execution shall not be deemed to be subject to a Revaluation Event under this clause (a) (but if such equity financing or investor bridge financing does not close within such three (3) month period, a Revaluation Event shall have been deemed to have occurred at the end of such three (3) month period);
i.the related Obligor does not have sufficient cash reserves on hand (including the undrawn committed capital of such Obligor) to maintain its current and projected operations for the immediately following four (4) month period (as determined by TPVC, in its reasonable business judgment);
ii.any Contract has been designated as ‘Orange (4)’ by TPVC on its Credit‑Watch List;
iii.(i) with respect to a TPC Growth Stage Contract, the Obligor thereunder has a Debt‑to‑Equity Ratio that exceeds 75% and (ii) with respect to a TPC Venture Stage Contract, the Obligor thereunder has a Debt-to-Equity Ratio that exceeds 50%;
iv.the related Obligor has closed its most recent round of equity financing for an amount that is less than the immediately prior round of equity financing;

v.the related Obligor under any Contract has a Debt‑to‑Cash Ratio that equals or exceeds 2.00 to 1.00;
vi.any Contract Payment at any time has Rewritten Contract Payments without the consent of the Facility Agent in its sole discretion;
vii.the related Obligor fails to deliver to the Borrower or the Collateral Manager any financial reporting information (i) as required by the information, documents, records or reports respecting the Transferred Contracts or the Related Security (without giving effect to any applicable grace period thereunder) and (ii) no less frequently than quarterly; and
viii.the related Obligor undergoes a merger, acquisition or other restructuring that results in a change of control in such Obligor;
provided that the Facility Agent may include custom revaluation events other than those included in the definition of “Revaluation Event” as a condition of its approval of any Contract, as noted in the related Asset Approval Notice (and, for any Contract included in the Borrower Collateral as of the Effective Date that has yet to be approved by the Facility Agent as of such date by delivery of the related Asset Approval Notice, the Facility Agent in its sole discretion may include additional custom revaluation events until such Contract has been reviewed by the Facility Agent to its satisfaction); provided, further, that the Borrower may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such custom revaluation event no longer exists, in a manner and to the extent satisfactory to Facility Agent in its sole discretion.
“Rewritten Contract Payment” means any amendment or waiver of, or modification or supplement to, an otherwise Eligible Contract Payment which:
i.cures a default thereunder or prevent a default thereunder from occurring; provided that no such amendment may reduce the APR thereon or reduces or forgives the outstanding Principal Balance thereof;
i.(i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Contract Payment (other than any deferral or capitalization already allowed by the terms of any Deferrable Contract as of the Effective Date) or (iii) reduces the spread or coupon payable on such Contract Payment unless (x) the Collateral Manager certifies that such reduction results from an increase in the credit quality of the related Obligor and (y) such reduction (when taken together with all other reductions with respect to such Contract Payment) is by less than 10% of the spread or coupon payable as of the Effective Date;
ii.contractually or structurally subordinates such Contract Payment by operation of (i) any priority of payment provisions, (ii) turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Obligor or (iv) the granting of Liens (other than by the granting of Permitted Liens) on any of the collateral securing such Contract Payment, each that requires the consent of the Borrower or any lenders thereunder;
iii.either (i) extends the maturity date of more than 10% of the Aggregate Outstanding Principal Balance of Transferred Contracts arising under revolving loan facilities beyond the Facility Termination Date then in existence; provided that an Eligible Contract Payment which has been rewritten, restructured, extended or otherwise amended as described above wherein the maturity date has been extended by no more than nine months, no more than nine months of principal deferral have been granted and no principal has been forgiven or converted will not be considered a “Rewritten Contract Payment”; provided, further, that any extension of the maturity date of a Transferred Contract following the Facility Termination Date shall require the prior written consent of the Facility Agent (such consent not to be unreasonably withheld, delayed or conditioned) or (ii) extends the amortization schedule with respect thereto;
iv.substitutes, alters or releases (other than by the granting of Permitted Liens) the Related Security securing such Contract Payment and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Contract Payment;
v.results in any less financial information in respect of quarterly or annual reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of the Collateral Manager or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder;
vi.amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” (or such similar term) in a manner that is materially adverse to any Lender;
vii.results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Contract Payment was originally denominated or a change to Dollars;
viii.results in a change to or grants relief from the Borrowing Base or any related definition used therein; or
ix.results in a change to the calculation of revenue for the related Obligor.
“Sale Agreement” means the Receivables Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser, as amended, supplemented or restated from time to time.
“Sanction Target” has the meaning set forth in Section 9.25.
“Sanctioned Countries” has the meaning set forth in Section 9.25.
“Sanctions” has the meaning set forth in Section 9.25.
“SBCA Act” means Title VIII of the Consolidated Appropriations Act of 2018, known as the Small Business Credit Availability Act, as amended.
“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material assets of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of TPVC licensed as a small business investment company under the Small Business Investment Company Act of 1958, as amended.
“Schedule of Contracts” means the list or lists of Contracts attached to each Asset Approval Request and each Advance Request. Each such schedule shall identify the Contracts which are being transferred to the Borrower, shall set forth such information with respect to each such Contract as the Borrower or the Facility Agent may reasonably require, including all Obligor Information for such Contract, and shall supplement any such schedules attached to previously‑delivered Asset Approval Requests and Advance Requests.
“Scheduled Contract Payment” means each periodic installment payable by an Obligor under a Contract for rent, principal, interest and/or unutilized/commitment fees (as applicable), excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services, late fees, penalties, default interest and other specific charges.
“Scheduled Facility Termination Date” means the earliest of (i) July 15, 2023 (unless a later date has been agreed to in writing by the Facility Agent and each Lender as requested by the Borrower in accordance with Section 2.8), (ii) the date on which the Interest Spread Test Termination Event occurs, (iii) an “Advanced Liquidity Event” occurs with respect to a listing of shares on a national securities exchange in connection with an initial public offering, unless TPC continues as the investment manager of the Equityholder after the effective date of any such initial public offering and (iv) a default under the constituent documents of the Equityholder.
“Section 4.3 Certificate” has the meaning set forth in Section 4.3(e)(ii).
“Secured Parties” means, collectively, each Lender, the Facility Agent, the Backup Collateral Manager, the Custodian, the Paying Agent, the Collection Account Bank, each other Affected Person and Indemnified Party and Hedge Counterparty and their respective successors and assigns.
“Security Deposit Collection Account” means the account designated as the Security Deposit Collection Account in, and which is established and maintained pursuant to, Section 8.1(a).
“Standard & Poor’s” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (or its successors in interest).
“Structured Lender” means any Person whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is required by any nationally recognized statistical rating organization which is rating such securities to obtain from its principal debtors an agreement such as that set forth in Section 18.11(a) of this Agreement in order to maintain such rating.
“Structured Lender Liquidity Arrangement” means each liquidity, credit enhancement or “back‑stop” purchase or loan facility for a Lender which is a Structured Lender relating to this Agreement.
“Subject Laws” means the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).
“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.
“Substitute Equipment” has the meaning set forth in the definition of “Technology Exchange Option” set forth in this Section 1.1.
“Support Facility” means any liquidity or credit support agreement with a Structured Lender which relates to this Agreement (including any agreement to purchase an assignment of or participation in the Notes).
“Support Party” means any bank, insurance company or other financial institution extending or having a commitment to extend funds to or for the account of a Structured Lender (including by agreement to purchase an assignment of or participation in the Notes) under a Support Facility.
“Supported QFC” has the meaning set forth in Section 18.18.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.
“Taxes” has the meaning set forth in Section 4.3(a).
“Technology Exchange Option” means, with respect to any Contract, the Obligor’s option on or after the expiration of the 12th month after the effectiveness of the applicable summary schedule, to replace any of the existing technological equipment (other than any software or any soft costs financed, including, tenant improvements and custom equipment) subject to such Contract (the “Replaced Equipment”) and such schedule with new technological equipment (the “Substitute Equipment”), subject to the commercially reasonable discretion of the Facility Agent.
“TPC” means TriplePoint Capital LLC, a Delaware limited liability company.
“TPC Growth Stage Contract” means any Contract made to a company that (1) for a Contract which permits “interest only” Scheduled Contract Payments for more than 48 months but less than 60 months, (w) generated greater than $25,000,000 annualized gross revenue as of the most recent calendar quarter, (x) has a valuation equal to at least $125,000,000, (y) has a Debt-to-Equity Ratio that does not exceed 35% and (z) has sufficient venture capital backing (as determined by the Collateral Manager) and (2) otherwise, (x) generated greater than $15,000,000 annualized gross revenue as of the most recent calendar quarter and (y) has sufficient venture capital backing (as determined by the Collateral Manager).
“TPC Venture Stage Contract” means any Contract made to a company that is typically (a) developing one or more products and has received initial venture funding, (b) selling one or more products or providing one or more services to an initial customer base or an established customer base but does not yet qualify as a TPC Growth Stage Contract, in each case as determined by the Collateral Manager.
“TPVC” has the meaning set forth in the Preamble.
“Transaction Documents” means this Agreement, the Notes, the Pledge Agreement, the Lockbox Agreement, the Account Agreement, the Sale Agreement, each Fee Letter, each Hedging Agreement, the Administrative Agreement, any Joinder Agreement, the Backup Collateral Manager Fee Letter, the Custodian Fee Letter, the Paying Agent Fee Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Transferred Contracts delivered in connection with this Agreement.
“Transferred Contract” means each Contract which appears on an Advance Request submitted to the Facility Agent and Paying Agent by the Borrower and that is purchased pursuant to the Sale Agreement. Any Contract that is released from the Lien granted to the Facility Agent for the benefit of the Secured Parties pursuant hereto, including any Contract that is purchased by the Equityholder pursuant to Section 6.1 of the Sale Agreement following the Paying Agent’s receipt of the Repurchase Amount for such Contract, shall not be a “Transferred Contract” after such Contract is so released.
“Transition Costs” means all costs and expenses (up to an aggregate amount of $100,000) incurred by any successor Collateral Manager in connection with the transition of the duties and obligations of the Collateral Manager to such successor Collateral Manager including, for the avoidance of doubt, as described in Section 7.1(b).
“TriplePoint Agented Contract” means an Agented Contract where each lender thereon is TPC, TPVC or any of their Affiliates.

“True Lease” means a Lease which is not a Finance Lease.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“UK AIFM Regulations” means the UK Alternative Investment Fund Managers Regulations 2013.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.
“Unmatured Facility Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Facility Termination Event.
“Unmatured Collateral Manager Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Collateral Manager Default.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 18.18.
“Vendor” means, with respect to any Contract, the equipment manufacturer, dealer or distributor or other Person that provided products or services with respect to the Contract Collateral under such Contract.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Warrant Asset” means the Borrower’s economic interest in any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by TPVC or the Equityholder as an “equity kicker” from the Obligor in connection with such Transferred Contract; provided that the term Warrant Asset shall in no event include the right of TPVC or the Equityholder to participate as an investor in future equity financings by an Obligor.
“Warrant Reserve Account” means the account designated as the Warrant Reserve Account in, and which is established and maintained pursuant to, Section 8.1(a).
“Weighted Interest Spread” means, as of any day of determination, the number expressed as a percentage obtained by multiplying (1) the quotient of (i) the difference between (x) the amount of Interest Collections on the Aggregate Outstanding Principal Balance received during the related Accrual Period and (y) the sum of (A) Carrying Costs for the related Accrual Period plus (B) the Collateral Management Fee for the related Accrual Period plus (C) any fees due and owing to the Facility Agent for the related Accrual Period plus (D) any fees due and owing to the Custodian for the related Accrual Period plus (E) the Backup Collateral Manager Fee for the related Accrual Period and (ii) the average Advances outstanding for such Accrual Period by (2) twelve (12).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.
“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.
“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.
a.Other Definitional Provisions.
i.Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.
ii.Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.
iii.The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.
iv.The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer system, General Intangibles, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Security Certificates, Security Entitlements and Uncertificated Securities.
v.On each date on which the Aggregate Contracts Balance or the Borrowing Base is required to be calculated hereunder, the eligibility of each of the Contracts shall be re-determined as of such calculation date and, as a consequence thereof, Contracts having Contract Payments that were Eligible Contract Payments on a prior calculation date may be excluded from the Aggregate Contracts Balance or the Borrowing Base (as the case may be) on the date of calculation.
vi.Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Sale Agreement.

vii.Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.
viii.All calculations required to be made hereunder with respect to the Contracts, the Maximum Availability and the Borrowing Base shall be made on a trade date basis and after giving effect to (x) all purchases or sales to be entered into on such trade date, (y) all Advances requested to be made on such trade date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Contracts or any funding with respect to a revolving loan facility included in the Borrower Collateral and (z) the deemed application of any Principal Collections on deposit in the Collection Account necessary to settle all outstanding and unsettled assignments.
ix.Any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.
x.Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Facility Agent in its sole discretion.
xi.For purposes of this Agreement, a Facility Termination Event or Collateral Manager Default shall be deemed to be continuing until it is waived in accordance with Section 18.2.
xii.Unless otherwise expressly stated in this Agreement, if at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Facility Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) Borrower shall provide to the Facility Agent a written reconciliation in form and substance reasonably satisfactory to the Facility Agent, between calculations of such covenant made before and after giving effect to such change in GAAP.
B. THE FACILITY, ADVANCE PROCEDURES AND NOTES
a.Advances and Approvals.
(a) On the terms and subject to the conditions set forth in this Agreement, each Lender Group hereby agrees to make advances to the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the period from the date hereof to the Facility Termination Date. Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance (i) the aggregate outstanding principal amount of all Advances outstanding would exceed the lowest of (i) the Facility Amount, (ii) the Borrowing Base and (iii) the Maximum Availability, or (ii) in the case of a Committed Lender, the aggregate principal amount of the Advances funded by such Committed Lender would exceed such Committed Lender’s Commitment. Subject to the terms of this Agreement, during the period from the

Effective Date to the Facility Termination Date, the Borrower may borrow, re-borrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.
i.Contract Approvals. All Contracts acquired by the Borrower on the Effective Date and all Contract Payments related thereto, and any Contracts and related Contract Payments involving an Obligor under such Contracts which may be acquired by the Borrower after the Effective Date, to the extent set forth on the initial Asset Approval Notice, are deemed to satisfy clause (iii) of the definition of Eligible Contract Payment. The Borrower shall provide written notice to the Facility Agent of its intent to purchase any Contract from the Equityholder prior to any proposed purchase date, along with such description and supporting information regarding the Contract as requested by the Facility Agent. The Borrower shall not acquire any Contract unless the Facility Agent has granted its prior approval hereunder. The Facility Agent shall grant or deny its approval within a reasonable period of time (not to exceed ten (10) Business Days) following receipt of an Asset Approval Request (along with any relevant credit materials, including underwriting memos, financial statements and other information reasonably requested by the Facility Agent); provided that if the Facility Agent fails to respond within such ten (10) Business Day period, such request will be deemed to be denied. Once a Contract has been approved hereunder, all Contract Payments related thereto shall be deemed to satisfy clause (iii) of the definition of Eligible Contract Payment for all purposes hereunder.
b.Funding of Advances.
(a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Facility Agent and the Paying Agent of the proposed Advance at or prior to 2:00 p.m., New York City time, at least (i) in the case of Advances of more than 20% of the then-current Facility Amount, sixty-one (61) days or (ii) in the case of Advances of up to 20% of the then-current Facility Amount, two (2) Business Days prior to the proposed Advance Date; provided that the foregoing shall not apply to the initial Advance on the Effective Date; and provided further, that there shall be a maximum of two Advances requested per week. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C-1 and shall include the proposed Advance Date (specifically identifying whether such Advance will be on two (2) Business Days’ notice or sixty-one (61) days’ notice and, if on two (2) Business Days’ notice, a calculation showing that after giving effect to such Advance not more than 20% of the Advances outstanding shall be Advances requested by the Borrower on less than sixty-one (61) days’ notice) and amount of such proposed Advance and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Contracts to be acquired by the Borrower on the Advance Date. The amount of any Advance shall at least be equal to $250,000. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. Neither the Facility Agent nor the Paying Agent shall have any obligation to lend funds hereunder. Subject to the satisfaction of the conditions precedent set forth in Section 6.2, and the Paying Agent’s receipt of such funds in sufficient time and no later than 2:00 p.m., New York City time, on such Advance Date, the Paying Agent shall make the proceeds of such requested Advances available as follows: first, to pay any fees and expenses due to the Lenders on the applicable Advance Date; and second, all amounts of the Advances in excess of the amounts distributed pursuant to first above shall be made available to the Borrower by deposit to such account as may be designated by the Borrower (in a written notice received to the Paying Agent in same day funds no later than 3:00 p.m., New York City time, on such Advance Date. The Borrower expressly acknowledges and agrees that any election by any Lender on one or more occasions to fund any Advance on any day prior to the full passage of such sixty-one (61) day notice period set forth herein shall not constitute or be deemed to be an amendment, waiver or other modification of the requirement for sixty-one (61) days’ notice prior to any Lender funding any Advance hereunder.
i.Committed Lender’s Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date, all Advances shall be made by the applicable Committed Lenders. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, it shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance to the Paying Agent. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect (minus the unrecovered principal amount of such Committed Lender’s investments in the Advances pursuant to the Structured Lender Liquidity Arrangement to which it is a party). The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to the Borrower shall not relieve any other Committed Lender of its obligation hereunder.
c.Notes.
The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to each Lender in a face amount equal to the applicable Lender’s Commitment as of the Effective Date or the effective date on which such Lender becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Lender, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.
a.Repayment and Prepayments.
The Borrower shall repay in full the unpaid principal amount of each Advance upon any acceleration pursuant to Section 14.2 and on the Maturity Date. Prior thereto, the Borrower:
i.may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of any Advance; provided, however, that
1.all such voluntary prepayments shall require at least one Business Day’s prior written notice to the Facility Agent and Paying Agent; and

2.all such voluntary prepayments paid from proceeds of additional Indebtedness incurred by the Collateral Manager, the Borrower or any of their respective Affiliates after the date hereof shall include full payment of the applicable Prepayment Fee; provided that no Prepayment Fee shall be payable in connection with (i) a securitization or other capital markets take-out of assets owned by the Borrower, which transaction is led by the Facility Agent (or an Affiliate thereof) (ii) the application of any Collections or Repurchase Amounts to reduce Advances or (iii) the application of any funds contributed to the Borrower (regardless of the source) and utilized to cure a Facility Termination Event or an Unmatured Facility Termination Event;
3.all such voluntary partial prepayments shall be in a minimum amount of $250,000; and
4.each prepayment shall be applied on the Business Day received by the Paying Agent if received by 2:00 p.m., New York City time, on such day by the Paying Agent as Amount Available pursuant to Section 8.5 as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates; provided that the Collateral Manager shall direct the Paying Agent, with notice to the Facility Agent, as to the pro rata distribution to each Lender; and
ii.shall, within three (3) Business Days of the date when the outstanding principal amount of Advances exceeds the Borrowing Base, make a prepayment of the Advances in an amount equal to such excess (or, if TPVC provides written evidence satisfactory to the Facility Agent within two (2) Business Days of receipt of notice that they intend to make capital calls in an aggregate amount sufficient to cure such failure, within five (5) Business Days).
Each such prepayment shall be subject to the payment of any amounts required by Section 5.2 resulting from a prepayment or payment.
a.Calculation of Discount Factor.

i.In connection with the purchase of each Contract and prior to such Contract being purchased by the Borrower and included in the Borrower Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Contract, which Discount Factor shall remain effective for such Contract except as provided in clause (b) below; provided that for any Contract included in the Borrower Collateral as of the Effective Date that has yet to be approved by the Facility Agent as of such date by delivery of the related Asset Approval Notice, the Facility Agent in its sole discretion may amend the Discount Factor until such Asset Approval Notice is provided.
ii.If a Revaluation Event occurs with respect to any Contract, the Discount Factor of such Contract may be amended by the Facility Agent, in its sole discretion. The Facility Agent will provide written notice of the revised Discount Factor to the Borrower and the Collateral Manager. To the

extent the Collateral Manager has actual knowledge or has received notice of any Revaluation Event with respect to any Contract, the Collateral Manager shall give prompt notice thereof to the Facility Agent (but, in any event, not later than two (2) Business Days after it receives notice or gains actual knowledge thereof).

a.Defaulting Lenders.
(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
1.any payment of principal, interest, fees or other amounts received by the Paying Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Facility Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Facility Agent hereunder; second, as the Borrower may request (so long as no Facility Termination Event or Unmatured Facility Termination Event exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion)), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Facility Agent; third, if so determined by the Facility Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Advances under this Agreement; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Facility Termination Event or Unmatured Facility Termination Event exists (except to the extent caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.6 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and
2.for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to (x) receive any fees hereunder for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) or (y) exercise any voting or other discretion with respect to such Lender’s Commitments hereunder.
i.If the Facility Agent and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Facility Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
b.Replacement of Lenders.
If any Lender is being replaced pursuant to Section 18.15, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Facility Agent, require such Lender to (1) within three (3) Business Days of Borrower’s request, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XVI), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be an existing Lender, if such existing Lender accepts such assignment, and if the Lender being replaced shall refuse or fail to execute and deliver any such documentation required for assignment prior to the effective date of such replacement, the Facility Agent may, but shall not be required to, execute and deliver such assignment in the name and on behalf of the Lender being replaced and, irrespective of whether the Facility Agent executes and delivers such assignment documentation, the Lender being replaced shall be deemed to have executed and delivered such assignment documentation) or (2) terminate all of its interests, rights and obligations under this Agreement and the Transaction Documents and reduce the aggregate Commitments outstanding; provided that:
i.(A) if such Lender’s Commitments have been assigned pursuant to clause (1) above, such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or (B) if such Lender’s Commitments have been terminated pursuant to clause (2) above, such Lender shall have received payment of all such amounts payable to it hereunder from the Borrower; provided that any non-pro rata payments to a Lender hereunder must be consented to by the Facility Agent; and
ii.such assignment, delegation or termination does not conflict with Applicable Law.
c.Extension of Scheduled Facility Termination Date.

i.The Borrower may, at any time prior to the date that is thirty (30) days prior to the last day of the Scheduled Facility Termination Date, request an extension of the Scheduled Facility Termination Date by providing written notice of such request to each Lender and to the Facility Agent (an “Extension Request”). Any Lender agreeing to extend the Scheduled Facility Termination Date with respect to its Commitment (each, an “Extending Lender”) shall provide written notice of its agreement to extend the Scheduled Facility Termination Date to the Facility Agent and the Borrower. No Lender Group shall have any obligation to agree to extend the Scheduled Facility Termination Date with respect to its Commitment; and in the event any Lender shall not provide written notice of its agreement to extend the Scheduled Facility Termination Date within thirty (30) days following its receipt of the Extension Request, such Lender Group shall be deemed to have rejected such Extension Request (each, a “Non-Extending Lender Group”). The Borrower may withdraw any Extension Request in its sole discretion prior to the effectiveness of such extension, including without limitation in connection with any rejection or deemed rejection by any Lender of any Extension Request.
ii.In the event there shall be one or more Non-Extending Lender Groups, the Borrower may, in accordance with Section 2.7, (i) by notice to the Facility Agent for each Extending Lender, invite each Extending Lender Group to increase their Commitment by purchasing a pro rata amount of the Non-Extending Lender Group’s Commitment, (ii) invite one or more financial institutions to purchase the Commitments of the Non-Extending Lender Group(s) and become a “Lender” under this Agreement or (iii) have the Non-Extending Lender Group’s Commitment terminated.
iii.The Scheduled Facility Termination Date with respect to Commitments of the Extending Lender Group and each New Lender, as applicable, will be extended pursuant to an amendment to this Agreement among the Borrower, the Facility Agent and each member of the Extending Lender Group and each New Lender, if any, without the consent of any other Person, and the Required Lenders hereby expressly authorize the execution and delivery of any such amendment.
d.Increase of Facility Amount.
The Borrower may, at any time after the Effective Date, deliver a written notice to the Facility Agent, each Lender and the Custodian (x) certifying that no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing and (y) requesting an increase of the Facility Amount to an amount not to exceed $400,000,000 (the amount so requested being the “Increased Facility Amount”). The Facility Amount shall be so increased to the Increased Facility Amount on the later of (x) the second Business Day immediately following the receipt of such written notice by the Facility Agent, the Custodian and each Lender and (y) the date on which Lenders (which may include new Lenders) have executed such documentation as the Facility Agent may reasonably require to evidence increased Commitments or new Commitments which, together with all other Commitments in effect at such date, equal in the aggregate the Increased Facility Amount. Any amendment may, with the consent of the Facility Agent, Borrower and the Lenders or prospective lenders agreeing to the proposed increase(s), effect such amendments to this Agreement and the other Transaction Documents as may be necessary to effectuate the provisions of this Section 2.9 without the consent of any Lender not agreeing to increase its Commitment. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.
A. YIELD, FEES, ETC.
a.Yield.
The Borrower hereby promises to pay on the dates specified in Section 3.2 Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full; provided that, for purposes of all calculations of Yield and the Commitment Fee in this Agreement, the aggregate Advances outstanding on each day of such period shall be deemed to be the greater of (i) the aggregate unpaid principal amount of all outstanding Advances on such day and (ii) the Minimum Utilization Percentage then in effect multiplied by the Commitments. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law.
a.Yield and Commitment Fee Payment Dates.
Yield accrued on each Advance (including any previously accrued and unpaid Yield) and the Commitment Fee (if any) shall be payable, without duplication:
i.on the Maturity Date;
ii.on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and
iii.on each Distribution Date (or, with respect to any Commitment Fee payable after July 2021, on each Commitment Fee Distribution Date).
b.Yield Calculation.
The Advances shall bear interest on each day during each Accrual Period at a rate per annum equal to the Interest Rate for such Accrual Period.
a.Computation of Yield.
All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days. Each Lender and the Facility Agent (for itself) shall determine the applicable Yield, all Fees, any amounts due and payable pursuant to Sections 4.3 and 5.1 and any other amounts hereunder to be paid by the Borrower to the Lenders or the Facility Agent (as applicable) on each Distribution Date for the related Accrual Period and shall advise the Facility Agent thereof in writing no later than the fifth (5th) day immediately prior to such Distribution Date.
A. PAYMENTS; TAXES
a.Making of Payments.

Subject to, and in accordance with, the provisions hereof, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made by the Paying Agent pursuant to Section 8.5 by no later than 3:00 p.m., New York City time, on the day when due in lawful money of the United States of America in immediately available funds. Payments received by any Lender after 3:00 p.m., New York City time, on any day will be deemed to have been received by such Lender on its next following Business Day. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Lender and the Borrower. Payments of Yield shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest due and payable to them.
a.Due Date Extension.
If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.
a.Taxes.
(a) Any and all payments by or on behalf of the Borrower or TPVC under or in respect of this Agreement or any other Transaction Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other governmental authority (collectively, “Taxes”), unless required by law. If the Borrower or TPVC shall be required under any applicable requirement of law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Transaction Documents to an Affected Person (including for purposes of Section 5.1 and this Section 4.3, any assignee, successor, or participant of an Affected Person), (i) Borrower or TPVC (as applicable) shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower or TPVC (as applicable) shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other governmental authority in accordance with any requirement of law, and (iii) the sum payable by Borrower or TPVC (as applicable) shall be increased as may be necessary so that after Borrower or TPVC (as applicable) has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 4.3) the Affected Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than (y) Taxes that are imposed on an Affected Person’s overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which the Affected Person is organized or, in the case of an Affected Person that is a Lender, of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of the Affected Person having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Transaction Documents (in which case such Taxes will be treated as Non-Excluded Taxes) and (z) Taxes imposed by FATCA.
i.In addition, the Borrower and TPVC hereby agree to pay any present or future stamp, recording, documentary, excise, filing, intangible, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made by such Person under or in respect of this Agreement or any other Transaction Document or from such Person’s execution, delivery, enforcement or registration of, any performance, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, “Other Taxes”) and any liabilities (including penalties, additions to tax, interest and expenses) of such Person arising therefrom or with respect thereto.
ii.The Borrower and TPVC hereby agree to indemnify each Affected Person (including its direct or indirect beneficial owners) for, and to hold them harmless against, the full amount of Non-Excluded Taxes and Other Taxes imposed on or paid by the Affected Person (or any direct or indirect beneficial owners thereof) (as applicable) and any liabilities (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Amounts payable by the Borrower under the indemnity set forth in this Section 4.3(c) shall be paid on the Distribution Date occurring after the date of delivery to the Borrower of written demand therefor by the Facility Agent (which demand shall be accompanied by a statement setting forth in reasonable detail (1) the calculations of the amount being claimed, (2) the basis therefor and (3) the event by reason of which it has become so entitled); provided that such demand is delivered on or prior to the fifth Business Day prior to such Distribution Date and otherwise on the Distribution Date following such Distribution Date; provided, further, that no Person shall be indemnified pursuant to this Section 4.3(c) to the extent the reason for such indemnification relates to, or arises from, the failure by such Person to comply with the provisions of Section 4.3(e) or Section 4.3(f). If any Lender receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 4.3, which refund in the reasonable judgment of such Lender is allocable to such payment, it shall promptly notify the Borrower of such refund and shall promptly pay the amount of such refund to the Borrower, together with all interest received by such Lender on such amount; provided, however, that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower by such Lender in the event such Lender is required to repay or is not entitled to such refund.
iii.If the Borrower or TPVC shall make a payment directly to the applicable taxing authority rather than to the Affected Person, then, within thirty (30) days after the date of any payment of Taxes by the Borrower or TPVC (or any Person making such payment on behalf of such Persons), the Borrower shall furnish to the Affected Person for its own account a certified copy of the original official receipt evidencing payment thereof.
iv.For purposes of this Section 4.3(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code, as amended (or any successor sections). Each Affected Person (including for avoidance of doubt any assignee, successor or participant) that either (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-Exempt Person”) shall deliver or cause to be delivered to Borrower, the Paying Agent and the

Facility Agent the following properly completed and duly executed documents:
1.in the case of a Non-Exempt Person that is not a United States person, a complete and executed (x) U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E in which such Affected Person claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or
2.in the case of a Non-Exempt Person that is an individual, (x) for non-United States persons, a complete and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms thereto) and a certificate substantially in the form of Exhibit I (a “Section 4.3 Certificate”) or (y) for United States persons, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
3.in the case of a Non-Exempt Person that is organized under the laws of the United States, any State thereof, or the District of Columbia and that is not a disregarded entity owned by a person that is not a United States person, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
4.in the case of a Non-Exempt Person that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms thereto) and a Section 4.3 Certificate; or
5.in the case of a Non-Exempt Person that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 4.3 Certificate, and (y) in the case of a non-withholding foreign partnership or trust, without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section 4.3(e) if such beneficial owner were an Affected Person; or
6.in the case of a Non-Exempt Person that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this

Section 4.3(e) with respect to its beneficial owner if such beneficial owner were an Affected Person; or
7.in the case of a Non-Exempt Person that (A) is not a United States person and (B) is acting in the capacity of an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 4.3 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) of Section 4.3(e) with respect to each such person if each such person were an Affected Person.
If an Affected Person provides a form pursuant to Section 4.3(e)(i)(x) and the form provided by the Affected Person at the time such Affected Person first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicates a United States interest withholding tax rate under the tax treaty in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Affected Person provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a person becomes an assignee, successor or participant to this Agreement, an Affected Person transferor was entitled to indemnification or additional amounts under this Section 4.3, then the Affected Person assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent that the Affected Person transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Affected Person assignee, successor or participant shall be entitled to such indemnification or additional amounts for any other or additional Non-Excluded Taxes.
i.If a payment made to an Affected Person under this Agreement or any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by Applicable Law (including prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
ii.For any period with respect to which an Affected Person has failed to provide the Borrower or the Facility Agent with the appropriate form,

certificate or other document described in Section 4.3(e) or (f) (other than if such failure is due to a change in any requirement of law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Affected Person shall not be entitled to indemnification or additional amounts under Section 4.3(a) or (c) with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided that should an Affected Person become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Affected Person shall reasonably request, to assist such Affected Person in recovering such Non-Excluded Taxes.
iii.Without prejudice to the survival of any other agreement of the Borrower or TPVC hereunder, the agreements and obligations of the Borrower and TPVC contained in this Section 4.3 shall survive the termination of this Agreement and the other Transaction Documents. Nothing contained in Section 5.1 or this Section 4.3 shall require an Affected Person to complete, execute or make available any of its Tax returns or any other information that it deems to be confidential or proprietary, or whose completion, execution or submission would, in such Affected Person’s judgment, materially prejudice such Affected Person’s legal or commercial position.
B. INCREASED COSTS, ETC.
a.Increased Costs.
If due to the introduction of or any change in or in the interpretation of any law or regulation occurring or issued after the date hereof, the Facility Agent, any Lender, any Support Party, or any of their respective Affiliates (each an “Affected Person”) determines that compliance with any law or regulation or any guideline or request from any central bank or other Official Body (whether or not having the force of law) (i) affects or would affect the amount of capital or liquidity coverage required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital or liquidity coverage is increased by or based upon the existence of its obligations or commitments hereunder or with respect hereto or to the funding thereof or (ii) subjects any Affected Person to any Tax of any kind whatsoever with respect to this Agreement or any Transaction Document, or changes the basis of taxation of payments to such Affected Person in respect thereof (except for Non-Excluded Taxes covered by Section 4.3) and the result of the foregoing is to increase the cost to such Affected Person of making Advances or to reduce any amount receivable hereunder, then, upon demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail (1) the calculations of the amount being claimed, (2) the basis therefor and (3) the event by reason of which it has become so entitled), the Borrower agrees to pay to such Affected Person or the Facility Agent, for the account of such Affected Person (as a third‑party beneficiary), on the Distribution Date following the date on which the Affected Person provides notice of such event to the Borrower and the Collateral Manager (provided that such notice is delivered on or prior to the fifth Business Day prior to such Distribution Date and otherwise on the Distribution Date following such Distribution Date), subject to and in accordance with the priorities set forth in Section 8.5, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such obligations, commitments or fundings; provided that if such demand is delivered after the later of (x) 180 days after such additional amounts requested hereunder arose and (y) 30 days after the applicable Affected Person had knowledge of such additional amount, the Borrower shall have no obligation to pay such additional amounts. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof. Any Affected Person claiming any additional amounts payable pursuant to this Section 5.1 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different office or branch of such Affected Person as its lending office or take such other actions if the making of such a designation or taking of such other actions would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Affected Person, be otherwise disadvantageous to such Affected Person.
a.Funding Losses.
The Borrower hereby agrees that upon demand by any Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail (1) the calculations of the amount being claimed, (2) the basis therefor and (3) the event by reason of which it has become so entitled) it will indemnify such Affected Person on an after-tax basis against any loss or expense which such Affected Person may sustain or incur, as reasonably determined by such Affected Person, as a result of any voluntary prepayment of any Advance for which two Business Days’ prior written notice was not delivered in accordance with Section 2.4(a)(i) or any mandatory prepayment of any Advance, on the Distribution Date following the date on which the Affected Person provides notice of such event to the Borrower and the Collateral Manager (provided that such notice is delivered on or prior to the third Business Day prior to such Distribution Date and otherwise on the Distribution Date following such Distribution Date); provided that if such demand is delivered after the later of (x) 180 days after such loss or expense requested hereunder was incurred and (y) 30 days after the applicable Affected Person had knowledge of such loss or expense, the Borrower shall have no obligation to indemnify such Affected Person against such loss or expense. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof. The amount to be paid by the Borrower to any Affected Person in order to so indemnify such Affected Person for any loss occasioned by any of the events described in this Section, and as liquidated damages therefor, shall be equal to the excess of (i) the amount of Yield which otherwise would have accrued on the principal amount so paid or prepaid during the period (the “Indemnity Period”) commencing with the date of such payment or prepayment and ending on the next Distribution Date (provided that such payment or prepayment is made on or prior to the third Business Day prior to such Distribution Date and otherwise on the Distribution Date following such Distribution Date), over (ii) the amount of income, if any, received by the applicable Affected Person during the Indemnity Period from the investment by such Affected Person of the principal amount so paid or prepaid.
A. EFFECTIVENESS; CONDITIONS TO ADVANCES
a.Effectiveness.
This Agreement shall become effective on the first day (the “Effective Date”) on which the Facility Agent, on behalf of the Lenders, shall have received the following, each in form and substance satisfactory to the Facility Agent:
i.Agreement. This Agreement executed by each party thereto;
ii.Notes. For each Lender that has requested the same, a Note duly completed and executed by the Borrower and payable to such Lender;
iii.Accounts. Evidence that the Collection Account, the Warrant Reserve Account and the Security Deposit Collection Account have been established;

iv.Transaction Documents. Executed counterparts of each of the other Transaction Documents, the Paying Agent Fee Letter, the Backup Collateral Manager Fee Letter and the Custodian Fee Letter, duly executed by each of the parties thereto;
v.Resolutions. A copy of the resolutions of the board of managers or board of directors (or similar items) of the Borrower, the Equityholder and TPVC approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;
vi.Charters. The certificate of formation or articles of incorporation of the Borrower and TPVC, in each case certified by the Secretary of State of its jurisdiction of organization; and a certified copy of the Borrower’s limited liability company agreement and TPVC’s by-laws;
vii.Good Standing Certificates. Good Standing Certificates for each of the Borrower and TPVC issued by the applicable Official Body of its jurisdiction of organization;
viii.Incumbency. A certificate of the Secretary or Assistant Secretary of each of the Borrower and TPVC certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;
ix.Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Facility Agent on behalf of the Secured Parties in all Borrower Collateral in which an interest may be pledged hereunder;
x.Searches. Certified copies of Requests for Information or Copies (Form UCC‑11) (or a similar search report certified by a party acceptable to the Facility Agent), dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Borrower, the Equityholder or TPC (under their respective present names and any previous names) as debtor and which are filed in the jurisdictions in which filings were made pursuant to Section 6.1(i), together with copies of such financing statements;
xi.Opinions. Legal opinions of Miles & Stockbridge, Dechert LLP and Otterbourg P.C., special counsel for the Borrower and TPVC, of Seward & Kissel, counsel for the Paying Agent and the Collection Account Bank, and of Nixon Peabody LLP, counsel for the Custodian, each in form and substance satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;
xii.No Facility Termination Event, etc. A certificate of the Borrower that each of the Transaction Documents is in full force and effect and (i) no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing or will result from the issuance of the Notes and the borrowing hereunder and (ii) the representations and warranties of the Borrower, the Collateral Manager and TPVC contained herein and in the other Transaction Documents are true and correct as of the Effective Date;

xiii.Termination of Existing Liens. Executed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Contract Payments or the related Contracts previously granted by the Borrower or TPVC and the executed pay‑off letters reasonably requested by the Lender;
xiv.Payment of Fees. The Facility Agent shall have received evidence that all Fees due to the Lenders on the Effective Date have been paid in full;
xv.No Material Adverse Change. No material adverse change with respect to the financial condition, collateral, operations, industry, business or prospects of TPVC, the Equityholder or the Borrower, or any of its subsidiaries, shall have occurred and no litigation shall have commenced which, if successful, could have a material adverse effect upon any of the foregoing; and
xvi.Other. Such other approvals, documents, opinions, certificates and reports as the Facility Agent may reasonably request.
b.Advances.
The making of each Advance is subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:
i.No Facility Termination Event, etc. Each of the Transaction Documents shall be in full force and effect and (i) no Facility Termination Event, Unmatured Facility Termination Event, Collateral Manager Default or Unmatured Collateral Manager Default has occurred and is continuing or will result from the making of such Advance, (ii) the representations and warranties of the Borrower and TPVC contained herein and in the other Transaction Documents are true and correct as of the related Advance Date, with the same effect as though made on the date of (and after giving effect to) such Advance, (iii) after giving effect to such Advance, the aggregate outstanding principal balance of the Advances hereunder will not exceed the Borrowing Base on such day, and (iv) the Backup Collateral Manager shall not have been appointed as successor Collateral Manager;
ii.Advance Request, etc. The Facility Agent and Paying Agent shall have received the Advance Request for such Advance in accordance with Section 2.2, together with all items required to be delivered in connection therewith (including without limitation the approval of all Eligible Contract Payments by the Facility Agent);
iii.Facility Termination Date. The Facility Termination Date shall not have occurred;
iv.Custodial Receipt. The Facility Agent shall have received a duly completed and executed Certification from the Custodian;
v.Borrowing Base Confirmation. The Facility Agent and the Paying Agent shall have received an Officer’s Certificate (which may be included as part of the Advance Request and includes a Borrowing Base Certificate in the form of Exhibit M) computed as of the date of such requested Advance and after giving effect thereto and to the purchase by the Borrower of the Contracts to be purchased by it under the Sale Agreement on such date, demonstrating that the aggregate principal amount of all Advances shall not exceed the Borrowing Base, calculated as of the Advance Date as if the Contracts purchased by the Borrower on such Advance Date were owned by the Borrower and that the Minimum Equity Condition is satisfied;
vi.Hedging Agreements. Beginning on the date on which the weighted average APR of the Contracts related to Eligible Contract Payments minus the Cost of Funds Rate for such Accrual Period is less than 2.00%, the Facility Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;
vii.Minimum Equity Condition. After giving effect to such Advance the Minimum Equity Condition is satisfied;
viii.Facility Agent Approval. In connection with the acquisition of any Contract by the Borrower or the incremental pledge of any Contract owned by the Borrower, (1) the Borrower shall have received an Asset Approval Notice with respect to such Contract from the Facility Agent and (2) the Borrower (or the Collateral Manager on its behalf) shall have given electronic notice back to the Facility Agent that it acknowledges and agrees to the terms set forth in the related Asset Approval Notice;
ix.Borrower’s Certification. The Borrower shall have delivered to the Facility Agent and the Paying Agent an Officer’s Certificate (which may be included as part of the Advance Request) dated the date of such requested Advance certifying that the conditions described in subsections 6.2(a) through 6.2(g) have been satisfied; and
x.Other. The Facility Agent shall have received such other approvals, documents, opinions, certificates and reports as they may request, which request is reasonable as to content and timing.
B. ADMINISTRATION AND MANAGEMENT OF TRANSFERRED CONTRACTS
a.Retention and Termination of the Collateral Manager.
(a) The management, administering and collection of the Transferred Contracts shall be conducted by the Person designated as Collateral Manager from time to time in accordance with this Section 7.1(a). Subject to early termination due to the occurrence of a Collateral Manager Default or as otherwise provided below in this Section 7.1, TPVC is hereby designated, and hereby agrees to serve, as Collateral Manager until the termination of this Agreement. Any designation of a successor Collateral Manager under this Agreement shall become effective upon such successor Collateral Manager’s agreement to perform the duties and obligations of the Collateral Manager pursuant to the terms hereof and TPVC shall continue to perform the obligations of the Collateral Manager hereunder until such successor Collateral Manager shall have assumed the responsibilities and obligations of the Collateral Manager. The Collateral Manager may, with the prior consent of the Facility Agent, subcontract with any other Person for the mangement, administering or collecting the Transferred Contracts; provided that the Collateral Manager shall remain liable for the performance of the duties and obligations of the Collateral Manager pursuant to the terms hereof.
i.At least 30 days prior to the delivery of a notice of termination of the Collateral Manager, the Facility Agent shall notify the Backup Collateral Manager in writing to perform a data mapping (at the cost of the Borrower, to which the Capped Fees/Expenses – Backup Collateral Manager shall not apply) with respect to the management systems utilized by the Collateral Manager. Upon the termination or resignation of the Collateral Manager, the Backup Collateral Manager shall, upon the receipt of notice of such resignation or termination, within 30 days commence collateral management activities in place of TPVC and shall, subject to the provisions of Section 11.1, for the purposes of this Agreement, become Collateral Manager. Until such time as the Facility Agent notifies TPVC that the Backup Collateral Manager has commenced collateral management activities in the place of TPVC, TPVC shall continue to perform the obligations of the Collateral Manager hereunder. Upon the Backup Collateral Manager’s assumption of the obligations of Collateral Manager pursuant to this Agreement, the Collateral Manager shall deliver to the Backup Collateral Manager all documents and instruments and monies held by it under this Agreement, and the Collateral Manager and the Facility Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Backup Collateral Manager all such rights, powers, duties, and obligations. Notwithstanding anything contained herein to the contrary, the resignation or termination of the Collateral Manager shall not become effective until the Backup Collateral Manager or an entity acceptable to the Required Lenders shall have assumed the responsibilities and obligations of the Collateral Manager.
ii.Neither the Collateral Manager nor the Backup Collateral Manager shall resign from the obligations and duties imposed on it by this Agreement as Collateral Manager or Backup Collateral Manager, as the case may be, except upon a determination that by reason of a change in legal requirements, the performance of its duties hereunder would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Collateral Manager or Backup Collateral Manager, as the case may be, and the Facility Agent does not elect to waive the obligations of the Collateral Manager to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Collateral Manager or Backup Collateral Manager, as the case may be, pursuant to this Section 7.1(c) shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Facility Agent. No resignation shall become effective until a successor entity acceptable to the Facility Agent shall have assumed the responsibilities and obligations of such Person in accordance with this Agreement. The parties hereto agree that such cessation of operation by the Collateral Manager or the Backup Collateral Manager, as the case may be, shall be a breach of covenant under this Agreement. Notwithstanding anything contained herein regarding the prohibition against the Collateral Manager or Backup Collateral Manager’s resignation, as the case may be, the sole remedy for such action shall be that the Facility Agent shall have the right to appoint a successor Collateral Manager or Backup Collateral Manager, respectively. Neither the Collateral Manager nor the Backup Collateral Manager shall have liability to any party for any such resignation. The parties hereto agree to treat any such Backup Collateral Manager resignation as confidential information hereunder in accordance with Section 18.14.
iii.Any Person (i) into which the Collateral Manager or Backup Collateral Manager may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Collateral Manager or Backup Collateral Manager, as applicable, shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Collateral Manager or Backup Collateral Manager, as applicable, or (iv) succeeding to the business of the Collateral Manager or Backup Collateral Manager, as applicable, in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Collateral Manager or Backup Collateral Manager, as applicable, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Collateral Manager or Backup Collateral Manager, as applicable, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.
iv.In the event the Backup Collateral Manager assumes the obligations of the Collateral Manager pursuant to this Section 7.1, the Backup Collateral Manager shall also thereupon so assume all of the rights and obligations of the outgoing Collateral Manager under the Lockbox Agreements. In such event, the Backup Collateral Manager shall be deemed to have assumed all of the Collateral Manager’s interest therein and to have replaced the Collateral Manager as a party to each Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the Backup Collateral Manager, except that the Collateral Manager shall not thereby be relieved of any liability or obligations to the Lockbox Bank under such Lockbox Agreement. The Collateral Manager shall, upon request of the Facility Agent, but at the expense of the Collateral Manager, deliver to the Backup Collateral Manager all documents and records relating to the Lockbox Agreements and an accounting of amounts collected and held by the Lockbox Banks and the Collection Account Bank and otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox Agreements to the Backup Collateral Manager.
v.If the Backup Collateral Manager assumes the role of successor Collateral Manager, it shall be reimbursed by the Borrower for any out-of-pocket costs and expenses incurred in connection with the liquidation of any Transferred Contracts which have been approved in writing by the Facility Agent.
vi.If the Backup Collateral Manager assumes the role of successor Collateral Manager, the Backup Collateral Manager shall, by the fifteenth (15th) Business Day following the later of (i) the day of such assumption of duties and (ii) the day on which TPVC provides the Backup Collateral Manager with a list of all licenses TPVC then has (and TPVC shall promptly provide the Backup Collateral Manager a list of all licenses TPVC then has), determine which licenses, approvals and consents were necessary or required to be obtained by TPVC in connection with the performance of its obligations as Collateral Manager and as soon as reasonably practicable thereafter obtain all licenses, approvals and consents necessary or required to be obtained in connection with the performance by the Backup Collateral Manager of its obligations as successor Collateral Manager hereunder, except where the failure to so obtain such licenses, approvals or consents is not reasonably likely to have a material adverse effect on the Backup Collateral Manager’s ability to perform its obligations as successor Collateral Manager hereunder.
b.Duties of the Collateral Manager.
The Collateral Manager shall manage administer and make collections on the Transferred Contracts and perform the other actions required by the Collateral Manager under the terms and provisions of this Agreement.
i.The Collateral Manager shall take or cause to be taken all such actions as may be reasonably necessary or advisable to attempt to collect the Contract Payments from time to time, (i) all in accordance with (1) Applicable Laws and (2) the applicable Transferred Contract, (ii) with reasonable care and diligence using that degree of skill and attention that a similarly‑situated prudent person engaging in such activities would exercise, (iii) without limitation to its obligations under the preceding clauses (i) and (ii) and with no less care than the Collateral Manager exercises with respect to all comparable Contracts that it manages for itself and others and (iv) in accordance in all material respects with the Credit and Collection Policy. Each of the Borrower, the Secured Parties and the Facility Agent hereby appoints the Collateral Manager, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer their respective rights and interests in the Contract Payments and the related Transferred Contracts.
ii.The Collateral Manager shall administer the Collections in respect of the Contract Payments in accordance with the procedures described herein. The Collateral Manager shall transfer, or cause to be transferred, all Collections on deposit in each Lockbox Account (which constitute collected funds pursuant to the terms of the Lockbox Agreement) to the Collection Account by the close of business on the third Business Day following the date such Collections are received in such Lockbox Account and the Collateral Manager shall promptly deposit all Collections received directly by it into the Collection Account. The Collateral Manager shall transfer, or cause to be transferred, all security deposits with respect to the Transferred Contracts on deposit in each Lockbox Account (which constitute collected funds pursuant to the terms of the Lockbox Agreement) to the Security Deposit Collection Account by the close of business on the first Business Day following the date such security deposits are received in such Lockbox Account and the Collateral Manager shall promptly deposit all such security deposits received directly by it into the Security Deposit Collection Account. The Collateral Manager shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer. The Collateral Manager may, on any date, instruct the Collection Account Bank to convert funds on deposit in the Collection Account into

GBPs, Euros or Dollars, in each case using the Applicable Conversion Rate if, after giving effect to such exchange, the Borrower is in compliance with the Borrowing Base.
iii.Except as otherwise permitted in this Agreement, the Collateral Manager shall not forgive, discharge, compromise, waive or cancel the terms of any Contract Payment or amend, modify or waive any term or condition of any Contract related thereto, except with the written consent of the Facility Agent. Except as in accordance with this Agreement or the Credit and Collection Policy, the Collateral Manager shall not extend, amend or otherwise modify the terms of any Contract Payment or amend or modify any term or condition of any Contract related thereto, except with the written consent of the Facility Agent.
iv.The Collateral Manager shall hold in trust for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Contract Payments not previously delivered to the Custodian and shall, as soon as practicable upon demand of the Facility Agent, make available, or, upon the occurrence and during the continuation of a Collateral Manager Default, deliver to the Facility Agent all Records in its possession which evidence or relate to the Contract Payments.
v.The Collateral Manager shall, as soon as practicable following receipt thereof, turn over to TPVC any cash collections or other cash proceeds received with respect to each Contract which does not constitute a Transferred Contract.
vi.Anything herein to the contrary notwithstanding, TPVC shall perform its obligations under the Transferred Contracts to the same extent as if the Transferred Contracts had not been sold by it.
vii.The Collateral Manager shall (i) if requested by the Facility Agent or any Lender, promptly (and in any event within forty-five (45) days after the end of each fiscal quarter and eighty (80) days after the end of each fiscal year, as applicable) provide to the Facility Agent and each Lender a copy of the unaudited consolidated financial statements of the Borrower and TPVC as filed with the Securities and Exchange Commission for the fiscal year most recently ended, and the unaudited consolidated financial statements of the Borrower and TPVC as filed with the Securities and Exchange Commission for the fiscal quarter most recently ended and (ii) promptly (and in any event with ten (10) days after the end of such fiscal quarter) provide to the Facility Agent and each Lender a copy of the then-current Credit-Watch List for the fiscal quarter most recently ended. It is understood that Collateral Manager shall have satisfied the requirements of this clause (g) with respect to the quarterly and annual financial statements of TPVC upon submission by TPVC of its Form 10-Q or Form 10-K, as applicable, through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system.
viii.The Collateral Manager shall promptly (and in any event within forty-five (45) days after the end of each fiscal quarter and eighty (80) days after the end of each fiscal year, as applicable) provide to the Facility Agent and each Lender a copy of the unaudited financial statements of the Borrower for the fiscal year most recently ended, and a copy of the unaudited financial statements of the Borrower for the fiscal quarter most recently ended, certified by an Executive Officer of the Borrower with appropriate knowledge identifying such documents as being the documents described in this paragraph (h) and stating that the information set forth therein fairly presents the financial condition of the Borrower as of and for the periods then ended, subject to year end adjustments and confirming that the Borrower is in compliance with all financial covenants in the Transaction Documents (or, if the Borrower is not in compliance, specifying the nature and status thereof).
c.Representations and Warranties of the Collateral Manager.
The Collateral Manager represents, warrants and covenants as of the Effective Date and as of each Measurement Date as to itself:
i.Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party;
ii.Due Qualification. It is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on its ability to perform its obligations under its Transaction Documents and its ability to enforce the Transferred Contracts and the other Borrower Collateral;
iii.Power and Authority. It has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly authorized by the Collateral Manager by all necessary corporate action;
iv.Binding Obligations. This Agreement and the Transaction Documents to which it is a party (in any capacity) have been executed and delivered by the Collateral Manager and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing;
v.No Violation. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (except as may be created pursuant to this Agreement or any other Transaction Document), or (C) violate in any material respect any law, order, rule or regulation applicable to it of any Official Body having jurisdiction over it or any of its properties;
vi.No Proceedings. There are no proceedings or investigations pending or, to the best of the Collateral Manager’s knowledge, threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the performance by it of its obligations under, or the validity or enforceability of, any of the Transaction Documents or (D) that would reasonably be expected to have a material adverse effect on any Contract or other Borrower Collateral or (E) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Transferred Contracts hereunder;
vii.No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not have a material adverse effect on its ability to perform its obligations under its Transaction Documents and its ability to enforce the Transferred Contracts and the other Borrower Collateral;
viii.Taxes; ERISA. It has filed on a timely basis all tax returns (including foreign, federal, state, local and otherwise) required to be filed and has paid all taxes due and payable by it and any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Collateral Manager). It is not liable for taxes payable by any other Person. No tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Collateral Manager in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due at or prior to the Effective Date. Each benefit plan, if any, of the Collateral Manager that is a “defined benefit plan” as defined in Section 3(35) of ERISA is in compliance in all material respects with ERISA and there is no Lien of the Pension Benefit Guaranty Corporation on any of the Borrower Collateral;
ix.Investment Company Status. The Collateral Manager is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act;
x.Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Collateral Manager in writing to the Borrower, any Lender, the Paying Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading;
xi.Credit and Collection Policy. Attached as Annex I is a true and correct copy of the Credit and Collection Policy as in effect on the date hereof. All of the Contract Payments and Contracts managed by the Collateral Manager are being managed in accordance with the Credit and Collection Policy in all material respects;
xii.Anti-Corruption Laws and Sanctions. The Collateral Manager and its subsidiaries and, to its knowledge, their respective directors, officers, managers and agents, are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of (a) the Collateral Manager or its subsidiaries, or, to its knowledge, their respective directors, officers or managers or (b) to its knowledge, any of their agents that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person;
xiii.Eligibility of Contract Payments. All Contract Payments included as Eligible Contract Payments in the calculation of the Borrowing Base in the most recently delivered Distribution Date Statement are Eligible Contract Payments;
xiv.Other Documents. The representations and warranties made by it (in any capacity) in each of the other Transaction Documents to which it is a party are true and correct in all material respects as of the date(s) made or deemed made (or, if such representation speaks to an earlier date, as of such earlier date); and
xv.Selection Procedures. In selecting the Eligible Contract Payments hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Lender Group.

d.Covenants of the Collateral Manager.
Until the date after the Facility Termination Date on which the Advances shall have been repaid in full, all Yield shall have been paid, and no other amount shall be owing to the Secured Parties under this Agreement:
i.Compliance with Agreements and Applicable Laws. The Collateral Manager shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all federal, state and local laws and regulations applicable to it and its business and properties, including the Contracts and Contract Payments and all Proceeds thereof, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, and privacy, except to the extent that the failure to so comply would not reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects. Without limiting the foregoing, (x) to the extent applicable, the Collateral Manager is in compliance in all material respects with Subject Laws and (y) the Collateral Manager has adopted internal controls and procedures reasonably designed to ensure compliance in all material respects with the applicable provisions of the Anti-Corruption Laws and applicable Sanctions.
ii.Maintenance of Existence and Conduct of Business. The Collateral Manager shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects.
iii.Books and Records. The Collateral Manager shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Collateral Manager in accordance with GAAP; maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Contracts and the Principal Balances thereof in the event of the destruction of the originals thereof); and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Contracts.

iv.Payment, Performance and Discharge of Obligations. The Collateral Manager shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects.
v.ERISA. The Collateral Manager shall give the Facility Agent and each Lender prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a material adverse effect on its business, assets, property, business condition (financial or other), funding arrangements or prospects.
vi.Compliance with Contracts and Credit and Collection Policy. The Collateral Manager shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Transferred Contracts (except, in the case of a successor Collateral Manager (whether the Backup Collateral Manager or otherwise), such material provisions, covenants and other provisions shall only include those provisions relating to the collection and management of the Contract Payments to the extent such obligations are set forth in a document included in the related Contract File) and shall comply with the Credit and Collection Policy in all material respects with respect to all such Contracts and the Contract Payments relating thereto. The Collateral Manager shall maintain such insurance as is customary and desirable for Persons engaged in its business and as required by Applicable Law.
vii.Facility Documents. The Collateral Manager shall comply with the terms of and employ the procedures outlined in this Agreement, and all of the other Transaction Documents to which it is a party and take all such action to such end consistent with the provisions of Section 7.2(a) as may be from time to time reasonably requested by the Facility Agent.
viii.Maintain Records of Transferred Contracts. The Collateral Manager shall, at its own cost and expense, maintain satisfactory and complete records of the Borrower Collateral, including a record of all payments received and all credits granted with respect to the Borrower Collateral and all other dealings with the Borrower Collateral. The Collateral Manager shall maintain its computer systems so that, from and after the time of sale under the Sale Agreement of the Contracts to the Borrower, the Collateral Manager’s master computer records (including any back‑up archives) that refer to a Transferred Contract shall indicate the interest of the Borrower and the Facility Agent in such Transferred Contract and that such Transferred Contract is owned by the Borrower and has been pledged to the Facility Agent for the benefit of the Secured Parties pursuant to this Agreement.
ix.Liens. The Collateral Manager shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Contract Payments, the Contracts, the Lockbox Accounts or any other Borrower Collateral other than Permitted Liens.
x.[Reserved].
xi.Commingling. The Collateral Manager shall not deposit or permit the deposit of any funds (other than Excluded Amounts) that do not constitute Collections of Contract Payments or other proceeds of any Transferred Contracts into a Lockbox Account.
xii.Taxes. The Collateral Manager will file on timely basis all material tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all material taxes due and payable by it or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Collateral Manager).
xiii.Collateral Management Obligations. The Collateral Manager will not (i) amend, waive or otherwise modify the Credit and Collection Policy without the prior written consent of the Facility Agent, (ii) agree to any amendment, waiver or other modification of the Transaction Document to which it is a party without the prior written consent of the Facility Agent, (iii) agree or permit the Borrower to agree to (x) any Contract having Rewritten Contract Payments after the occurrence of an Unmatured Facility Termination Event or a Facility Termination Event or (y) any Contract having any Rewritten Contract Payment set forth in clause (d) of the definition thereof after the Scheduled Facility Termination Date, in each case, unless consented to by the Facility Agent, (iv) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents or (v) change its fiscal year to be other than January 1 through December 31; provided that, with respect to the occurrence of any Rewritten Contract Payment as set forth in clause (c) of the definition thereof, the Collateral Manager shall cause (or cause the Borrower to cause) the execution of an intercreditor agreement in form and substance satisfactory to the Facility Agent.
xiv.Notices. The Collateral Manager (except in the case of successor Collateral Manager (whether the Backup Collateral Manager or otherwise)) shall furnish, or cause to be furnished, to the Facility Agent (and, in the case of clause (i) below, to all Lenders):
1.within the earlier of (A) ninety (90) days of the end of each calendar year and (B) fifteen (15) days after such information is produced, a copy of the quarterly reviews and the amendments and/or waiver memos (if any) with respect to each Obligor as performed by the Collateral Manager and any other documentation in connection with each Transferred Contract as reasonably requested by the Facility Agent; and

2.promptly (but in no event later than three (3) Business Days) after any of its Responsible Officers having obtained actual knowledge thereof, notice of any Unmatured Collateral Manager Default, Unmatured Facility Termination Event, Collateral Manager Default or Facility Termination Event; and
3.promptly, in reasonable detail, of (i) the occurrence of any Revaluation Event with respect to any Contract (including any custom revaluation events included in the definition of “Revaluation Event” by the Facility Agent as a condition of its approval of any Contract), or a Contract having Rewritten Contract Payments which was not previously approved by the Facility Agent and (ii) the sale, exercise or other monetization of, and the listing of the existing and future positions of, any Warrant Asset.
xv.No Security Deposits. The Collateral Manager shall not allow any Obligor to utilize its security deposit to offset any remaining Contract Payments, except as contemplated by Section 7.13(c).
e.Collateral Management Fee; Payment of Certain Expenses by Collateral Manager; Backup Collateral Manager Fee.
On each Distribution Date, the Collateral Manager shall be entitled to receive out of the Collection Account the Collateral Management Fee for the related Collection Period pursuant to Section 8.5. The Collateral Manager shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Sale Agreement. On each Distribution Date, the Backup Collateral Manager shall be entitled to receive out of the Collection Account the Backup Collateral Manager Fee for the related Collection Period pursuant to Section 8.5.
a.Distribution Date Statement.
No later than 1:00 p.m., Menlo Park, California time, on each Collateral Manager Report Date, the Collateral Manager shall deliver to the Facility Agent, the Paying Agent and the Backup Collateral Manager a Distribution Date Statement executed by a Responsible Officer of the Collateral Manager, including information on delinquencies and extensions of Transferred Contracts.
a.Annual Statement as to Compliance; Notice of Collateral Manager Default.
(a) The Collateral Manager shall deliver to the Facility Agent and the Backup Collateral Manager on or before April 30 of each year, beginning on April 30, 2021, an officer’s certificate signed by any Executive Officer of the Collateral Manager, dated as of the preceding December 31, stating that (i) a review of the activities of the Collateral Manager during the preceding 12‑month period (or such other period as shall have elapsed from the Effective Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Collateral Manager has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
i.The Collateral Manager shall deliver to the Facility Agent and the Backup Collateral Manager, promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, written notice in an Officers’ Certificate of any event that, with the giving of notice or lapse of time, would become a Collateral Manager Default or a Facility Termination Event.

b.Audit of Transferred Contracts.
The Facility Agent shall, at the Borrower’s expense, retain Protiviti, Inc. (or another nationally recognized audit firm acceptable to the Facility Agent in its sole discretion) conduct and complete an audit of the Transferred Contracts in compliance with the audit standards set forth on Exhibit B (as such Exhibit may be modified from time to time by the Facility Agent in its sole discretion) hereto, (i) on or before January 2021 and (ii) thereafter, on or before January 15 and July 15 of each year, beginning on July 15, 2021, with respect to the six months ended the immediately preceding calendar month’s end; provided that there shall be no limits on the Facility Agent’s right to conduct audits (at the Borrower’s expense) during the occurrence of an Unmatured Facility Termination Event or Facility Termination Event.
a.Access to Certain Documentation and Information Regarding Contracts.
(a) Each of the Borrower and the Collateral Manager shall permit representatives of the Facility Agent and the Backup Collateral Manager at any time and from time to time as the Facility Agent or the Backup Collateral Manager shall reasonably request but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing) and (ii) during normal business hours: (a) to inspect and make copies of and abstracts from its records relating to the Transferred Contracts, and (b) to visit its properties in connection with the collection, processing or management of the Transferred Contracts for the purpose of examining such records, and to discuss matters relating to the Transferred Contracts or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. In connection with any inspection, any Lender or the Backup Collateral Manager may, with the Borrower’s consent (so long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing), institute procedures to permit it to confirm the Obligor balances in respect of any Transferred Contracts. Each of the Borrower and the Collateral Manager agrees to render to the Facility Agent and the Backup Collateral Manager such clerical and other assistance as may be reasonably requested with regard to the foregoing, provided such assistance shall not interfere in any material respect with the Collateral Manager’s business and operations. Prior to the occurrence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Collateral Manager Default or a Collateral Manager Default, the Collateral Manager shall bear the expense of up to two such inspections in any 12‑month period, subject to a maximum of $75,000 per annum of such expenses in the aggregate (including any expenses paid by TPVC pursuant to Section 5.1(e) of the Sale Agreement but subject to a limit of $150,000 per annum globally for all inspections by the Facility Agent (or its representatives) of the Collateral Manager, the Borrower or any other special purpose entity Affiliated with the Collateral Manager that has a loan agreement with the Facility Agent (or an Affiliate of the Facility Agent) on terms and conditions substantially similar to this Agreement), and any additional inspections or expenses in excess of $75,000 per annum (or such $150,000 per annum global cap) shall be for the account of the Lenders. During the existence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Collateral Manager Default or a Collateral Manager Default, the Collateral Manager shall be required to bear the expense of all such inspections. Nothing in this Section 7.9 shall derogate from the obligation of the Borrower and the Collateral Manager to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Collateral Manager to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

i.The Collateral Manager agrees to cooperate and use its best efforts in effecting the transition of the responsibilities and rights of managing the Transferred Contracts, including the transfer to the Backup Collateral Manager as successor Collateral Manager for the administration by it of all cash amounts that shall at the time be held by the Collateral Manager for deposit, or have been deposited by the Collateral Manager, or thereafter received with respect to the Transferred Contracts and the delivery to the Backup Collateral Manager as successor Collateral Manager in an orderly and timely fashion of all files and records with respect to the Transferred Contracts containing all information necessary to enable the Backup Collateral Manager as successor Collateral Manager to manage the Transferred Contracts. In addition, the Borrower and the Collateral Manager, as applicable, shall provide to the Facility Agent and the Backup Collateral Manager, access to the Transferred Contracts and all other documents regarding the Transferred Contracts included as part of the Borrower Collateral and the Related Security in such cases where the Facility Agent and the Backup Collateral Manager is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Facility Termination Event, Facility Termination Event or Collateral Manager Default has occurred and is continuing) and (ii) during normal business hours. From and after the Effective Date and periodically thereafter at the reasonable discretion of the Facility Agent, the Facility Agent may review the Borrower’s and the Collateral Manager’s collection and administration of the Transferred Contracts in order to assess compliance by the Collateral Manager with the Collateral Manager’s written policies and procedures, as well as this Agreement and may conduct an audit of the Transferred Contracts and Records in conjunction with such review, subject to the limits set forth in Section 7.9(a).
b.Certain Duties and Representations of Backup Collateral Manager.
(a) No later than 12:00 p.m., Menlo Park, California time, on or before each Collateral Manager Report Date, the Collateral Manager shall deliver to the Backup Collateral Manager and, upon prior request, the Facility Agent, a computer tape or a diskette or any other electronic transmission in a format acceptable to the Backup Collateral Manager (and, if applicable, the Facility Agent) containing the LeasePlus, Geneva, or similar system lease/loan portfolio information with respect to the Transferred Contracts as of the last day of the preceding Collection Period necessary for preparation of the Distribution Date Statement relating to such Collateral Manager Report Date and all calculations required by Section 7.10(b). The Backup Collateral Manager shall notify the Facility Agent in writing within one (1) Business Day if such information is not delivered to the Backup Collateral Manager prior to 12:00 p.m., Menlo Park, California time, on any Collateral Manager Report Date.
i.Prior to each such Distribution Date, the Backup Collateral Manager shall use such tape or diskette (or other means of electronic transmission acceptable to the Backup Collateral Manager and, if applicable, the Facility Agent) and review the related Distribution Date Statement against such electronic transmission in order to perform the following:

1.confirm that the Distribution Date Statement is complete on its face;
2.recalculate the Borrowing Base as of such Collateral Manager Report Date;
3.calculate the rolling three month average Delinquency Ratio, the Delinquency Ratio for such Collection Period, the rolling three month Default Ratio, the Interest Coverage Ratio for TPVC (as of such Collateral Manager Report Date) and the Debt Service Coverage Ratio for the Borrower (as of such Collateral Manager Report Date);
4.review (1) the Aggregate Outstanding Principal Balance of the Transferred Contracts and all amounts collected on or in respect of the Contracts; (2) the contract payment rate on each Transferred Contract; (3) the remaining term to maturity of each Transferred Contract;
5.verify the mathematical accuracy of any calculations on the face of the Distribution Date Statement;
6.confirm the existence of the occurrence of any Revaluation Event with respect to any Contract (including any custom revaluation events included in the definition of “Revaluation Event” by the Facility Agent as a condition of its approval of any Contract), or a Contract having Rewritten Contract Payments; and
7.confirm the sale, exercise or other monetization of, and the listing of the existing and future positions of, any Warrant Asset.
ii.In the event of any discrepancy between the information set forth in clause (b) above as calculated by the Collateral Manager from that determined or calculated by the Backup Collateral Manager, the Backup Collateral Manager shall promptly report such discrepancy to the Collateral Manager and the Facility Agent. In the event of a discrepancy as described in the preceding sentence, the Collateral Manager and the Backup Collateral Manager shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, distributions on the related Distribution Date shall be made by the Facility Agent consistent with the information provided by the Collateral Manager, and the Collateral Manager and the Backup Collateral Manager shall attempt to reconcile such discrepancies prior to the next Collateral Manager Report Date. If the Backup Collateral Manager and the Collateral Manager are unable to reconcile discrepancies with respect to such Distribution Date Statement by the next Collateral Manager Report Date, the Collateral Manager shall deliver to the Facility Agent an Officer’s Certificate, prior to the next Collateral Manager Report Date, describing the nature and amount of such discrepancies and the actions the Collateral Manager proposes to take with respect thereto. If the Collateral Manager fails to reconcile such discrepancies within fifteen days following the date of the Officer’s Certificate, the Collateral Manager shall cause the Independent Accountants, at the Collateral Manager’s expense, to examine the Distribution Date Statement and attempt to reconcile the discrepancies at the earliest possible date. The effect, if any, of such reconciliation shall be reflected in the Distribution Date Statement for such next succeeding Collateral Manager Report Date.
iii.Other than the duties specifically set forth in this Agreement, the Backup Collateral Manager shall have no obligations hereunder, including to supervise, verify, monitor or administer the performance of the Collateral Manager. The Backup Collateral Manager shall have no liability for any actions taken or omitted by the Collateral Manager, except for the express duties of the Backup Collateral Manager set forth herein.
c.Consequences of a Collateral Manager Default.
If a Collateral Manager Default shall occur and be continuing, the Facility Agent acting in such capacity may, or as directed by the Majority Lenders shall, by written notice given to the Collateral Manager, terminate all of the rights and obligations of the Collateral Manager and appoint a successor pursuant to the terms thereof. In addition, upon the occurrence of a Collateral Manager Default, the Collateral Manager shall, if so requested by the Facility Agent, acting in such capacity or at the direction of the Majority Lenders, deliver to the Backup Collateral Manager its Records within two days after demand therefor and a computer tape or diskette (or any other means of electronic transmission acceptable to the Backup Collateral Manager) containing as of the close of business on the date of demand all of the data maintained by the Collateral Manager in computer format in connection with managing the Transferred Contracts.
a.Appointment of Backup Collateral Manager as Successor Collateral Manager.
On and after the termination of the Collateral Manager pursuant to Section 7.11, the Backup Collateral Manager (or any other successor Collateral Manager appointed by the Facility Agent) shall be the successor in all respects to the Collateral Manager in its capacity as Collateral Manager under this Agreement and the transactions set forth or provided for in this Agreement and, subject to the provisions of Section 11.1, shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Collateral Manager by the terms and provisions of this Agreement.
a.Lockbox Accounts.
(a) The Collateral Manager shall establish and maintain pursuant to Lockbox Agreements with one or more Lockbox Banks, one or more Lockbox Accounts, in the name of the Borrower. All Lockbox Accounts are listed on Schedule 7.13. Each of the Collateral Manager and the Borrower hereby grants to the Facility Agent, for the benefit of itself and the Secured Parties, a security interest in all of its right, title and interest to the Lockbox Accounts.
i.The Collateral Manager shall direct, or cause to be directed, all Obligors to make payments on the Contracts, including any security deposits made by an Obligor to secure the indebtedness of such Obligor under a Contract, directly to a Lockbox Account (which may be made through the Funds-Transfer system) and, within three (3) Business Days after receipt into a Lockbox Account, all available balances in such Lockbox Account shall be remitted to the Collection Account or the Security Deposit Collection Account, as the case may be. At such time, the Collateral Manager shall also direct each of the other parties to the Transaction Documents, to the extent that any amounts may be payable thereunder to the Borrower, to make all deposits of such amounts directly into the Lockbox Account (which may be made through the Funds-Transfer system). If notwithstanding the foregoing the Collateral Manager at any time thereafter receives any Collections with respect to any Contract Payment or any other proceeds of any Contracts, the Collateral Manager shall direct or cause to be directed, the related Obligor to make such payments to the Lockbox Account (which may be made through the Funds-Transfer system) and shall promptly, and in any event no later than the first Business Day after receipt thereof, deposit or cause to be deposited all such amounts into the Collection Account or the Security Deposit Collection Account, as the case may be.
ii.To the extent amounts in the Security Deposit Collection Account may be applied as a payment on a Contract pursuant to the terms of such Contract, the Collateral Manager shall transfer such amounts from the Security Deposit Collection Account to the Collection Account to be applied as a Collection thereof in accordance with Section 8.5. Upon payment in full by an Obligor of all amounts owing under a Contract, the Collateral Manager shall withdraw the remaining amount (if any) of any security deposit related to such Contract previously deposited into the Security Deposit Collection Account and return such amount to such Obligor pursuant to the terms of the related Contract.
b.Payments in Respect of Ineligible Contracts.
In the event of a breach of Sections 9.13 and 9.19 or of a material breach of any other representation or warranty set forth in Article IX with respect to a Transferred Contract (or the Related Security and other related collateral constituting part of the Borrower Collateral related to such Transferred Contract) (each such Transferred Contract, an “Ineligible Contract”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of TPVC or the Collateral Manager and (y) receipt by TPVC or the Collateral Manager of written notice thereof given by any Secured Party or the Facility Agent on its behalf, the Borrower shall repay Advances outstanding in an amount equal to the aggregate Repurchase Amount of such Ineligible Contract(s) to which such breach relates on the terms and conditions set forth below; provided that no such repayment shall be required to be made with respect to any Ineligible Contract (and such Transferred Contract shall cease to be an Ineligible Contract) if, on or before the expiration of such 30 day period, the representations and warranties in Article IX with respect to such Ineligible Contract shall be made true and correct in all material respects with respect to such Ineligible Contract as if such Ineligible Contract had become part of the Borrower Collateral on such day or if the Advances outstanding do not exceed the Borrowing Base and the Minimum Equity Condition is satisfied on such day. The Equityholder shall make a contemporaneous deposit to the Collection Account of the related Repurchase Amount, as contemplated by Section 6.1 of the Sale Agreement.
a.Substitution of Contracts Pursuant to Technology Exchange Option.
In the event that any Obligor exercises its option pursuant to the Technology Exchange Option, (a) the Borrower (or the Collateral Manager on its behalf) shall immediately (and in any event, within two (2) days following its receipt thereof), deposit all Collections received from such Obligor in respect of such exchange into the Collection Account and (b) the Borrower shall replace such Replaced Equipment with Substitute Equipment in accordance with the terms of the related Contract.
In addition, the Borrower shall in connection with such substitution deliver to the Custodian the related Contract File and shall pay to each Hedge Counterparty, as applicable, all Hedge Breakage Costs, if any, incurred in connection with the substitution of such Transferred Contract pursuant to this Section 7.15 and the termination of any Hedge Transactions, in whole or in part, in connection therewith. In connection with any such substitution, the Facility Agent, on behalf of Secured Parties, shall, automatically and without further action (unless otherwise necessary or requested by the Borrower or the Collateral Manager), be deemed to transfer to the Borrower (for transfer to TPVC), free and clear of any Lien created by this Agreement, all of the right, title and interest of the Facility Agent, on behalf of the Secured Parties, in, to and under such Replaced Equipment, but without any representation and warranty of any kind, express or implied. The Equityholder shall make (or cause to be made) a contemporaneous deposit to the Collection Account of the related Hedge Breakage Costs, as contemplated by Section 6.2 of the Sale Agreement.
a.Repurchase.
In the event the Borrower exercises its option to offer for sale to the Equityholder a Transferred Contract that has become a Defaulted Contract or a Delinquent Contract pursuant to Section 6.3 of the Sale Agreement and the Equityholder accepts such offer, upon receipt of the Repurchase Amount in the Collection Account, the Facility Agent, on behalf of Secured Parties, shall, automatically and without further action (unless otherwise necessary or requested by the Borrower or the Collateral Manager), be deemed to transfer to the Borrower (for transfer to the Equityholder), free and clear of any Lien created by this Agreement, all of the right, title and interest of the Facility Agent, on behalf of the Secured Parties, in, to and under such Transferred Contract and the Contract Payments and Related Security related thereto, but without any representation and warranty of any kind, express or implied.
a.Contracts Subject to Retained Interest Provisions.
With respect to any Contract sold by the Equityholder to the Borrower and included in the Borrower Collateral subject to the Retained Interest provisions of this Agreement, if such Contract is a Contract with more than one lender or lessor, Collections in respect of principal and interest received by the Collateral Manager will be allocated between the portion owned by the Borrower and the portion not owned by the Borrower (if any) on a pro rata basis according to the outstanding principal amount of such portion, subject to clause (h) of the definition of “Excess Concentration Amount”.
a.Optional Offer to Sell.
(a) The Borrower shall have the right to sell all or a portion of the Contracts (each, an “Optional Sale”), subject to the following terms and conditions:
1.immediately after giving effect to such Optional Sale:
a.the Interest Spread Test is satisfied;
b.the Minimum Equity Condition is satisfied;
c.the Borrowing Base is greater than or equal to the Advances outstanding;
d.the Aggregate Contracts Balance of all Collateral Obligations sold by the Borrower during the then-current calendar year does not exceed 15% of the highest Aggregate Contracts Balance Amount on any day of such calendar year; and
e.no Facility Termination Event, Unmatured Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default shall have occurred and be continuing;
2.at least one (1) Business Day prior to the date of any Optional Sale, the Collateral Manager, on behalf of the Borrower, shall give the Facility Agent and the Custodian written notice of such Optional Sale, which notice shall identify the related Borrower Collateral subject to such Optional Sale and the expected proceeds from such Optional Sale and include (x) an Officer’s Certificate computed as of the date of such request and after giving effect to such Optional Sale, demonstrating that the Borrowing Base is greater than or equal to the aggregate principal amount of all Advances outstanding and (y) a certificate of the Collateral Manager substantially in the form of Exhibit F-3 requesting the release of the related Contract File in connection with such Optional Sale;
3.such Optional Sale shall be made by the Collateral Manager, on behalf of the Borrower (A) in accordance with the Credit and Collection Policy, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);
4.the Facility Agent has given its prior written consent if (x) such Optional Sale is to an Affiliate of the Borrower or the Collateral Manager or (y) after the Scheduled Facility Termination Date, such Contract is sold at a price lower than the par value of such Contract; and
5.on the date of such Optional Sale, all proceeds from such Optional Sale will be deposited directly into the Collection Account.
i.In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, all of the right, title and interest of the Facility Agent for the benefit of the Secured Parties in, to and under such Contract(s) and Related Security subject to such Optional Sale and such portion of the Borrower Collateral shall be transferred to the Borrower and shall be released from the Lien of this Agreement without recourse, representation or warranty.
ii.The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Facility Agent, the Custodian and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Facility Agent, on behalf of the Secured Parties, in the Borrower Collateral in connection with such Optional Sale).

A. ACCOUNTS; PAYMENTS
a.Borrower Accounts.
(a) On or prior to the Effective Date, the Collateral Manager shall establish the Collection Account, the Warrant Reserve Account and the Security Deposit Collection Account, each in the name of the Borrower (subject to a control agreement in favor of the Facility Agent for the benefit of itself and the Secured Parties). The Collection Account, the Warrant Reserve Account and the Security Deposit Collection Account shall each be an Eligible Account which is a segregated non-interest bearing trust account initially established with the Collection Account Bank pursuant and subject to the Account Agreement. If at any time the Collection Account, the Warrant Reserve Account or the Security Deposit Collection Account ceases to be an Eligible Account, the Facility Agent (with notice to the Collateral Manager) shall transfer such account to another institution such that such account shall meet the requirements of an Eligible Account. The Collection Account, the Warrant Reserve Account and the Security Deposit Collection Account are listed on Schedule 8.1.
i.[Reserved].
ii.All amounts held in the Collection Account, the Warrant Reserve Account, the Lockbox Accounts and the Security Deposit Collection Account (collectively, the “Borrower Accounts”), shall, to the extent permitted by Applicable Laws, be invested by the Collection Account Bank (or, with respect to the Lockbox Accounts, the Lockbox Bank), as directed by the Collateral Manager in writing (or, if the Collateral Manager fails to provide such direction, such amounts shall be invested in investments described in clause (f) of the definition of Permitted Investments), in Permitted Investments that mature not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Facility Agent on behalf of the Secured Parties, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. The taxpayer identification number associated with each Borrower Account shall be that of the Borrower and the Borrower shall report for federal, state and local income tax purposes, the income, if any, represented by each Borrower Account. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Facility Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the direction of the Collateral Manager or, if the Collateral Manager shall fail to give such direction, the Facility Agent. The Collection Account Bank shall have no obligation to invest and reinvest any cash held in the Collection Account, the Warrant Reserve Account or the Security Deposit Collection Account or any other moneys held by the Collection Account Bank pursuant to this Agreement in the absence of timely and specific written investment direction pursuant to this Section 8.1(c). In no event shall the Collection Account Bank be liable for the selection of investments or for investment losses incurred thereon. The

Collection Account Bank shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Collateral Manager or the Facility Agent, as applicable, to provide timely written investment direction. In the event that the Collection Account Bank receives conflicting investment direction from the Collateral Manager and the Facility Agent, it shall act in accordance with the direction of the Facility Agent. In performance of its obligations hereunder, the Collection Account Bank shall be entitled to all of the same rights, protections and immunities as the Paying Agent.
iii.Neither the Borrower nor the Collateral Manager shall have any rights of direction or withdrawal, with respect to amounts held in the Collection Account, except to the extent explicitly set forth in this Agreement.
Subject to the other provisions hereof, the Facility Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Facility Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Facility Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Borrower Accounts shall be deposited in the Collection Account and distributed pursuant to Section 8.5. If the Facility Agent is given instructions to invest funds in any of the Borrower Accounts in investments other than investments of the type described in clause (f) of the definition of “Permitted Investments”, the Person giving such instructions agrees to assist the Facility Agent in complying with the requirements herein with respect to such investments.
a.Collateral Manager Reimbursements.
The Collateral Manager shall be entitled to be reimbursed from amounts on deposit in, or to be deposited in, the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Collateral Manager to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Collateral Manager on the related Distribution Date pursuant to Section 8.5(a)(ii) or Section 8.5(a)(xiv), as applicable. Upon the request of the Facility Agent or any Lender, the Collateral Manager shall certify any amount to be reimbursed hereunder and shall supply such other information as may be necessary in the opinion of the Facility Agent to verify the accuracy of such certification. The Facility Agent shall not be under any obligation to make the request described in the immediately preceding sentence.
a.Application of Collections.
With respect to each Contract, payments by or on behalf of the Obligor shall be applied to interest and principal thereof to reduce the balance thereof in accordance with the terms of such Contract.
a.Additional Deposits.
On or before each Distribution Date, the Collateral Manager or the Borrower shall deposit into the Collection Account the aggregate Repurchase Amounts with respect to Repurchased Contracts. All such deposits of Repurchase Amounts shall be made in immediately available funds. Upon receipt, the Facility Agent shall remit to the Collection Account any amounts paid by a Hedge Counterparty under any Hedging Agreement.
a.Distributions.
(a) On each Distribution Date, the Paying Agent shall distribute from the Collection Account and, subject to Section 8.8, the Warrant Reserve Account (as applicable), in accordance with the applicable Distribution Date Statement provided by the Collateral Manager, the Amount Available for such Distribution Date in the following order of priority:
1.FIRST, (a) to the Borrower or TPVC, as applicable, to the extent such amounts represent Excluded Amounts or any Retained Interest and (b) to the Collection Account Bank and each Lockbox Bank, any accrued and unpaid fees and expenses for the related Collection Period, which fees and expenses shall not exceed $5,000 for any Collection Period;
2.SECOND, if the Collateral Manager is not TPVC, to the extent not previously paid to the Collateral Manager or otherwise by or on behalf of the Borrower, to the Collateral Manager, any accrued and unpaid Collateral Management Fee for the related Collection Period;
3.THIRD, from the remaining Amount Available, to the extent not previously paid by the Collateral Manager or otherwise by or on behalf of the Borrower, pro rata (a) to the Custodian, any accrued and unpaid Custodian Fees and Expenses for the related Collection Period, which expenses shall not exceed the amount of the Capped Fees/Expenses - Custodian, (b) to the Backup Collateral Manager, any accrued and unpaid fees and expenses, any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations) for the related Collection Period pursuant to the Backup Collateral Manager Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses ‑ Backup Collateral Manager and any Transition Costs, (c) to the Paying Agent, any accrued and unpaid fees and expenses, any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations) for the related Collection Period, which expenses shall not exceed the amount of the Capped Fees/Expenses ‑ Paying Agent and (d) to the Collection Account Bank, any accrued and unpaid fees and expenses, any amounts actually due at such time under any indemnification provision of this Agreement (that is, no amount shall be withheld for contingent indemnity obligations) for the related Collection Period, which expenses shall not exceed the amount set forth in clause (i) above;
4.FOURTH, from the remaining Amount Available, to the extent not previously paid by the Collateral Manager or otherwise by or on behalf of the Borrower, pro rata, based on the amounts owed to such Persons under this clause (iv), to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;
5.FIFTH, from the remaining Amount Available, to the Lenders, on a pro rata basis, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual

Period to the extent not paid on a prior Distribution Date) and to the Paying Agent on behalf of the Lenders, all Fees due to the Lenders and the Facility Agent; provided that any Commitment Fee due after July 2021 shall be payable on the Commitment Fee Distribution Date;
6.SIXTH, from the remaining Amount Available, to the Lenders, the amount necessary to reduce the Advances outstanding to an amount not to exceed the lower of the Borrowing Base and the Maximum Availability;
7.SEVENTH, from the remaining Amount Available, pro rata based on amounts owed to such Persons under this clause (vii), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;
8.EIGHTH, from the remaining Amount Available, following the occurrence of the Facility Termination Date or a Facility Termination Event, to the Lenders, to repay the principal amount of Advances until such Advances are repaid in full;
9.NINTH, from the remaining Amount Available, to any Affected Persons, any Increased Costs then due and owing;
10.TENTH, from the remaining Amount Available, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;
11.ELEVENTH, from the remaining Amount Available, to the extent not previously paid pursuant to clause (iii) above, pro rata to the Collection Account Bank, Paying Agent, Backup Collateral Manager and the Custodian, any costs, expenses, Transition Costs and any amounts actually due at such time under any indemnification provision of this Agreement or, with respect to the Collection Account Bank, the Account Agreement (that is, no amount shall be withheld for contingent indemnity obligations to the Backup Collateral Manager and the Custodian under the Transaction Documents);
12.TWELFTH, from the remaining Amount Available, to the Lenders, the amount of any prepayment of the outstanding principal amount of any Advance made by the Borrower pursuant to Section 2.4;
13.THIRTEENTH, to make any Permitted RIC Distributions or any Permitted Stock Dividend (subject to the limitations on the use of Interest Collections and Principal Collections set forth herein);
14.FOURTEENTH, if the Collateral Manager is TPVC, from the remaining Amount Available, to the Collateral Manager, any accrued and unpaid Collateral Management Fees with respect to the related Collection Period and the amounts specified in Section 8.2 to the extent the Collateral Manager has not reimbursed itself in respect of such amounts pursuant to Section 8.7; and
15.FIFTEENTH, from the remaining Amount Available, to the Operating Account, or as otherwise designated in writing by the

Borrower to the Facility Agent, the Paying Agent and the Collateral Manager.
The Collateral Manager hereby instructs the Collection Account Bank, on the Business Day immediately preceding each Distribution Date, to convert amounts on deposit in the Collection Account into Dollars using the Applicable Conversion Rate to the extent necessary to make payments in Dollars pursuant to this Section 8.5. All risk and expense incident to such conversion is the responsibility of the Borrower and the Collection Account Bank shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Collateral Manager in a non-negligent manner, no liability for any losses incurred from the conversion of any amounts or resulting from the rates obtained in such foreign exchange transactions.
i.At any time, the Borrower may withdraw from the Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Contract Payment.
b.Fees.
The Borrower shall pay to the Facility Agent and the Agents on behalf of their respective Lenders in accordance with the provisions set forth in Section 8.5 any Commitment Fee, the Prepayment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth in one or more fee letter agreements, dated the date hereof (or dated the date any Lender becomes a party hereto pursuant to an assignment or otherwise), among the Borrower, TPVC and the applicable Lender, respectively, (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Fee Letter”).
a.Net Deposits.
So long as no Collateral Manager Default has occurred and is continuing, the Collateral Manager may make the remittances to be made by it pursuant to Sections 8.3 and 8.4 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Section 8.2 or 8.5(xiv); provided, however, that the Collateral Manager shall account for all of such amounts in the related Distribution Date Statement as if such amounts were deposited and distributed separately; and provided, further, that if an error is made by the Collateral Manager in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Collateral Manager shall make a payment of the deficiency to the Collection Account immediately upon becoming aware, or receiving notice from any Lender, the Paying Agent or the Facility Agent, of such error.
a.Required Warrant Reserve.
(a) The Borrower shall deposit the net proceeds (including, without limitation, net of any taxes paid or payable as a result of such sale or exercise of any Warrant Asset) realized and received by the Borrower (or its agent) from the sale or exercise of any Warrant Asset or other Portfolio Investment into the Warrant Reserve Account without giving effect to Section 8.5; provided that after the occurrence of the Scheduled Facility Termination Date, all such net proceeds shall at Borrower’s discretion either (x) be designated as Amount Available and distributed pursuant to Section 8.5 or (y) remain in the Warrant Reserve Account (and shall not be available to be withdrawn) until the earlier of (i) one (1) year after the Scheduled Facility Termination Date and (ii) the occurrence of a Facility Termination Event, after which all such net proceeds shall be deposited into the Collection Account as Principal Collections and the Warrant Reserve Account shall no longer be in effect.

i.At any time that a payment is required to be made by Section 2.4(b), all Retained Warrant Proceeds shall be designated as Amount Available by the Collateral Manager to the extent required due to a shortfall in the Amount Available pursuant to clauses (a) – (c) of the definition thereof to meet such payment obligation.
ii.At any time prior to the Scheduled Facility Termination Date that the Borrower makes a prepayment in accordance with Section 2.4(a), the Borrower (or the Collateral Manager on its behalf) may designate Retained Warrant Proceeds as Amount Available solely for the purposes of such prepayment. To the extent that Retained Warrant Proceeds are utilized for any such prepayment and an equivalent amount is not deposited into the Warrant Reserve Account on or before the next Distribution Date, then immediately following such next Distribution Date, the Advance Rate shall be permanently reduced to equal the Borrower’s actual outstanding advance rate on all outstanding Advances, as determined by the Facility Agent in its sole discretion.
B. REPRESENTATIONS AND WARRANTIES
In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Facility Agent and the Lenders as to itself, as of the Effective Date and each Measurement Date, as follows:
a.Organization and Good Standing.
It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Transferred Contracts and the Related Security, and to grant to the Facility Agent a security interest in the Transferred Contracts and the Related Security and the other Borrower Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
a.Due Qualification.
It is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions, except where the failure to do so would not reasonably be expected to have a material adverse effect on (i) its ability to perform its obligations under this Agreement, (ii) the validity or enforceability of the Contracts and the Related Security or (iii) its ability to perform its obligations under its Transaction Documents.
a.Power and Authority.
It has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power and authority to grant to the Facility Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Transferred Contracts and the other Borrower Collateral and has duly authorized such grant by all necessary action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by it by all necessary action.
a.Security Interest; Binding Obligations.
This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower; this Agreement shall create a valid security interest in the Borrower Collateral in favor of the Facility Agent, for the benefit of the Secured Parties, enforceable against the Borrower and creditors of the Borrower and any Affiliate thereof (including TPVC); upon the effectiveness of this Agreement, such security interest shall be first priority perfected to the extent that a security interest in said Borrower Collateral may be perfected under the applicable UCC; and this Agreement and the other Transaction Documents to which it is a party shall constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, (ii) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) implied covenants of good faith and fair dealing.
a.No Violation.
The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate in any material respect any law, order, rule or regulation applicable to the Borrower of any Official Body having jurisdiction over the Borrower or any of its properties, or in any way materially adversely affect the Borrower’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.
a.No Proceedings.
There are no proceedings or investigations pending or, to its knowledge, threatened against the Borrower, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Transferred Contracts or other Borrower Collateral or (E) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Contracts and the other Borrower Collateral hereunder.
a.No Consents.
It is not required to obtain the consent of any other party or any approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof.
a.Solvency.

It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. The Borrower has no Indebtedness to any Person other than pursuant to this Agreement, the Administrative Agreement and the other Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.
a.Tax Treatment.
For federal income tax purposes, the Borrower or the Equityholder will be treated as the owner of the Transferred Contracts and the Related Security, the Borrower or the Equityholder will be treated as the borrower under this Agreement, and the Advances made under this Agreement will be treated as the Indebtedness of the Borrower or the Equityholder. For legal purposes, the Equityholder and the Borrower will treat the purchase or absolute assignment of the Transferred Contracts and the Related Security pursuant to the Sale Agreement as a sale and absolute assignment of the Equityholder’s full right, title and ownership interest in such Transferred Contracts and the Related Security. For the avoidance of doubt, TPVC may consolidate the Borrower and/or its properties and other assets for accounting purposes.
a.Compliance With Laws.
It has complied and will comply in all material respects with all Applicable Laws, judgments, agreements, decrees and orders with respect to its business and properties and all Borrower Collateral.
a.Taxes.
It is a disregarded entity or a partnership for U.S. federal income tax purposes. It has filed on a timely basis all material tax returns (including foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid all material taxes due and payable by it and any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). No tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Transferred Contract and the Related Security to the Borrower have been paid or shall have been paid if and when due at or prior to the Effective Date or the Advance Date, as applicable.
a.Certificates.
Each Distribution Date Statement is accurate in all material respects as of the date thereof.
a.No Liens, Etc.
The Borrower Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim or restrictions on transferability and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Facility Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Borrower Collateral, free and clear of any Adverse Claim or restrictions on transferability, to the extent (as to perfection and priority) that a security interest in said Borrower Collateral may be perfected under the applicable UCC. No effective financing statement or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Borrower Collateral is on file in any recording office, except such as will be released on the Effective Date or as may have been filed in favor of the Facility Agent as “Secured Party” pursuant hereto or as necessary or advisable to effect the sales contemplated by the Sale Agreement.
a.Purchase and Sale.
After giving effect to the making of the Advances and the application of the proceeds thereof on the related Advance Date, the Contract Collateral will have been purchased by or contributed to the Borrower on such Advance Date pursuant to the Sale Agreement and all amounts owing to the Equityholder as consideration therefor will be paid in full.
a.Information True and Correct.
All information heretofore or hereafter furnished by or on behalf of the Borrower in writing to any Lender, the Paying Agent or the Facility Agent in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.
a.ERISA Matters.
(a) The Borrower does not sponsor, maintain, or contribute to, and has never sponsored, maintained, or contributed to, and, except as would not reasonably be expected to have a material adverse effect on its business, asset, property, business condition (financial or other), funding arrangements or prospects, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.
i.No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a material adverse effect.
ii.The Borrower is not a Benefit Plan Investor.

a.Financial or Other Condition.
There has been no material adverse change in its condition (financial or otherwise), business, operations, results of operations, or properties since its date of organization.
a.Investment Company Status.
It is not an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act; however it is an “affiliated person” of an “investment company”.
a.Eligible Contract Payments.
All Contract Payments included as Eligible Contract Payments in the calculation of the Borrowing Base in the most recently delivered Distribution Date Statement are Eligible Contract Payments.
a.Use of Proceeds.
Neither Borrower nor TPVC is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System) and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the Board of Governors of the Federal Reserve System from time to time. The Borrower will not request any Advance, and shall not use the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country to the extent such activity would be prohibited by Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to the Borrower.
a.Separate Existence.
The Borrower is operated as an entity with assets and liabilities distinct from those of TPVC and any other Affiliates of the Borrower or TPVC, and the Borrower hereby acknowledges that the Facility Agent and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from TPC, the Equityholder and each such Affiliate. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.
There is not now, nor will there be at any time in the future, any agreement or understanding between TPVC and/or the Borrower (other than as expressly set forth herein, the Administrative Agreement and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.
a.Investments.
The Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person, other than the Permitted Investments in the Borrower Accounts and interests in current or former Obligors as a result of any Warrant Assets giving rise to Portfolio Investments.
a.Transaction Documents.
The Sale Agreement is the only agreement pursuant to which the Borrower purchases and receives contributions of Contracts. It has furnished to the Facility Agent and each Lender true, correct and complete copies of each Transaction Document to which it is a party, each of which is in full force and effect. None of the Borrower, the Equityholder, nor any Affiliate party thereto is in default of any of its obligations thereunder in any material respect. Upon the purchase and/or contribution of each Contract (or an interest in a Contract) pursuant to the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Contract and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such asset received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.
a.Ownership of the Borrower.
One hundred percent (100%) of the outstanding equity interests of the Borrower is and will be directly owned (both beneficially and of record) by the Equityholder. All such equity interests are and will be validly issued, and there are no options, warrants or other rights to acquire shares or other equity rights in the Borrower.
a.Anti-Terrorism, Anti-Money Laundering.
(a) Neither the Borrower nor any Affiliate, officer, employee or director, acting on behalf of the Borrower (i) is (A) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Cuba, Iran, Syria, North Korea, and the Crimea region in Ukraine (the “Sanctioned Countries”); (B) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries; or (C) owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Persons defined in either of the preceding clauses (A) or (B) (along with Persons defined in clauses (A) and (B), collectively, a “Sanction Target”); (ii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) is a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each Affiliate, officer, employee or director, acting on behalf of the Borrower is in compliance in all material respects with (a) all applicable OFAC rules and regulations and (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country originated or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.
i.The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Borrower, threatened.
a.Anti-Bribery and Corruption.
(a) Neither the Borrower nor, to the best of the Borrower’s knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).
i.The Borrower and their Affiliates have each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.

ii.No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the knowledge of the Borrower, threatened.
iii.The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.
b.Volcker Rule.
To the best of the Borrower’s knowledge and belief, the Advances do not constitute an “ownership interest” in the Borrower for purposes of the Volcker Rule.
a.AIFMD and UK AIFM Regulation.
The Borrower is not (i) an AIFM or an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD; or (ii) an AIFM or an AIF managed by an AIFM (as such term is defined in the UK AIFM Regulations) required to be authorized or registered in accordance with the UK AIFM Regulations.
a.EEA/UK Financial Institution.
The Borrower is not an EEA Financial Institution or a UK Financial Institution.
A. COVENANTS
From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed, the Borrower hereby covenants and agrees with the Lenders and the Facility Agent that:
a.Protection of Security Interest of the Secured Parties.
(a) At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC‑1 financing statement, naming the Borrower as debtor, naming the Facility Agent (for the benefit of the Secured Parties) as secured party and describing the Borrower Collateral, with the office of the Secretary of State of the State of Maryland. From time to time thereafter, the Borrower shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Facility Agent for the benefit of the Secured Parties under this Agreement in the Borrower Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Facility Agent file‑stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Facility Agent may do so, in each case at the expense of the Borrower.
i.Other than in connection with the name change of the Borrower to TPVC Funding Company LLC, expected to occur no later than three (3) Business Days after the Effective Date, the Borrower shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Borrower (or by the Facility Agent on behalf of the Borrower) in accordance with clause (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Facility Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide copy of such amendments to the Facility Agent together with an Officers Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).
ii.The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Borrower Collateral indicate clearly that such Borrower Collateral is subject to first priority security interest in favor of the Facility Agent, for the benefit of the Secured Parties. Indication of the Facility Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Borrower Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, with respect to any Transferred Contract, upon such Transferred Contract becoming a Repurchased Contract or otherwise as expressly permitted by the Sale Agreement or by this Agreement.
iii.Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan or lease receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print‑outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Borrower Collateral shall indicate clearly that such Borrower Collateral is subject to a first priority security interest in favor of the Facility Agent, for the benefit of the Secured Parties.
b.Other Liens or Interests.
Except for the security interest granted hereunder and as otherwise permitted pursuant to Section 10.18, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Borrower Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Facility Agent (for the benefit of the Secured Parties) and the Lenders in and to the Borrower Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).
a.Costs and Expenses.
The Borrower shall pay all of its reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.
a.Reporting Requirements.
The Borrower shall furnish, or cause to be furnished, to the Facility Agent and each Lender and, with respect to clause (a), to the Custodian and Backup Collateral Manager:
i.as soon as possible and in any event within three (3) Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of a Facility Termination Event or Unmatured Facility Termination Event, the statement of an Executive Officer of the Borrower setting forth complete details of such Facility Termination Event or Unmatured Facility Termination Event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;
ii.promptly, from time to time, such other information, documents, records or reports respecting the Transferred Contracts or the Related Security, the other Borrower Collateral or the condition or operations, financial or otherwise, of the Borrower as the Facility Agent may, from time to time, reasonably request;
iii.promptly, in reasonable detail, of (i) any Adverse Claim known to it that is made or asserted against any of the Borrower Collateral, (ii) the occurrence of any Revaluation Event with respect to any Contract (including any custom revaluation events included in the definition of “Revaluation Event” by the Facility Agent as a condition of its approval of any Contract), or a Contract having Rewritten Contract Payments which was not previously approved by the Facility Agent and (iii) the sale, exercise or other monetization of, and the listing of the existing and future positions of, any Warrant Asset; and
iv.any new or updated information reasonably requested by a Lender (by request to the Facility Agent, who shall forward such request to such Borrower) in connection with “know your customer” laws or any similar regulations; and
v.promptly following any request therefor, Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent for purposes of compliance with its Beneficial Ownership Certification.
b.Separate Existence.
(a) The Borrower shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Borrower are available to pay the creditors of TPVC or any Affiliate thereof.
i.It shall maintain records and books of account separate from those of TPVC and any other Affiliate thereof.
ii.It shall obtain proper authorization for all action requiring such authorization.
iii.It shall pay its own operating expenses and liabilities from its own funds.
iv.It will insure that the annual financial statements of TPVC shall disclose the effects of the transactions contemplated in the Transaction Documents in accordance with GAAP.
v.It will maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of TPVC provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from TPVC and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of TPVC or any other Person and (ii) such assets shall also be listed on the Borrower’s own separate balance sheet.
vi.It will continuously maintain the resolutions, agreements and other instruments of the Borrower underlying the transactions described in the Transaction Documents as official records of the Borrower.

vii.It shall maintain an arm’s‑length relationship with TPVC and its Affiliates, and shall not hold itself out or its credit or assets as being liable for the debts and obligations of TPVC or any of its Affiliates.
viii.It shall keep its assets and liabilities separate from those of all other entities.
ix.It shall maintain the books and records of the Borrower at the principal business office of the Borrower, unless the Borrower shall otherwise advise the parties hereto in writing.
x.It shall not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals, except that the Collateral Manager and the Equityholder may make deposits in such accounts if they receive funds of the Borrower in accordance with the Transaction Documents.
xi.It shall insure that any consolidated financial statements of TPVC have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.
xii.It shall not become involved in the day-to-day management of any other Person.
xiii.It shall not permit any Person other than the Equityholder to become involved in the day-to-day management of the Borrower, except that the Collateral Manager is permitted to manage the assets of the Borrower pursuant to Article VII.
xiv.It shall not engage in transactions with any other Person other than those activities permitted by the Transaction Documents.
xv.It shall observe all formalities required of a limited liability company under the laws of the State of Maryland.
xvi.It shall allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates.
xvii.It shall not assume, pay or guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise or hold out its credit or assets as being available to satisfy the obligations of others.
xviii.It shall not act as an agent of any other Person in any capacity.
xix.It shall not act as agent of Equityholder or any other Person nor permit Equityholder or any other Person to act as its agent, except to the limited extent permitted under the Transaction Documents.
xx.It shall correct any known misunderstanding regarding its separate identity from the Equityholder or any other Person.
xxi.It shall not permit any Affiliate to guarantee or pay its obligations other than customary indemnities in connection with one or more Transaction Documents.
xxii.It shall compensate its employees, consultants or agents, if any, from its own funds, and maintain a sufficient number of employees in light of its contemplated business operations.
xxiii.It shall not engage in interaffiliate transactions except to the extent permitted by the Transaction Documents.

xxiv.It shall not permit the Equityholder or any other Person to (i) advance or contribute property to it by way of capital contribution, or (ii) cause to be made, any transfer or distribution of the Borrower’s assets, except, in each case, as may be made pursuant to the Transaction Documents or other duly authorized and legal actions of the Equityholder and the Borrower.
xxv.It will not engage, directly or indirectly, in any business other than (i) acquiring, owning, holding and otherwise managing each Contract and the Contract Collateral, (ii) entering into and performing its obligations under this Agreement, and (iii) activities incidental thereto.
xxvi.It will not own any asset or property other than each Contract, the Contract Collateral associated therewith and incidental personal property necessary for the ownership or operation of the foregoing.
xxvii.It will not incur, create or assume any Indebtedness except as expressly permitted hereunder.
xxviii.It will at all times comply with the provisions of its limited liability company agreement.
xxix.It will at all times be a limited liability company formed under the laws of the State of Maryland which has at least (i) two independent directors and (ii) two springing members (as set forth in the Borrower’s limited liability company agreement).
xxx.It shall not (A) amend, supplement or otherwise modify (i) its organizational documents, except in accordance therewith and with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned) or (ii) its limited liability company agreement except in accordance therewith or (B) divide or permit any division of itself.
xxxi.It shall cause the agents, officers and other representatives of the Borrower, if any, to act at all times with respect to the Borrower consistently and in furtherance of the foregoing provisions of this Section 10.5.
xxxii.It shall at all times hold itself out to the public and all other Persons as a legal entity separate from the Equityholder and from any other Person.
xxxiii.It shall not commingle its assets with assets of any other Person.
xxxiv.It shall, except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, not enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.
xxxv.It shall maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require the Equityholder to make additional capital contributions to the Borrower.
It will insure that it and the Equityholder do not take any action contrary to the “Assumptions and Facts” section in the opinion of Otterbourg P.C., dated the date hereof, relating to certain nonconsolidation matters.
a.Hedging Agreements.

(a) The Borrower hereby covenants and agrees that, promptly upon its failure to satisfy the Interest Spread Test, it shall obtain and deliver to the Custodian (with a copy to the Facility Agent) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the Required Notional Amount, which each (1) shall have a notional principal amount equal to or greater than $1,000,000, (2) shall remain in effect for a minimum of twenty-four (24) months (or such lesser time period as is acceptable to the Facility Agent in its sole discretion) from the date of entry and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Required Lenders. The Borrower agrees that payments to the Borrower under each Hedging Agreement shall be deposited into the Collection Account.
i.In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York City time, on such date. The Borrower shall give notice to the Lenders upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Required Lenders.
ii.In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, either (x) such Hedge Counterparty, upon the receipt of the consent of the Required Lenders, will enter into an arrangement the purpose of which shall be to assure performance by the Hedge Counterparty of its obligations under the applicable Hedging Agreement; or (y) the Borrower shall at its option either (i) upon the receipt of the consent of the Required Lenders, cause such Hedge Counterparty to pledge securities in the manner provided by Applicable Law which shall be held by the Facility Agent, for the benefit of the Secured Parties, free and clear of the Lien of any third party, in a manner conferring on the Facility Agent a perfected first Lien in such securities securing such Hedge Counterparty’s performance of its obligations under the applicable Hedging Agreement, (ii) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Facility Agent) of its intention to terminate the applicable Hedging Agreement within such 30‑day period and (B) terminate the applicable Hedging Agreement within such 30‑day period, request the payment to it of all amounts due to the Borrower under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (iii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) which satisfies the

Required Lenders (a “Qualified Substitute Arrangement”); provided, however, that in the event at any time any alternative arrangement established pursuant to clause (x) or (y)(i) or (y)(iii) above shall cease to be satisfactory to the Required Lenders, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30‑day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be.
iii.Unless an alternative arrangement pursuant to clause (x) or (y)(i) or (y)(iii) of Section 10.6(c) is being established, the Borrower shall use its best efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30‑day period referred to in Section 10.6(c). The Borrower shall not terminate the Hedging Agreement unless, prior to the expiration of the 30‑day period referred to in said Section 10.6(c), the Borrower delivers to the Facility Agent (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Required Lenders have consented to the termination of the applicable Hedging Agreement and its replacement with such Replacement Hedging Agreement or Qualified Substitute Arrangement.
iv.The Collateral Manager or the Borrower shall notify the Facility Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.
v.Notwithstanding the foregoing, the Borrower may at any time obtain a Replacement Hedging Agreement, provided that the Borrower delivers to the Facility Agent evidence of the receipt of the consent of the Required Lenders to the termination of the then‑current Hedging Agreement and its replacement with such Replacement Hedging Agreement.
vi.The Borrower shall not agree to any amendment to any Hedging Agreement unless the Borrower shall have received evidence of the consent of the Required Lenders to such amendment to such Hedging Agreement.
vii.The Borrower shall notify the Facility Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.
viii.The Borrower, with the consent of the Required Lenders, shall sell all or a portion of the Hedging Agreements subject to the following conditions having been met:
1.the Aggregate Notional Amount after giving effect to such sale shall equal or exceed the Required Notional Amount as of the date of such sale after giving effect to all payments and allocations made pursuant to this Agreement; and
2.the minimum notional amount denomination of any Hedging Agreement to be sold is $1,000,000.

The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Facility Agent on such Hedging Agreement and proceeds thereof.
a.Tangible Net Worth.
The Borrower shall maintain at all times a positive Tangible Net Worth.
a.Minimum Equity Condition.
The Borrower shall, at all times, satisfy the Minimum Equity Condition.
a.Stock, Merger, Consolidation, Etc.
The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent.
a.Change in Name.
It shall not make any change to its name or use any trade names, fictitious names, assumed names or “doing business as” names unless the Borrower shall have given the Facility Agent at least 30 days prior written notice thereof and all actions required under Section 10.1(b) have been taken.
a.Indebtedness; Guarantees.
The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness incurred pursuant to the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Borrower Collateral other than the Advances. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.
a.Limitation on Acquisitions.
The Borrower shall not acquire any asset other than (a) by participating in the primary origination thereof, (b) in connection with the exercise of any remedies in relation to an asset already owned by the Borrower or (c) pursuant to the Sale Agreement.
a.Documents.
Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Facility Agent shall have consented thereto (which consent shall not unreasonably be withheld to the extent set forth in such Transaction Document).
a.Preservation of Existence.
It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a foreign limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a material adverse effect on (1) its interests hereunder, (2) the interests hereunder of the Lenders or any Secured Party, (3) the collectibility of any Contract or (4) its ability to perform its obligations hereunder or under any of the other Transaction Documents.
a.Keeping of Records and Books of Account.
The Borrower shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Contracts in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Contracts (including records adequate to permit the daily identification of all collections of and adjustments to each Transferred Contract).
a.Accounting Treatment.
The Borrower shall not prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Equityholder) which shall account for the transactions contemplated by the Sale Agreement in any manner other than as the sale of the Transferred Contracts and the related assets by the Equityholder to the Borrower. For avoidance of doubt, TPVC may consolidate the Borrower and/or its properties and other assets for accounting purposes.
a.Limitation on Investments.
The Borrower shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments in Obligors as a result of any Portfolio Investments and investments as otherwise permitted herein and pursuant to the other Transaction Documents.
a.Distributions.
Notwithstanding anything contained in this Agreement to the contrary, (x) the Borrower may make (a) requests for, and distributions or other payments of, Advances for working capital or other general corporate purposes, and (b) payments of distributions on or in respect of its equity interests, so long as (in each case) at the time of such distribution, declaration or payment (and after giving effect thereto) no amount payable by the Borrower under any Transaction Document is then due and owing but unpaid and sufficient proceeds remain for all payments to be made pursuant to Section 8.5(a) (other than clause (xiv) thereof) on the next Distribution Date, and only so long as (w) the Interest Spread Test is satisfied, (x) the Minimum Equity Condition is satisfied, (y) no Facility Termination Event or Unmatured Facility Termination Event shall occur or be continuing, and (z) all Advances outstanding shall not exceed the lowest of (I) the Facility Amount, (II) the Borrowing Base and (III) the Maximum Availability and (y) the Borrower may make Permitted RIC Distributions or Permitted Stock Dividends; provided that, notwithstanding anything in this Agreement or in any Transaction Document to the contrary, the Borrower may make payments pursuant to Section 8.5. Prior to foreclosure by the Facility Agent upon any Borrower Collateral pursuant to Section 14.3(b), nothing in this Section 10.18 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.5 or made available to the Borrower through capital contributions from the Equityholder or from disposing of Portfolio Investments.

a.Performance of Borrower Assigned Agreements.
The Borrower shall (i) perform and observe all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, enforce such Transaction Documents in accordance with their terms and take all such action to such end as may be from time to time reasonably requested by the Facility Agent, and (ii) upon request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.
a.Notice of Material Adverse Claim.
It shall advise the Facility Agent promptly, in reasonable detail, (i) of any material Adverse Claim, other than a Permitted Lien, known to it made or asserted against any of the Borrower Collateral, and (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and security interests granted by the Borrower in this Agreement.
a.Delivery of Original Promissory Notes.
(a) The Borrower shall deliver as soon as possible (but in no event later than five (5) Business Days after its acquisition of a Contract), each fully executed, original, related promissory note to the Custodian as contemplated by Section 12.1. If the Borrower is unable to deliver any such fully executed, original promissory note on the date of its acquisition of a Contract, it shall deliver a copy of such promissory note, marked to show that such promissory note is subject to the Lien of the Facility Agent, on such date of acquisition to the Custodian as contemplated by Section 12.1, and such copies shall be deemed to fill the requirements set forth in the definition of “Contract File” until the earlier to occur of (i) delivery of the original or (ii) the date that is five (5) Business Days after the Borrower’s acquisition of the related Contract. In addition, promptly following the occurrence of a Facility Termination Event, the Borrower shall deliver to the Custodian (with a copy to the Facility Agent at the email addresses set forth above) a fully executed assignment in blank for each Contract for which the Collateral Manager, the Equityholder or any of their respective Affiliates is the loan agent. The Borrower shall maintain (or cause to be maintained) for the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Custodian and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Collateral Manager Default, deliver to the Facility Agent copies of all such Records which evidence or relate to the Collections.
i.The Borrower shall deliver the following: (i) all Asset Approval Requests and Advance Requests to lenderfinance_collatreview@list.db.com, (ii) Distribution Date Statements delivered in connection with Section 7.6 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and jerry-b.li@db.com, (iii) requests or notices delivered in accordance with Sections 2.2 or 2.4, to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and jerry-b.li@db.com and (iv) obligor reports delivered in connection with Section 7.4(n)(iv) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com; provided that any document delivered pursuant to this Section 10.21 shall be deemed as delivered if it is posted to an electronic system agreed upon between the Borrower and Facility Agent.
b.Further Assurances; Financing Statements.
(a) The Borrower agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable or that the Facility Agent may request to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Facility Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Borrower Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Facility Agent may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Borrower Collateral in the same manner specified in Section 13.1 or in any other manner as the Required Lenders may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.
i.The Borrower and each Secured Party hereby severally authorize the Facility Agent, upon receipt of written direction from the Required Lenders, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Borrower Collateral.
ii.It shall furnish to the Facility Agent from time to time such statements and schedules further identifying and describing the Contract Collateral and such other reports in connection with the Borrower Collateral as the Required Lenders may reasonably request, all in reasonable detail.
c.Risk Retention Requirements.
(a) On any date that any Obligations are outstanding and any Lender is subject to the EU Securitization Rules, the Equityholder represents and undertakes to the Lenders that: (A) as an originator for the purposes of the EU Securitization Rules, it holds and will retain on an on-going basis, a material net economic interest in the transaction contemplated by this Agreement, which shall not be less than 5% of the aggregate nominal value of all the Contracts (the “Retained Economic Interest”) measured at the time of origination (being the occasion of each acquisition of a Contract by the Borrower from the Equityholder); (B) the Retained Economic Interest takes the form of a first loss tranche in accordance with paragraph 1(d) of Article 6(3) of the EU Securitization Regulation, as represented by the Equityholder’s direct limited liability company interest in the Borrower (the “Equity Interests”); (C) it holds and will retain 100% of the Equity Interests and the Borrower shall have no other issued Equity Interests; (D) the aggregate capital contributions made by the Equityholder with respect to the Equity Interests shall represent at least 5.0% of the aggregate of the nominal value of all the Contracts measured at the time of origination as described in (A) above; (E) the Equityholder shall not, and it will procure that its Affiliates (including without limitation, the Borrower) do not, short, hedge, otherwise mitigate its credit risk or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from or associated with the Retained Economic Interest or the Contracts (except as permitted by the EU Securitization Rules and, with respect to the sale of any Contracts, as permitted by the Transaction Documents); and (F) all of the Contracts are, and will be, Retention Holder Originated Contracts.
i.Each Distribution Date Statement shall contain a representation from the Equityholder that all of the conditions set forth in Section 10.23(a) are true and have been true on each date of the related Collection Period. The Equityholder shall provide to the Facility Agent and/or any Lender that is subject to the EU Securitization Rules: (A) prompt written notice of any breach of the obligations set forth in clause (a) above; and (B) all information, documents, reports and notifications in such form and format that any such entity requests in connection with its obligations under EU Securitization Rules, but only to the extent the same is not subject to laws governing the protection of confidentiality of information and the processing of personal data (all such information, documents, reports and notifications being collectively referred to as “Restricted Information”), unless, if it is Restricted Information, the Facility Agent and/or any such Lender enters into a confidentiality agreement reasonably acceptable to the Equityholder. The Equityholder will additionally confirm its compliance with its obligations under clause (a) above: (A) in the event of a material change in the transaction consummated by the Transaction Documents that materially impacts the performance of the Advances or the risk characteristics of the Advances and the Contracts; and (B) upon the occurrence of any Facility Termination Event or Collateral Manager Default.
ii.The Equityholder represents that: (A) it was not established for, and does not operate for, the sole purpose of securitizing exposures; (B) it has a business strategy broader than securitizing the Contracts, and it has and reasonably expects to continue to invest in and hold assets, securities and other investments, excluding the Equity Interests and its interests in the Contracts; (C) it has, and reasonably expects to continue to have, the capacity to meet its general payment and other obligations and absorb credit losses through resources other than the Retained Economic Interest and the Contracts, including by way of drawing on its capital call commitment rights; and (D) it has, and shall continue to retain, sufficient decision makers with the required experience to enable the Equityholder to pursue its established business strategy, as well as a corporate governance structure.
iii.The Equityholder represents and undertakes that the Contracts have been, and will continue to be, originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, renewing and financing the Contracts and effective systems are in place to apply those criteria and processes to ensure that the Contracts were granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.
iv.Notwithstanding the foregoing, neither the Equityholder nor the Borrower makes any representation as to whether the Equityholder's compliance with the representations and undertakings set forth in this Section 10.23 would render the transactions described in this Agreement compliant with EU Securitization Rules. Any Person accepting the benefits of this Section 10.23 shall be deemed to have agreed to the terms set forth in this paragraph.
d.Taxes.
The Borrower will file on a timely basis all tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all taxes due and payable by it and any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).
a.ERISA.
(a) The Borrower will not become a Benefit Plan Investor at any time while any Obligations are outstanding.
i.The Borrower will not take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code.
ii.The Borrower shall not sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a material adverse effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.
b.Policies and Procedures for Sanctions.
The Borrower has instituted and maintained policies and procedures designed to ensure compliance with Sanctions.
a.Compliance with Sanctions.
The Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.
a.Compliance with Anti-Money Laundering.
The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.
a.Ineligible Collateral.
At the direction of the Facility Agent (in its sole discretion), the Borrower shall divest any asset that does not satisfy the definition of “Eligible Contract Payment” or “Permitted Investment” if the Facility Agent determines in its sole discretion that the Borrower’s ownership of such asset could (i) have materially adverse regulatory consequences on any Lender, (ii) results in any reputational harm to any Lender or (iii) result in unfavorable capital treatment for any Lender. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture.
A. THE BACKUP collateral manager
a.Limitation on Liability of Backup Collateral Manager.
(a) Neither the Backup Collateral Manager nor any of the directors or officers or employees or agents of the Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall be under any liability to the Borrower, the Lenders or the Facility Agent, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Backup Collateral Manager or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance or negligence in the performance of its duties. The Backup Collateral

Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, and any director, officer, employee or agent of the Backup Collateral Manager shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, Independent Accountants and other experts selected by such Backup Collateral Manager respecting any matters arising under this Agreement.
i.Unless acting as Collateral Manager hereunder, the Backup Collateral Manager shall not be liable for any obligation of the Collateral Manager contained in this Agreement, and the Facility Agent, the Borrower and the Lenders shall look only to the Collateral Manager to perform such obligations.
ii.The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Collateral Manager acting in accordance with information prepared or supplied by a Person other than the Backup Collateral Manager or the failure of any such Person to prepare or provide such information, in each case as required by and in accordance with the Transaction Documents. The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Collateral Manager or the Facility Agent or for any inaccuracy or omission in a notice or communication received by the Backup Collateral Manager from any third party or (ii) that is due to or results from the invalidity, unenforceability of any Contract under Applicable Law or the breach or the inaccuracy of any representation or warranty made with respect to any Contract.
iii.The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall not be liable for any representations and warranties of Collateral Manager.
iv.The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall not be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to profits), even if the Backup Collateral Manager has been advised of the likelihood of such loss or damage and regardless of the form of action. The liabilities of the Backup Collateral Manager shall be limited to those expressly set forth in this Agreement.
v.The Backup Collateral Manager, whether acting in its capacity as Backup Collateral Manager, Collateral Manager or otherwise, shall not be responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document.
vi.Notwithstanding anything contained in this Agreement to the contrary, any successor Collateral Manager is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Collateral Manager relating to the Contracts (collectively, the “Predecessor Collateral Manager Work Product”) without any audit or other examination thereof, and such successor Collateral Manager shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Collateral Manager. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Collateral Manager Work Product and such Errors make it materially more difficult to manage or should cause or materially contribute to the successor Collateral Manager making or continuing any Errors (collectively, “Continued Errors”), the successor Collateral Manager shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the successor Collateral Manager agrees to use its commercially reasonable efforts to prevent further Continued Errors. In the event that the successor Collateral Manager becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Facility Agent, use its commercially reasonable efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The successor Collateral Manager shall be entitled to recover its costs thereby expended in accordance with Section 8.2.
vii.Notwithstanding anything contained in this Agreement to the contrary, if the Backup Collateral Manager shall become successor Collateral Manager, it shall have (i) no obligation to perform any repurchase or advancing obligations, if any, of the Collateral Manager, (ii) no obligation to pay any taxes required to be paid by the Collateral Manager, (iii) no obligation to pay any of the fees and expenses of any other party to this Agreement, (iv) no obligation to pay any audit costs as contemplated by Section 7.8 or inspection costs as contemplated by Section 7.9 or Section 12.6 of this Agreement, (v) no liability or obligation with respect to any Collateral Manager indemnification obligations of any prior Collateral Manager, and (vi) no liability with respect to any obligation with was required to be performed by the predecessor Collateral Manager. The indemnification obligations of the Backup Collateral Manager upon becoming successor Collateral Manager hereunder are expressly limited to those instances of willful misconduct, gross negligence or bad faith of the Backup Collateral Manager as successor Collateral Manager.

viii.In addition, the Backup Collateral Manager, if appointed successor collateral manager, shall be reimbursed for all reasonable and necessary expenses paid to independent third parties in order to provide the services contemplated by this Agreement including, without limitation, bank and lockbox fees, audit fees, legal fees, repossession, storage and asset remarketing fees, but excluding any sub-management fees. The following sections shall not apply to the Backup Collateral Manager if appointed successor collateral manager: clause (h) of the definition of “Collateral Manager Default” in Section 1.1, Sections 7.3(i), and 17.3. If the Backup Collateral Manager is appointed successor collateral manager, Section 17.2 shall be modified by deleting “any Transaction Document or the transactions contemplated thereby” in the fourth line and inserting “clauses (i) through (vi) below” in lieu thereof.
ix.Each party hereto agrees that if the Backup Collateral Manager becomes the successor Collateral Manager it shall not be required to act as a “commodity pool operator” or a “commodity trading advisor” under the Commodity Exchange Act or be required to undertake regulatory filings related to this Agreement in connection therewith.
x.For avoidance of doubt, no provision of this Agreement shall require the Backup Collateral Manager (as Backup Collateral Manager or successor Collateral Manager) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.
xi.The Backup Collateral Manager undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Collateral Manager hereunder. Without limiting the generality of the foregoing, the Backup Collateral Manager, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Collateral Manager or the Borrower and shall have no liability for any action taken or omitted by the Collateral Manager (including any successor to the Collateral Manager) or the Borrower. The Backup Collateral Manager may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Collateral Manager will be responsible for any willful misconduct or gross negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Collateral Manager.
b.Covenants and Representations and Warranties of the Backup Collateral Manager.
The covenants and representations and warranties of the Collateral Manager, shall apply to TPVC, as Collateral Manager, but shall be deemed modified to the extent necessary to apply to Vervent Inc. Prior to or promptly following the date on which Vervent Inc. becomes the Collateral Manager, the parties to this Agreement will enter into one or more amendments or supplements acceptable in form and content to Vervent Inc. and the Facility Agent, providing for such modifications of this Agreement as are necessary to permit Vervent Inc. to fulfill its responsibilities hereunder as the Collateral Manager.
A. THE CUSTODIAN
a.Delivery of Contract Files; Custodian to Act as Agent.
(a)(i)The Facility Agent hereby appoints the Custodian, and the Custodian hereby accepts its appointment, to act, subject to the terms of this Agreement, exclusively as the agent and custodian of the Facility Agent for the purpose of taking and retaining custody of the Contract Files for the benefit of the Facility Agent, on behalf of the Secured Parties. Custodian as the duly appointed agent of the Facility Agent, on behalf of the Secured Parties for these purposes, (A) acknowledges that it shall hold (in accordance with Section 9-313(c) of the UCC) possession of the Contract Files at any time listed on each Schedule of Contracts, a copy of each such Schedule of Contracts shall be delivered to Custodian and all additions thereto or supplements thereof, to the extent such documents are received by the Custodian, for the Facility Agent’s benefit, on behalf of the Secured Parties, unless and until released in accordance with Section 12.4, and (B) agrees to maintain exclusive custody and possession of the Contract Files in which a security interest has been granted to the Facility Agent, on behalf of the Secured Parties, hereunder in order to perfect the security interest of the Facility Agent and the Secured Parties in such Contract Files and any and all proceeds of the foregoing. Each of the Borrower and the Collateral Manager consents to the Custodian’s appointment hereunder and to the terms hereof.
1.With respect to each Contract File which has been or will be delivered to the Custodian in accordance with the terms hereof, the Custodian is acting exclusively as the bailee and agent of the Facility Agent, on behalf of the Secured Parties, and the Custodian has no instructions to hold any Contract File for the benefit of any Person other than the Facility Agent and the Secured Parties, and the Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Contract Files, the Custodian shall be deemed to be acting as the agent of the Facility Agent for the purpose of perfecting the Facility Agent’s security interest therein under the UCC. Except as otherwise provided in Section 12.4, the Custodian shall not at any time, release from its possession, any Contract Files.
i.(i) Within five (5) Business Days after the Effective Date, the initial Collateral Manager shall deliver to U.S. Bank National Association, as the initial Custodian, all Contract Files currently in the initial Collateral Manager’s possession, to be held by the initial Custodian in accordance with the terms hereof, as agent for the Facility Agent, for the benefit of the Facility Agent, on behalf of the Secured Parties. Contract Files shall consist of the items listed on Exhibit J and it shall be the sole obligation of the Borrower to deliver or cause delivery of the Contract Files to the Custodian.
1.From time to time, but no later than each Advance Date, the Collateral Manager shall deliver, or cause to be delivered, to the Custodian and the Custodian shall accept, take custody of and keep safely, in accordance with the terms hereof, as agent for the Facility Agent, on behalf of the Secured Parties, for the use and benefit of the Facility Agent, on behalf of the Secured Parties (x) all additions and supplements to the Schedule of Contracts, not previously delivered and (y) all Contract Files (other than those Records constituting credit applications and the Equityholder’s credit approval, which the Collateral Manager shall make available to the Facility Agent for inspection as soon as practicable upon demand) relating to each Contract to be (1) acquired by the Borrower from the Equityholder pursuant to the Sale Agreement, on or before such Advance Date and (2) added to the Schedule of Contracts on or before such Advance Date.
2.The Collateral Manager shall represent and warrant to the Facility Agent and the Custodian that the Contract Files delivered by the Collateral Manager to the Custodian pursuant to the terms hereof shall include all of the Contract Files relating to each of the Contracts required to be delivered for such Contract in accordance with Exhibit J and all of such Contract Files and the information contained in the Schedule of Contracts are true, complete and correct pursuant to a certification in the form of Exhibit H executed by an Executive Officer of the Collateral Manager.
3.From time to time, the Collateral Manager, promptly upon receipt, shall forward to the Custodian additional documents evidencing any assumption, modification, consolidation or extension of a Contract, and upon receipt of any such other documents, the Custodian shall hold such other documents as agent for the Facility Agent, on behalf of the Secured Parties, in accordance with the terms hereof. With respect to any other documents delivered to the Custodian in accordance with this Section 12.1(b)(iv), on or prior to the date of such delivery, the Collateral Manager will attach a supplement or amendment to the Schedule of Contracts most recently delivered to the Custodian and the Facility Agent in accordance with Section 12.1(b)(ii), and deliver the same to the Custodian (such information contained on such supplemented or amended Schedule of Contracts shall also be delivered to the Custodian simultaneously in Microsoft Excel (or such other electronic format reasonably acceptable to the Custodian)), detailing the documents being so delivered to the Custodian hereunder.
4.With respect to any documents comprising the Contract File which have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Collateral Manager in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Collateral Manager shall deliver to the Custodian a true copy thereof with a certification executed by an Executive Officer of the Borrower or the Collateral Manager, certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. The Borrower or the

Collateral Manager shall deliver such original documents to the Custodian promptly when they are received.
5.Each of the Borrower and the Collateral Manager agrees to take such actions as are reasonably requested by the Custodian or the Facility Agent to facilitate the delivery to the Custodian or the Facility Agent, as applicable, of all documents (including, without limitation, Contract Files) and other items required to be delivered to the Custodian or the Facility Agent, as applicable, in accordance with the terms of this Agreement. The Collateral Manager shall hold (in accordance with Section 9-313(c) of the UCC) all other documents comprising the Contract Files as agent of the Custodian.
b.Contract File Certification.
(a) On or prior to each Advance Date, with respect to the Contract Files delivered on or prior to such Advance Date, and thereafter when additional Contract Files will be delivered to the Custodian from time to time, within three (3) Business Days after delivery of any such Contract File (or within ten (10) Business Days, if Contract Files with respect to more than twenty-five (25) Contracts are delivered to the Custodian on the same Business Day), the Custodian shall deliver via facsimile or other electronic transmission to the Facility Agent and the Collateral Manager a certification (each such certification, a “Certification”), in the form of Exhibit E, in respect of each of the Contracts, to the effect that, as to each Contract File related to a Contract listed on the Schedule of Contracts, as amended or supplemented, based on the Custodian’s examination of the Contract Files for such Contracts, except for variances from the requirements of Section 12.1 with respect to the Contract Files (“Exceptions”) noted in a report attached to the Certification (the “Exception Report”), (i) all documents required to be delivered in respect of such Contracts pursuant to Section 12.1 have been delivered and are in the possession of the Custodian as part of the Contract Files for such Contracts (other than those released pursuant to Section 12.4), (ii) all such documents have been reviewed by the Custodian and appear on their face to be regular and to relate to such Contracts, (iii) to the extent original signatures are required pursuant to Exhibit E hereto, all signatures on such Contract Files appear to be original signatures, unless otherwise noted on Exhibit J, (iv) such Contract Files have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall constitute physical alteration), (v) based solely on the Custodian’s examination of the Schedule of Contracts, as amended and supplemented, the information set forth therein is the same as the information set forth in the related Contract Files with respect to, to the extent applicable, name of account debtor (obligor), transaction type, date of transaction, commitment amount and original principal amount of obligation, interest rate, and term, and (vi) the Custodian is holding such Contract File for the Facility Agent, on behalf of the Secured Parties, pursuant to this Agreement; provided, however, that if any such statements are, in part or in whole, not true and correct, the Custodian shall detail in such Certification any Exceptions. The Custodian shall also maintain records of the total number of Contract Files that are listed on the Schedule of Contracts but have not been received by the Custodian, and will provide such number of missing Contract Files in the Exception Report.
i.The Facility Agent shall promptly notify the Custodian, the Collateral Manager and the Borrower, in writing, that either (i) the Exceptions noted in any Exception Report are waived or (ii) the Borrower or the Collateral Manager must cure certain specified Exceptions or all of the Exceptions noted in such Exception Report within thirty (30) days after the date of such notification (it being understood by the parties hereto that the Contract related to any Contract Files as to which an unwaived or uncured Exception exists may not be deemed an Eligible Contract under this Agreement).
ii.On a daily basis, and, in any event, on the fifth (5th) Business Day of every calendar month, the Custodian shall deliver to the Facility Agent, each Agent the Collateral Manager, and the Borrower, a report setting forth holdings of Contract Files and an Exception Report.
iii.Notwithstanding any language to the contrary herein, the Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Contract File or (ii) the collectibility, insurability, effectiveness or suitability of any such Contract. The Custodian shall have no obligation to monitor any cure periods for the Collateral Manager or Borrower or to correct any Exceptions. The parties to this Agreement hereby agree that the sole purpose of the Custodian’s review of Contract Files for a Contract pursuant to this Section 12.2 is to confirm receipt of certain Contract Files by confirming certain information contained in the Contract Files as set forth herein. The Custodian’s review of the Contract Files and its certification with respect thereto shall not be deemed to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rules 17g-10 and 15Ga-2, respectively, as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any recipient of the Custodian’s Certification or Exception Report or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such report, directly or indirectly, with any rating agency or any party not addressed on such report.
iv.During the term of this Agreement, after the issuance of an initial Exception Report attached to a Certification issued by the Custodian in accordance with Section 12.2(a), the Custodian shall provide the Collateral Manager and the Facility Agent with an updated Exception Report within two (2) Business Days after the receipt by the Custodian of a written request therefor.
c.Obligations of the Custodian.
(a) The Custodian shall segregate and maintain continuous custody of all Contract Files and other items related thereto delivered to the Custodian in accordance with the terms hereof in secure fire-resistant facilities in accordance with customary standards for such custody and shall reflect in its records the security interest of the Secured Parties therein. Each Contract File which comes into the possession of the Custodian (other than documents delivered electronically) shall be maintained in secure and fire-resistant facilities at the office of the Custodian located in California or at such other offices as shall be specified to the Facility Agent and the Collateral Manager in a written notice at least thirty (30) days prior to such change. Each Contract File delivered to it shall be marked with an appropriate identifying label by the Borrower or the Collateral Manager on its behalf and maintained in such manner so as to permit retrieval and access by the Custodian and the Facility Agent. The Custodian shall keep the Contract Files segregated from any other documents or instruments in its files in accordance with customary standards for custody of similar documents.
i.With respect to the Contract Files delivered to the Custodian in accordance with the terms hereof, the Custodian shall (i) act exclusively as the bailee for hire and agent of, and the Custodian for, the Facility Agent, on behalf of the Secured Parties (ii) hold all Contract Files received by it for the exclusive use and benefit of the Facility Agent and the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Facility Agent; provided, however, that in the event of a conflict between the terms of this Agreement and the written instructions of the Facility Agent, the Facility Agent’s written instructions shall control.
ii.Prior to the release of the security interest of the Facility Agent, on behalf of the Secured Parties, and the termination of this Agreement, the Custodian shall accept only written instructions of a Responsible Officer of the Facility Agent concerning the use, handling and disposition of the Contract Files. For purposes of this Agreement, the term “Responsible Officer” shall mean the president, any vice president or assistant vice president of the Facility Agent, or any other officer or employee having similar functions.
iii.In the event that (i) the Borrower, the Facility Agent, the Collateral Manager or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Contract File or a document included within a Contract File or (ii) a third party shall institute any court proceeding by which any Contract File or any document included within a Contract File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law, continue to hold and maintain all Contract Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Contract File or a document included within such Contract File as directed by the Facility Agent, which shall give a direction consistent with such determination by a court of competent jurisdiction. Expenses of the Custodian incurred as a result of such proceedings shall be borne by the Borrower.
iv.In the event that the Custodian’s obligations under this Agreement are not clearly and expressly covered by the terms of this Agreement, the Custodian shall be entitled to (i) request additional instructions from the Facility Agent and (ii) refrain from taking any action unless and until the Custodian has received such instructions from the Facility Agent. If the Custodian shall at any time receive conflicting instructions from any of the parties hereto with respect to the performance of its responsibilities under this Agreement, and such conflicting instructions cannot be resolved by reference to the terms of this Agreement, the Custodian shall be entitled to rely solely on the instructions of the Facility Agent.
v.[Reserved].
vi.The Facility Agent may direct the Custodian in writing to take any such incidental action hereunder; provided that with respect to other actions which are incidental to the actions specifically delegated to the Custodian hereunder, the Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Facility Agent; provided, further, that in each case, the Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Custodian requests the consent of the Facility Agent and the Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.
vii.The Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Custodian, or the Facility Agent. The Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including a Facility Termination Event, an Unmatured Facility Termination Event, Collateral Manager Default or Unmatured Collateral Manager Default, unless a Responsible Officer of the Custodian has actual knowledge of such matter or written notice thereof is received by the Custodian.
d.Release of Contract Files.
(a) The Custodian shall release any Contract Files to the Facility Agent upon receipt of a Request for Release substantially in the form of Exhibit F-1 from the Facility Agent, or, to the extent specified in a Request for Release by the Collateral Manager (which Request for Release must have been consented to, in writing, by the Facility Agent, which consent shall be evidenced by an executed counterpart to such request) in connection with a release of a Contract pursuant to the terms of this Agreement, to the Collateral Manager, or its designee. In the event that the Facility Agent has notified the Custodian that an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Default or a Collateral Manager Default has occurred and is continuing, the Collateral Manager shall not make any such request unless the Facility Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). Upon receipt of any such Request for Release from the Facility Agent or the Collateral Manager (which Request for Release must have been consented to, in writing, by the Facility Agent, which consent shall be evidenced by an executed counterpart to such request), the Custodian shall within three (3) days release such Contract Files to the Person designated in such request.

i.From time to time and as appropriate for the management or foreclosure of any of the Contracts, including, for this purpose, collection under any insurance policy relating to the Contracts, the Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F-2 from the Collateral Manager, release the related Contract Files or the documents set forth in such Request for Release and Receipt to the Collateral Manager (which Request for Release and Receipt must have been acknowledged and signed by the Facility Agent). In the event that the Facility Agent has notified the Custodian that an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Collateral Manager Default or a Collateral Manager Default has occurred and is continuing, the Collateral Manager shall not make any such request unless the Facility Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). Such Request for Release and Receipt shall obligate the Collateral Manager to return each and every Contract File released pursuant to the first sentence of this clause (b), to the Custodian, when (i) the need therefor by the Collateral Manager no longer exists or (ii) any Unmatured Facility Termination Event, Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing under this Agreement. At such time as the Collateral Manager returns any such Contract File to the Custodian, the Collateral Manager shall provide written notice of such return to the Facility Agent and the Custodian in the form of Exhibit F-3. The Custodian shall acknowledge receipt of the returned Contract File(s) by reflecting the possession of such Contract File(s) on the Custodian’s next periodic report delivered in accordance with Section 12.2(c). Upon receipt by the Custodian of a certificate from the Collateral Manager (which certificate must have been acknowledged and signed by the Facility Agent) substantially in the form of Exhibit E attached hereto, stating that the Contract related to such Contract File(s) was liquidated and that all amounts that are required by the terms of this Agreement to be deposited in the Collection Account with respect to the liquidation of such Contract, have been so deposited to the Collection Account, the Custodian shall, within three (3) Business Days after its receipt of such certificate, update its inventory system to reflect the liquidation of such Contract, and the Collateral Manager will not be required to return such Contract Files to the Custodian.
ii.Notwithstanding anything to the contrary set forth herein, the Collateral Manager shall not, without the prior written consent of the Facility Agent, be entitled to request any documents held by the Custodian if the sum of the unpaid Principal Balances of all Contracts for which the Collateral Manager is then in possession of the related Contract File or any document comprising such Contract File (other than for Contracts then held by the Collateral Manager which have been repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5% of the Aggregate Outstanding Principal Balance of all Contracts then owned by the Borrower. The Collateral Manager may hold, and hereby acknowledges that it shall hold, any documents

(including, without limitation, Contract Files) and all other property included in the Borrower Collateral that it may from time to time receive hereunder, as the Custodian for the Facility Agent, solely at the will of the Custodian and the Facility Agent for the sole purpose of facilitating the management of the Contracts, and such retention and possession by the Collateral Manager shall be in a custodial capacity only, for the benefit of the Facility Agent, on behalf of the Secured Parties. To the extent the Collateral Manager, as agent of the Facility Agent and the Borrower, holds any Borrower Collateral, the Collateral Manager shall do so in accordance with the Credit and Collection Policy as such standard applies to servicers acting as custodial agent. The Collateral Manager shall promptly report to the Custodian and the Facility Agent the loss by the Collateral Manager of all or part of any Contract Files previously provided to it by the Custodian and shall promptly take appropriate action to remedy any such loss. In such custodial capacity, the Collateral Manager shall have and perform the following powers and duties:
1.(A) hold the Contract Files and any document comprising a Contract File that it may from time to time receive hereunder from the Facility Agent or the Custodian, as agent for the Facility Agent, for the benefit of the Facility Agent, on behalf of the Secured Parties, (B) maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, and (C) maintain a current inventory thereof;
2.implement and ensure compliance with policies and procedures consistent with the Credit and Collection Policy and requirements of this Agreement so that the integrity and physical possession of such Contract Files will be maintained in accordance with the terms hereof; and
3.take all other actions, in accordance with the Credit and Collection Policy, in connection with maintaining custody of such Contract for the benefit, and on behalf, of the Facility Agent.
Acting as the Custodian of the Contract Files pursuant to this Section 12.4, the Collateral Manager agrees that it does not and will not have or assert any beneficial ownership interest in the Contracts or the Contract Files.
a.Removal or Resignation of the Custodian.
(a) The Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Collateral Manager, the Borrower and the Facility Agent; provided, however, that no resignation or removal of the Custodian will be permitted unless a successor Custodian has been appointed, which successor Custodian, so long as no Unmatured Collateral Manager Default, Collateral Manager Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, is reasonably acceptable to the Collateral Manager. Promptly after receipt of notice of the Custodian’s resignation, the Facility Agent shall either take custody of the Contract Files itself or promptly appoint a successor Custodian (which successor Custodian is reasonably acceptable to the Majority Lenders) by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Collateral Manager, the resigning Custodian, and to the successor Custodian.

i.The Facility Agent, upon at least 10 days’ prior written notice to the Custodian, may, with or without cause, remove and discharge the Custodian or any successor Custodian thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of such Custodian, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian (which successor Custodian is reasonably acceptable to the Majority Lenders). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Custodian and the successor Custodian, with a copy delivered to the Borrower and the Collateral Manager.
ii.In the event of any resignation or removal of the Custodian hereunder, the Custodian shall (i) promptly transfer to the successor Custodian, as directed in writing by the Facility Agent, all of the Contract Files being administered by the Custodian under this Agreement, and (ii) cooperate in such other actions as are reasonably necessary to transfer its custodial duties set forth herein, as directed in writing by the Facility Agent. The cost of the shipment of Contract Files arising out of the resignation of the Custodian (other than if Custodian’s resignation is due in part to the non-payment of its fees and expenses hereunder) pursuant to Section 12.5(a), or the termination for cause of the Custodian pursuant to Section 12.5(b), shall be at the expense of the Custodian. Any cost of shipment arising out of the removal or discharge of the Custodian without cause pursuant to Section 12.5(b) shall be at the expense of the Borrower.
b.Examination of Contract Files.
Upon not less than five (5) Business Days’ prior notice to the Custodian, the Facility Agent, the Borrower, the Collateral Manager and their respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Contract Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Contracts. Prior to the occurrence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Collateral Manager Default or a Collateral Manager Default, upon the request of the Facility Agent and at the cost and expense of the Collateral Manager, the Custodian shall promptly provide the Facility Agent with the Contract Files or copies, as designated by the Facility Agent, subject to a maximum of $50,000 per annum of such costs and expenses in the aggregate, and any additional costs and expenses in excess of $50,000 per annum shall be for the account of the Facility Agent. During the existence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Collateral Manager Default or a Collateral Manager Default, the Collateral Manager shall be required to bear the cost and expense of all such examinations.
a.Insurance of the Custodian.
At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect, fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as the Custodian of collateral substantially similar to the Contracts. Upon request, the Facility Agent and the Borrower shall be entitled to receive from the Custodian a certification executed by a Responsible Officer of the Custodian stating the amount of insurance maintained by the Custodian in accordance with the terms hereof, the name of the insurer providing such insurance, and a statement that such insurance is in full force and effect.
a.Representations and Warranties.
The Custodian represents and warrants to the Borrower, the Facility Agent, the Lenders and the Collateral Manager that:
i.The Custodian is a New York banking corporation organized and existing under the laws of the State of New York;
ii.The Custodian has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;
iii.No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including any stockholder or creditor of the Custodian) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement, or if such consent or approval is required, it has been obtained; and
iv.This Agreement has been duly executed and delivered on behalf of the Custodian and constitutes a legal, valid and binding obligation of the Custodian enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).
b.Statements.
Promptly upon the request of the Facility Agent or the Collateral Manager, the Custodian shall provide the Facility Agent and the Collateral Manager with a list of all the Contracts for which the Custodian holds a Contract File pursuant to this Agreement. Such list may be in the form of a copy of the Schedule of Contracts with manual deletions to specifically denote any Contracts added, paid off, liquidated, released or redelivered since the date of this Agreement.
a.No Adverse Interest of the Custodian.
By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Contract or any Contract File. Neither the Contracts nor any documents in the Contract Files shall be subject to any security interest, lien or right of set-off by the Custodian or any third party claiming through the Custodian, and the Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Contracts or documents in the Contract Files, except that the preceding clause shall not apply to the Custodian with respect to (i) the Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.
a.Lost Note Affidavit.
In the event that the Custodian fails to produce any Contract File or any other document related to a Contract that was in its possession pursuant to Section 12.2 within five (5) Business Days after required or requested by the Facility Agent (a “Custodial Delivery Failure”) and provided that (a) the Custodian previously delivered to the Facility Agent a Certification with respect to such Contract File or document, as applicable, and (b) such Contract File or document, as applicable, is not outstanding pursuant to a Request for Release and Receipt, then the Custodian shall with respect to any missing promissory note, promptly deliver to the Facility Agent upon request a lost note affidavit.
a.Reliance of the Custodian.
In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, notice, instruction, certificate, opinion or other document furnished to the Custodian (including via electronic transmission), reasonably believed by the Custodian to be genuine and to have been signed, presented delivered or sent by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any document comprising a Contract File or other request, notice, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement. Without limiting the generality of the foregoing, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damage to any Person arising out of actions of the Custodian consistent with the instructions whether in writing or verbal provided by the Facility Agent.
a.Term of Custody.
Promptly after written notice from the Facility Agent that (i) the security interest of the Facility Agent has been released, and (ii) this Agreement has terminated, the Custodian shall deliver all documents remaining in the Contract Files to the Collateral Manager or as directed by the Collateral Manager.
a.Tax Reports.
The Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Custodian’s compensation or for reimbursement of expenses.
a.Transmission of Contract Files.
Written instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with the transmission of Contract Files in the performance of the Custodian’s duties hereunder shall be delivered by the Borrower, the Collateral Manager or the Facility Agent to the Custodian prior to any shipment of any Contract Files hereunder. In the event the Custodian does not receive such written instruction from the Facility Agent or the Collateral Manager (as applicable), the Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Collateral Manager shall arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Contract Files as the Collateral Manager deems appropriate.
a.Further Rights of the Custodian.
(a) The obligations of the Custodian shall be determined solely by the express provisions of this Agreement and no covenants or obligations shall be implied in this Agreement against the Custodian. No representation, warranty, covenant or obligation of the Custodian shall be implied with respect to this Agreement or the Custodian’s services hereunder. Without limiting the generality of the foregoing statement, except as specifically required herein, the Custodian shall be under no obligation to inspect, review or examine the Contract Files to determine that the contents thereof are complete, genuine, enforceable or appropriate for the represented purposes or that they have been actually recorded or filed in the required office or that they are other than what they purport to be on their face. The Custodian may consult with counsel satisfactory to it and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of such counsel.
i.The Custodian shall incur no liability nor be responsible to the Borrower or any other Person for delays or failures in performance resulting from acts beyond its control that significantly and adversely affect the Custodian’s ability to perform with respect to this Agreement. Such acts shall include, but not be limited to, acts of God, strikes, work stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
ii.No provision of this Agreement shall require the Custodian to expend or risk its own funds or incur any liability, financial or otherwise, in the performance of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
iii.The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything which it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
iv.The Custodian shall not be obligated to take any action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity.
v.The Custodian shall have no duties or responsibilities except those that are specifically set forth herein, and no duties or obligations shall be implied in this Agreement against the Custodian.
vi.Except as otherwise provided herein, the Custodian shall be under no responsibility or duty with respect to the disposition of any Contract File while such Contract File is not in its possession.
vii.The Custodian may rely upon the validity of documents delivered to it, without investigation as to their authenticity or legal effectiveness, and the Borrower will hold the Custodian harmless from any claims that may arise or be asserted against the Custodian because of the invalidity of any such documents or their failure to fulfill their intended purpose.
viii.The Custodian shall not be responsible to the Facility Agent or any other party for recitals, statements or warranties or representations of the Borrower or the Collateral Manager contained herein or in any document, or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other agreement on the part of any party, except as may otherwise be specifically set forth herein.
ix.The Borrower and the Collateral Manager shall jointly and severally indemnify and hold the Custodian harmless from and against all claims, liabilities, damages, losses, fees (including reasonable attorneys’ fees and expenses) and costs and expenses incurred by the Custodian as a result of the entering into and performance of its duties hereunder, unless such claims, liabilities, damages, loss, fees, costs and expenses shall arise from the Custodian’s gross negligence or willful misconduct in the performance of the Custodian’s duties hereunder. The Custodian’s rights to indemnification shall survive the termination of this Agreement and the resignation or removal of the Custodian.
x.It is understood that the Custodian will charge for its services including, but not limited to, overnight courier and copying expenses, under this Agreement as specified in the schedule of fees set forth in a separate agreement among the Custodian, the Collateral Manager and the Borrower, and the payment of such fees and expenses shall be the sole obligation of the Borrower and the Collateral Manager. All the Custodian Fees and Expenses shall be payable upon the Collateral Manager’s or the Borrower’s receipt of an invoice from the Custodian.
xi.The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, due authorization, genuineness, perfections, priority, ownership, title, recordability or transferability of the Borrower Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Borrower Collateral. The Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. The Custodian shall have no responsibility or duty with respect to any Contract File while not in its possession, including at any time such Contract File has been released pursuant to a Request for Release and Receipt, or is otherwise in transit, with a courier, to or from the Custodian, including, without limitation, in connection with the transmission of Contract Files pursuant to Section 12.15, or prior to the delivery of a Collateral Obligation File to the Custodian pursuant to Section 12.1; provided that the Custodian shall act in good faith with respect to ensuring it receives any Contract Files that are in transit and for which the Custodian has received tracking information.
xii.In no event shall the Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
xiii.The Custodian shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document, except as otherwise provided herein; provided, however, that, if the form thereof is prescribed by this Agreement, the Custodian shall examine the same to determine whether it conforms on its face to the requirements hereof.
xiv.The Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents, attorneys or attorneys-in-fact, and the Custodian shall not be responsible for any misconduct or negligence on the part of any agent, attorney or attorney-in-fact appointed hereunder with due care by it. Neither the Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, Borrower or any other Person, except by reason of acts or omissions by the Custodian constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Custodian’s duties hereunder. The Custodian shall in no event have any liability for the actions or omissions of the Borrower, the Facility Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Facility Agent or another Person. The Custodian shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Facility Agent or another Person in furnishing necessary, timely and accurate information to the Custodian.
b.Custodian Compensation.
As compensation for its Custodian activities hereunder, the Custodian shall be entitled to its fees and expenses as set forth in the Custodian Fee Letter and indemnity amounts payable by the Borrower to the Custodian (including Indemnified Amounts under Article XVII) under the Transaction Documents (collectively, the “Custodian Fees and Expenses”).
a.Compliance with Applicable Banking Law.
In order to comply with Applicable Banking Law, the Custodian is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Custodian to comply with Applicable Banking Law.
a.Merger or Consolidation.
Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
a.Electronic Methods.
The Custodian shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form reasonably satisfactory to the Custodian (“Electronic Methods”) from a person purporting to be (and whom the Custodian, acting reasonably, believes in good faith to be) the authorized representative of the Facility Agent, the Collateral Manager or the Borrower, as sufficient instructions and authority of the Facility Agent, the Collateral Manager or the Borrower for the Custodian to act and shall have no duty to verify or confirm that such person is so authorized. The Custodian shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions.
a.Resignation of U.S. Bank National Association, as Custodian; Appointment of Successor Custodian.
Notwithstanding anything to the contrary herein, on the Omnibus Amendment Effective Date, U.S. Bank National Association, in its capacity as Custodian, at the direction of the Borrower (who shall concurrently provide a copy of such direction to the Facility Agent), shall, upon the appointment of Deutsche Bank Trust Company Americas, as successor custodian, pursuant to the terms of a written instrument in form and substance satisfactory to the parties thereto, resign as Custodian under this Agreement and the other Transaction Documents, and the Borrower and the Facility Agent shall appoint Deutsche Bank Trust Company Americas, as successor custodian, and Deutsche Bank Trust Company Americas shall agree to assume all such rights and duties under this Agreement and the other Transaction Documents; provided that in no event shall Deutsche Bank Trust Company Americas be liable or responsible for any loss, damages or liabilities of any kind resulting from or arising out of (i) the acts or omissions of U.S. Bank National Association in its capacity as Custodian, any Affiliate of U.S. Bank National Association in its capacity as Custodian or any appointee or agent of U.S. Bank National Association in its capacity as Custodian or (ii) for any event, circumstance, condition or action existing prior to the Omnibus Amendment Effective Date with respect to the Contracts, Contract Files, this Agreement or any other Transaction Document, or the transactions contemplated thereby. Each of the parties hereto agrees and confirms that, as Custodian, Deutsche Bank Trust Company Americas’ right to indemnification, as set forth in this Agreement, shall apply with respect to any and all losses, claims, costs and expenses that Deutsche Bank Trust Company Americas, as Custodian, suffers or incurs relating to actions taken or omitted by any Person prior to the Omnibus Amendment Effective Date. Upon the transfer of all Contract Files in its possession to the successor custodian in accordance with the terms of this Agreement and any written instrument, either physically or electronically, and the appointment of Deutsche Bank Trust Company Americas as successor custodian, U.S. Bank National Association shall have no further rights, duties or obligations under this Agreement or any other Transaction Document, other than such rights, protections and indemnities granted to U.S. Bank National Association as Custodian under this Agreement and the other Transaction Documents that explicitly survive the resignation of U.S. Bank National Association as Custodian under this Agreement or the other Transaction Documents. Solely for the purposes of the resignation and appointment contemplated by this Section 12.22, each of U.S. Bank National Association and the Collateral Manager (as applicable) shall have sixty (60) days from the Omnibus Amendment Effective Date to deliver all Contract Files in its possession, either physically or electronically, to Deutsche Bank Trust Company Americas, as successor Custodian, in accordance with the provisions of Section 12.5. Each of the Collateral Manager, the Borrower and the Facility Agent hereby waive any prior notice required pursuant to Section 12.5 hereof with respect the resignation of the Custodian.
A. GRANT OF SECURITY INTEREST
a.Borrower’s Grant of Security Interest.
As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Facility Agent for the benefit of the Secured Parties, and grants to the Facility Agent for the benefit of the Secured Parties, a security interest in and lien upon, all of the Borrower’s personal property, including the Borrower’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Borrower Collateral”):
i.all Transferred Contracts;
ii.all Contract Collateral;
iii.the Sale Agreement and all other documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements;
iv.all rights, security interests and other interests of the Equityholder with respect to the Contract Payments, Contracts and Related Security that have been conveyed by the Equityholder to the Borrower pursuant to the Sale Agreement;
v.all of the following (the “Account Collateral”):
1.the Borrower Accounts, the Lockbox Accounts, the Operating Account, all funds held therein, and all certificates and instruments, if any, from time to time representing or evidencing the Borrower Accounts, the Lockbox Accounts, the Operating Account or such funds,
2.all investments from time to time of amounts in the Borrower Accounts, the Lockbox Accounts, the Operating Account and all certificates and instruments, if any, from time to time representing or evidencing such investments,
3.all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Facility Agent or any Secured Party or any assignee or agent on behalf of the Facility Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and
4.all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;
vi.all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement, including the deposit with the Facility Agent of additional moneys by the Borrower;
vii.all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;
viii.each Hedging Agreement including all rights of the Borrower to receive moneys due and to become due thereunder;
ix.all Portfolio Investments;
x.all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in clauses (a) through (g) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Facility Agent or a Secured Party or any assignee or agent on behalf of the Facility Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Borrower Collateral.

b.Borrower Remains Liable.
Notwithstanding anything in this Agreement, (a) except to the extent of the Collateral Manager’s duties under this Agreement, the Borrower shall remain liable under the Transferred Contracts, Borrower Assigned Agreements and other agreements included in the Borrower Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Facility Agent of any of its rights under this Agreement shall not release the Borrower, TPVC or the Collateral Manager from any of their respective duties or obligations under the Transferred Contracts, Borrower Assigned Agreements or other agreements included in the Borrower Collateral, (c) the Secured Parties and the Facility Agent shall not have any obligation or liability under the Transferred Contracts, Borrower Assigned Agreements or other agreements included in the Borrower Collateral by reason of this Agreement, and (d) neither the Facility Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower, TPVC or the Collateral Manager under the Transferred Contracts, Borrower Assigned Agreements or other agreements included in the Borrower Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.
a.Release of Collateral.
Until the Obligations have been paid in full, the Facility Agent may not release any Lien covering any Borrower Collateral except for (a) Contract Payments for which the related Obligor has paid the amounts owing on the related Contract in full and for which the Facility Agent has received a Lien on all proceeds of such Contract, (b) Portfolio Investments related to Contracts that have been paid in full and have no further obligations outstanding thereunder (upon the occurrence of such conditions and solely prior to the occurrence of a Facility Termination Event, the Lien hereunder covering such Portfolio Investment shall be automatically released, without any further action by any party hereunder), (c) Repurchased Contracts as provided in Section 7.16 and (d) any Borrower Collateral sold or disposed of to the extent permitted pursuant to this Agreement.
a.Certain Remedies.
(a) The Facility Agent may, in its discretion, and shall, at the written direction of the Majority Lenders, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate proceedings as the Facility Agent or the Majority Lenders shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Facility Agent by any Transaction Document or by law.
i.In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Borrower Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Facility Agent irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Facility Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.5(a), by intervention in such proceedings or otherwise:
1.to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Facility Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Facility Agent and each predecessor Facility Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;
2.unless prohibited by Applicable Law, to vote (with the reasonable consent of the Majority Lenders) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;
3.to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and
4.to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Facility Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Facility Agent and, in the event that the Facility Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Facility Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Facility Agent and each predecessor Facility Agent except as determined to have been caused by its own gross negligence or willful misconduct.
i.Nothing herein contained shall be deemed to authorize the Facility Agent to authorize or consent to or vote for or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Facility Agent to vote in respect of the claim of any Secured Party in any such proceeding except, pursuant to Section 13.4(b)(ii), to vote for the election of a trustee in bankruptcy or similar person.
ii.All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Facility Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Facility Agent shall be brought in its own name as Facility Agent and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Facility Agent each predecessor

Facility Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.
iii.In any proceedings brought by the Facility Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Facility Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.
iv.Notwithstanding any other provision in this Agreement, the Facility Agent agrees not to exercise any foreclosure remedy against the Warrant Assets until the earlier of (i) one (1) year after the Scheduled Facility Termination Date and (ii) the occurrence of a Facility Termination Event.
b.Limitation on Duty of Facility Agent in Respect of Collateral.
(a) Beyond the exercise of reasonable care in the custody thereof, the Facility Agent shall have no duty as to any Borrower Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Facility Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Borrower Collateral. The Facility Agent shall be deemed to have exercised reasonable care in the custody of the Borrower Collateral in its possession if the Borrower Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Borrower Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Facility Agent in good faith.
i.The Facility Agent shall not be responsible for the existence, genuineness or value of any of the Borrower Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Borrower Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Facility Agent for the validity or sufficiency of the Borrower Collateral or any agreement or assignment contained therein, for the validity of the title of the Borrower to the Borrower Collateral, for insuring the Borrower Collateral or for the payment of taxes, charges, assessments or Liens upon the Borrower Collateral or otherwise as to the maintenance of the Borrower Collateral.
ii.The Facility Agent shall have no duty to act outside of the United States in respect of any Borrower Collateral located in any jurisdiction other than the United States.
iii.The Facility Agent may act through its agents or attorneys and shall not be liable for any misconduct or negligence of any such agents or attorneys appointed with due care by it hereunder.
iv.In no event shall Facility Agent be liable for special, punitive or consequential damages.
B. FACILITY TERMINATION EVENTS
a.Facility Termination Events.
Each of the following shall constitute a Facility Termination Event under this Agreement:

i.Default in the payment when due of any principal of any Advance or default in the payment of any other amount payable by the Borrower or TPVC (in any capacity) hereunder, including any Yield on any Advance which default shall continue for two (2) Business Days;
ii.The Borrower, the Collateral Manager or TPVC (in any capacity) shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or any other Transaction Document on its part to be performed or observed and, except in the case of the covenants and agreements contained in Sections 10.6, 10.7, 10.9, 10.10 and 10.23, as to each of which no grace period shall apply, any such failure shall remain unremedied for 30 days after knowledge thereof or after written notice thereof shall have been given by the Facility Agent to the Borrower, the Collateral Manager or TPVC;
iii.Any representation or warranty of the Borrower, the Collateral Manager or TPVC (in any capacity) made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower, the Collateral Manager or TPVC (in any capacity) to the Facility Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Distribution Date Statement) shall prove to have been false or incorrect in any material respect when made or deemed to have been made; provided that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Contract if such breach is not a willful breach and payment in respect of such Contract is required to be made under Section 7.14, and either the Repurchase Amount of such Contract shall have been paid in full by the Borrower or no repayment is required under Section 7.14 because the Advances outstanding do not exceed the Borrowing Base and the Minimum Equity Condition is satisfied at the time of determination;
iv.An Insolvency Event shall have occurred and be continuing with respect to any of the Borrower or TPVC;
v.The aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base or the Maximum Availability, calculated in accordance with Section 1.2(h) and such condition continues unremedied for three (3) Business Days (or, if TPVC provides written evidence satisfactory to the Facility Agent within two (2) Business Days of receipt of notice that they intend to make capital calls in an aggregate amount sufficient to cure such failure, for five (5) Business Days);
vi.The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Borrower or TPVC, or an ERISA Event occurs that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a material adverse effect on the business, assets, property, business condition (financial or other), funding arrangements or prospects of the Borrower or TPVC, as applicable;
vii.(i) Any Transaction Document or any lien or security interest granted thereunder by the Borrower, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower, the Collateral Manager or TPVC or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower;
viii.A Collateral Manager Default shall have occurred and be continuing;
ix.Either (1) the rolling three month average of the Delinquency Ratio shall be greater than 10% at any time or (2) the Delinquency Ratio for any Collection Period shall be greater than 15%;
x.The rolling three month average of the Default Ratio shall be greater than 7.5% at any time;
xi.The Borrower, the Collateral Manager or the Equityholder shall fail to pay any principal of or premium or interest on any recourse Indebtedness having a principal amount of $10,000,000 (or, in the case of the Borrower, $50,000) or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such recourse Indebtedness; or any other default under any agreement or instrument relating to any such recourse Indebtedness of the Borrower or the Collateral Manager, as applicable, or any other event, shall occur and such default or event shall continue after the applicable grace period, if any, specified in such agreement or instrument and shall not have been waived pursuant to the terms thereof, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such recourse Indebtedness; or any such recourse Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such recourse Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or any early amortization event, pay out event or other similar event (other than as a result of a voluntary prepayment) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such recourse Indebtedness if the effect of such event is to cause the principal of such recourse Indebtedness to be amortized on an accelerated basis;
xii.Any court shall render a final judgment against the Borrower, the Collateral Manager or TPVC (i) in an amount in excess of $5,000,000 (or, in the case of the Borrower, $250,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Facility Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower, the Collateral Manager or TPVC has agreed to satisfy such judgment in full subject to any deductibles not exceeding $5,000,000 (or, in the case of the Borrower, $250,000); or the attachment of any property of the Borrower, the Collateral Manager or TPVC as a result of any such judgment described in this clause (l) which has not been released or provided for to the reasonable satisfaction of the Lenders within 60 days after the making thereof;
xiii.A Change of Control shall have occurred;
xiv.The Borrower shall at any time prior to the Scheduled Facility Termination Date fail to maintain (i) a Debt Service Coverage Ratio greater than or equal to 1.10 to 1.00 for the most recent Accrual Period, as reported on the most recent Collateral Manager Report Date or (ii) beginning with the Accrual Period ending three (3) months after the Effective Date, a Debt Service Coverage Ratio greater than or equal to 1.25 to 1.00 for the most recent rolling three Accrual Periods, measured as of the last day of the most recent Accrual Period;
xv.On any date when the Collateral Manager or the Equityholder or any of their respective consolidated Subsidiaries has any outstanding recourse Indebtedness (other than pursuant to (i) this Agreement, (ii) any term capital markets securitization facility managed by TPVC (or an Affiliate thereof), (iii) any other facility pursuant to which DBNY (or any Affiliate thereof) is the sole credit providers or (iv) the Finance Vehicles), the Collateral Manager or the Equityholder and their respective consolidated Subsidiaries shall at any such time fail to maintain (x) an Interest Coverage Ratio greater than or equal to 2.00 to 1.00 for the most recent completed fiscal quarter, measured as of the last day of such fiscal quarter or (y) beginning with the Accrual Period ending three (3) months after the Effective Date, an Interest Coverage Ratio greater or equal to 2.00 to 1.00 for the most recent rolling twelve month period just ended, measured as of the last day of the last month in such twelve month period;
xvi.At any time, (i) the Minimum Equity Condition is not satisfied or (ii) TPVC shall fail to maintain a positive Tangible Net Worth;
xvii.Either (i) the Borrower shall become required to register as an “investment company” within the meaning of the Investment Company Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the Investment Company Act or (ii) TPVC ceases to be a “business development company” within the meaning of the Investment Company Act; or
xviii.As of any date of determination TPVC’s Asset Coverage Ratio shall be less than 150% in accordance with the requirements of the SBCA Act; provided that if, after the Effective Date, there is any change to the asset coverage requirements for any business development company under either the SBCA Act or the Investment Company Act, then the threshold for TPVC’s Asset Coverage Ratio under this clause (r) shall be the lesser of (x) 150% and (y) the revised amount so required under the SBCA Act or the Investment Company Act after such change.
b.Effect of Facility Termination Event.
i.Optional Termination. Upon notice by the Facility Agent that a Facility Termination Event (other than a Facility Termination Event described in Section 14.1(d)) has occurred, no Advances will thereafter be made, and

Facility Agent may, in its discretion, and shall, at the written direction of the Majority Lenders, declare all outstanding Obligations to be due and payable, whereupon the full unpaid amount of the Obligations which shall be immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date and the Maturity Date shall both be deemed to have occurred.
ii.Automatic Termination. Upon the occurrence of a Facility Termination Event described in Section 14.1(d), the Facility Termination Date and the Maturity Date shall both be deemed to have occurred automatically, and all outstanding Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).
c.Rights Upon Facility Termination Event.
If a Facility Termination Event shall have occurred and be continuing, the Facility Agent may, in its sole discretion, or shall at the direction of the Majority Lenders exercise any of the remedies specified herein in respect of the Borrower Collateral and the Facility Agent may (with the consent of the Majority Lenders) but shall have no obligation, or the Facility Agent shall, at the written direction of the Majority Lenders, also do one or more of the following (subject to Section 13.5):
i.institute proceedings in its own name and on behalf of the Secured Parties as Facility Agent for the collection of all amounts then payable on the Notes or hereunder with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor upon the Notes moneys adjudged due;
ii.institute proceedings from time to time for the complete or partial foreclosure upon the Borrower Collateral;
iii.subject to Section 14.3(b), exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Facility Agent and the Secured Parties which rights and remedies shall be cumulative; and
iv.subject to Section 14.3(b), require the Borrower and the Collateral Manager, at the Collateral Manager’s expense, to (1) assemble all or any part of the Borrower Collateral as directed by the Facility Agent and make the same available to the Facility Agent at a place to be designated by the Facility Agent that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Borrower Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Facility Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Facility Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Facility Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Facility Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Facility Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Borrower Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied reasonably promptly at the direction of the Facility Agent or the Majority Lenders against all or any part of the outstanding Advances pursuant to Section 4.1.
C. THE AGENTS
a.Appointment.
Each Lender hereby irrevocably designates and appoints DBNY as Facility Agent hereunder and under the other Transaction Documents, and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Facility Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Facility Agent shall promptly deliver, but in any event no later than the following Business Day, a copy of any notice, certificate, report or other documents received by it in its capacity as Facility Agent to each Lender. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Facility Agent nor any Lender (the Facility Agent and each Lender being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or, with respect to the Facility Agent, any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.
a.Delegation of Duties.
Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any agents or attorneys‑in‑fact selected by it with reasonable care.
a.Exculpatory Provisions.
Neither any Note Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 15.2 under or in connection with this Agreement or the other Transaction Documents (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower, TPVC or the Collateral Manager.

a.Reliance by Note Agents.
Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction, in the case of the Facility Agent, by the Lenders, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
a.Notices.
No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Facility Termination Event unless such Note Agent has received notice from the Collateral Manager, the Borrower or any Lender, referring to this Agreement and describing such event. In the event that the Facility Agent receives such a notice, it shall promptly give notice thereof to each Lender. The Facility Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Majority Lenders; provided that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.
a.Non‑Reliance on Note Agents.
The Lenders expressly acknowledge that neither any Note Agent, nor any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates has made any representations or warranties to it and that no act by a Note Agent hereafter taken, including any review of the affairs of the Borrower, TPVC, the Collateral Manager or the Backup Collateral Manager, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender. Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, TPVC, the Collateral Manager, the Backup Collateral Manager, and the Contracts and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, TPVC, the Collateral Manager, the Backup Collateral Manager, and the Contracts. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Borrower Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, TPVC, the Collateral Manager, the Lenders or the Backup Collateral Manager which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates.
In no event shall the Facility Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Facility Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Facility Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.
a.Indemnification.
The Lenders agree to indemnify the Facility Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower, the Collateral Manager or TPVC under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Facility Agent or such affected Person).
a.Successor Agent.
If the Facility Agent shall resign as Facility Agent under this Agreement, then the Majority Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term “Facility Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Facility Agent’s rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. After any retiring Note Agent’s resignation hereunder as Note Agent, the provisions of this Article XV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent; provided, however, that in the event a successor Note Agent is not appointed within 60 days after such Note Agent has given notice of its resignation as permitted by this Section 15.8, such Note Agent may petition a court for its removal.

a.Note Agents in their Individual Capacity.
Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, TPVC, the Collateral Manager or the Backup Collateral Manager as though such Note Agent were not an agent hereunder. In addition, the Lenders acknowledge that one or more Persons which are Note Agents may act (i) as administrator, sponsor or agent for one or more Structured Lenders and in such capacity acts and may continue to act on behalf of each such Structured Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any one or more Structured Lenders is party and in various other capacities relating to the business of any such Structured Lender under various agreements. Any such Person, in its capacity as Note Agent, shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as a Note Agent other than as expressly provided in this Agreement. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.
a.Compliance with Applicable Banking Law.
In order to comply with Applicable Banking Law, the Facility Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Facility Agent. Accordingly, each of the parties agree to provide to the Facility Agent, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Facility Agent to comply with Applicable Banking Law.
a.The Paying Agent.

i.The Borrower hereby appoints Deutsche Bank Trust Company Americas as the initial Paying Agent. All payments of amounts due and payable in respect of the Obligations that are to be made from amounts withdrawn from the Collection Account and the Warrant Reserve Account pursuant to Section 8.5 shall be made on behalf of the Borrower by the Paying Agent.
ii.The Paying Agent undertakes to perform such duties, and only such duties, as are expressly set forth in this Agreement. No implied covenants or obligations shall be read into this Agreement against the Paying Agent.
iii.The Paying Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the direction or request of (y) the Facility Agent, the Borrower, the Collateral Manager or any other party authorized to give instructions, or (z) with respect to payments pursuant to Section 8.5, at the direction of the Collateral Manager as set forth in a Distribution Date Statement, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction, which determination is no longer subject to appeal or review.
iv.The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document. The Paying Agent shall not be charged with knowledge of any Unmatured Facility Termination Event or Facility Termination Event unless an Authorized Officer of the Paying Agent receives written notice specifying that an Unmatured Facility Termination Event or Facility Termination Event has occurred from the Borrower, the Collateral Manager, any Lender or any other Secured Party. The receipt and/or delivery of reports and other information (including, without limitation, any Distribution Date Statement) under this Agreement by the Paying Agent containing information relating to events or circumstances which may constitute an Unmatured Facility Termination Event or Facility Termination Event shall not constitute notice or actual or constructive knowledge of an Unmatured Facility Termination Event or Facility Termination Event.
v.The Borrower agrees to pay to the Paying Agent from time to time such compensation as agreed in writing between the Borrower and the Paying Agent.
vi.The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel, selected with due care, shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.
vii.Prior to exercising or honoring any of the rights or powers vested in it by this Agreement or other Transaction Document at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Paying Agent hereunder) pursuant to this Agreement or other Transaction Document that it reasonably determines might involve it in liability, the Paying Agent may request that the Facility Agent (or such other Person) provide the Paying Agent security or indemnity reasonably acceptable to the Paying Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.
viii.The Paying Agent shall not be responsible for the acts or omissions of the Facility Agent, the Borrower, the Collateral Manager, any Lender or any other Person. The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of any Borrower Collateral.
ix.Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
x.If the Paying Agent shall at any time (i) be uncertain as to its duties or rights hereunder, (ii) receive instructions from any of the parties authorized to give instructions which, in the reasonable opinion of the Paying Agent, are in conflict with any of the provisions of this Agreement, or (iii) receive conflicting instructions from the Facility Agent and any other party authorized to give instructions and the conflict between such instructions cannot be resolved by reference to the terms of this

Agreement, then in each such case, the Paying Agent shall be entitled to rely on the instructions of the Facility Agent and shall incur no liability for acting in accordance therewith.
xi.If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.
xii.The Paying Agent shall incur no liability nor be responsible to the Borrower or any other Person for delays or failures in performance resulting from acts beyond its control that significantly and adversely affect the Paying Agent’s ability to perform with respect to this Agreement. Such acts shall include, but not be limited to, acts of God, strikes, work stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
xiii.In no event shall the Paying Agent be liable for any special, indirect, punitive, incidental or consequential loss or damage of any nature whatsoever arising from any act or omission of the Paying Agent, whether or not the possibility of such damage was disclosed to, or could have been reasonably foreseen by, the Paying Agent and regardless of the form of action.
xiv.The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of an Authorized Officer, any Distribution Date Statement, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.
xv.In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Relevant Law”), the Paying Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Paying Agent. Accordingly, each of the parties agrees to provide to the Paying Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Paying Agent to comply with Relevant Law.

xvi.The Paying Agent shall have no obligation to determine whether any conditions precedent to making any Advance have been satisfied and the Paying Agent shall incur no liability for distributing funds received into the Collection Account in accordance with an Advance Request received by it.
xvii.The Paying Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it.
xviii.Either (i) after the expiration of the 364-day period commencing on the date hereof, the Paying Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Collateral Manager, the Borrower and the Facility Agent (provided however that the Paying Agent may resign prior to the expiration of the 364 day period if it is resigning for cause and has provided 30 days prior written notice to the Collateral Manager) or (ii) the Facility Agent, upon at least 10 days’ prior written notice to the Paying Agent, may, with or without cause, remove and discharge the Paying Agent or any successor Paying Agent thereafter appointed from the performance of its duties under this Agreement; provided, however, that no resignation or removal of the Paying Agent will be permitted unless a successor Paying Agent has been appointed, which successor Paying Agent, so long as no Unmatured Collateral Manager Default, Collateral Manager Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, is reasonably acceptable to the Collateral Manager. If a successor Paying Agent does not take office within 60 days after the retiring Paying Agent resigns or is removed, the retiring Paying Agent may petition any court of competent jurisdiction for the appointment of a successor Paying Agent.
xix.The Paying Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR or the LIBOR Rate, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any replacement for the LIBOR Rate, or (ii) to select, determine or designate any replacement rate, or whether any conditions to the designation of such a rate have been satisfied. The Paying Agent shall not be liable for any failure or delay on its part to perform its obligations under this Agreement to the extent that such failure or delay is a direct result of the unavailability of LIBOR (or other applicable replacement rate) and/or absence of a designated replacement rate.
D. ASSIGNMENTS
a.Restrictions on Assignments.
Except as specifically provided herein (with respect to the Collateral Manager and the Backup Collateral Manager), neither the Borrower, the Collateral Manager, TPVC nor the Backup Collateral Manager may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Majority Lenders.
a.Documentation.

In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance. In the case of any permitted assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof) the assignee shall execute and deliver to the Collateral Manager, the Borrower, the Facility Agent and the Custodian a fully executed assignment thereof or a Joinder Agreement substantially in the form of Exhibit L hereto. If the assignee is not an existing Lender it shall deliver to the Custodian any tax forms and other information requested by the Custodian for purposes of conducting its customary “know your customer” inquiries.
a.Rights of Assignee.
Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XVI, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lenders in Section 4.3 and Section 5.1 shall be deemed to apply to such assignee.
a.Notice of Assignment by Lenders.
So long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, no Lender may make any assignment, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) to any Person if such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule), without the prior written consent of the Borrower and TPVC (such consent not to be unreasonably withheld, delayed or conditioned); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder; provided, further, that each Lender shall first offer to sell such interest(s) to each other Lender (pro rata) for a period of ten (10) Business Days prior to offering to any Person that is not an existing Lender. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XVI or otherwise.
a.Registration; Registration of Transfer and Exchange.
(a) The Facility Agent shall keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Facility Agent shall provide for the registration of the Notes and of transfer of interests in the Notes. The Facility Agent is hereby appointed “Note Registrar” for the purpose of registering the Notes and transfers of the Notes as herein provided.
i.Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 16.5. A Note may be exchanged (in accordance with Section 16.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 16.1) (or its agent or nominee) of all or a portion of the Advances. The Facility Agent shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Facility Agent either (x) evidence satisfactory to it that the transfer of such

Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (y) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 16.5 and the restrictions noted on the face of such Note.
ii.At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Facility Agent) the new Note which the holder making the exchange is entitled to receive.
iii.Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Facility Agent), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.
iv.All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.
v.Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Facility Agent) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.
vi.No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of a Note, other than exchanges pursuant to this Section 16.5.
vii.The holders of the Notes shall be bound by the terms and conditions of this Agreement.
b.Mutilated, Destroyed, Lost and Stolen Notes.
(a) If any mutilated Note is surrendered to the Facility Agent the Borrower shall execute and deliver (through the Facility Agent) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.
i.If there shall be delivered to the Borrower and the Facility Agent prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Facility Agent that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Facility Agent), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.
ii.Upon the issuance of any new Note under this Section 16.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
iii.Every new Note issued pursuant to this Section 16.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.
iv.The provisions of this Section 16.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.
c.Persons Deemed Owners.
The Borrower, the Collateral Manager, TPVC, the Lenders, the Facility Agent and any agent for any of the foregoing may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of Borrower, the Collateral Manager, TPVC, the Lenders, the Facility Agent and any such agent shall be affected by notice to the contrary.
a.Cancellation.
All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Facility Agent any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 16.8, except as expressly permitted by this Agreement.
a.Participations; Pledge.
(a) At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) neither the Borrower, TPVC, the Facility Agent, any other Lender nor the Collateral Manager shall have any obligation to have any communication or relationship with any Participant. Each Participant shall comply with the provisions of Section 4.3(e) (it being understood that the documentation required under Section 4.3(e) shall be delivered to the participating Lender instead of the Borrower and Facility Agent) and shall be entitled to the benefits of Sections 4.3 and 5.1, but shall not be entitled to receive any greater payment under Sections 4.3 or 5.1 than the Lender which granted such participation interest to such Participant would be entitled to receive had such Lender not granted such interest to such Participant, except to the extent that such entitlement to receive such greater payment results from a change in any Applicable Law that occurs after such interest was granted to such Participant. So long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, any proposed participation shall be subject to the prior written consent of the Borrower and TPVC, which such consent shall not be unreasonably withheld, delayed or conditioned. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations hereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.
i.Notwithstanding anything in Section 16.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.
b.Reallocation of Advances.
Any reallocation of Advances among Committed Lenders pursuant to an assignment agreement or a Joinder Agreement executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XVI shall be wired by the applicable purchasing Lender(s) to the Paying Agent pursuant to the wiring instructions provided by the Paying Agent; provided that the Paying Agent shall not fund such wire until it has received an executed assignment agreement or Joinder Agreement, as applicable.
A. INDEMNIFICATION
a.Borrower Indemnity.
Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify on an after-tax basis the Facility Agent, the Lenders, the Backup Collateral Manager (in its capacity as Backup Collateral Manager or successor Collateral Manager), the Paying Agent, the Collection Account Bank and the Custodian and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or in respect of any Transferred Contract, excluding, however, (a) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or its agent or subcontractor or (b) any Excluded Taxes. Without limiting the foregoing, but subject to the exclusions above, the Borrower agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:
1.the breach of any representation or warranty made by the Borrower (or any of its officers) under or in connection with this Agreement or the other Transaction Documents, any Distribution Date Statement or any other information, report or certificate delivered by the Borrower pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
2.any claim arising out of the failure by the Borrower to comply in any material way with any Applicable Law with respect to any Transferred Contract, or the nonconformity of any Transferred Contract with any such Applicable Law;
3.any claim involving products liability that arises out of or relates to merchandise or services that are the subject of any Transferred Contract or strict liability claim in connection with any Transferred Contract;
4.any tax or governmental fee or charge (but not including Excluded Taxes), all interest and penalties thereon or with respect thereto, and all out‑of‑pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the making, maintenance or funding, directly or indirectly, of any Advance, or any other interest in the Borrower Collateral;
5.negligence, misfeasance or bad faith of the Borrower in the performance of its duties under the Transaction Documents (including any violation of law);
6.the commingling of the proceeds of Borrower Collateral at any time with other funds;
7.the failure to vest in the Facility Agent a security interest (as defined in the UCC) in the Borrower Collateral, free and clear of any Adverse Claim;
8.the failure to vest in the Borrower all right, title and interest in the Contract Payments, Contracts and Related Security purchased by the Borrower from the Equityholder pursuant to the Sale Agreement, free and clear of any Adverse Claim;
9.any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or other similar statutory relief applicable to an Obligor) of the Obligor to the payment of any Contract Payment (including a defense based on such Contract Payment or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim related to such Contract Payment;
10.the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Transferred Contract to the extent contemplated by this Agreement;
11.any action or omission by the Borrower reducing or impairing the rights of the Secured Parties with respect to any Contract Payments or the value of any Contract Payments, except in accordance with the Credit and Collection Policy and as permitted by this Agreement;

12.any failure of the Borrower to give reasonably equivalent value to the Equityholder in consideration of the sale by the Equityholder to the Borrower of any Contract Payments or Contracts, or any attempt by any Person to void any such sale under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code; or
13.any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of the Advances, the ownership of any Contract Payment or Contract or any other investigation, litigation or proceeding relating thereto in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby.
Indemnification under this Section 17.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable fees and expenses of counsel and expenses of litigation.
a.Collateral Manager Indemnity.
Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Collateral Manager agrees to indemnify the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts arising out of or relating to any Transaction Document or the transactions contemplated thereby occurring prior to the effective date of the removal of the Collateral Manager, excluding, however, (a) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (b) except as otherwise specifically provided herein, non‑payment by any Obligor of an amount due and payable with respect to a Transferred Contract, (c) any loss in value of any Permitted Investment due to changes in market conditions or for other reasons beyond the control of the Borrower, TPVC or the Collateral Manager or (d) any Excluded Taxes. Without limiting the foregoing, but subject to the exclusions (a) through (d) above, the Collateral Manager agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:
1.the breach of any representation or warranty made by the Collateral Manager (or any of its officers) under or in connection with this Agreement or the other Transaction Documents, any Distribution Date Statement or any other information, report or certificate delivered by the Collateral Manager pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
2.any claim arising out of the failure by the Collateral Manager to comply in any material way with any Applicable Law with respect to any Transferred Contract, or the nonconformity of any Transferred Contract with any such Applicable Law;
3.any claim arising out of any failure of the Collateral Manager to perform its duties or obligations in accordance with the provisions of Article VII or any provision contained in any Transaction Document;
4.any action or omission by the Collateral Manager reducing or impairing the rights of the Secured Parties with respect to any

Contract Payments or the value of any Contract Payments, except in accordance with the Credit and Collection Policy and as permitted by this Agreement;
5.negligence, misfeasance or bad faith of the Collateral Manager in the performance of its duties under the Transaction Documents (including any violation of law); or
6.the commingling by the Collateral Manager of the proceeds of Borrower Collateral at any time with other funds.
Indemnification under this Section 17.2 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.
a.Contribution.
If for any reason (other than the exclusions set forth in the first paragraph of Section 17.1 or the first paragraph of Section 17.2) the indemnification provided above in Section 17.1 or Section 17.2 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower or the Collateral Manager, as the case may be, agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates or the Collateral Manager and its Affiliates, as the case may be, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates or the Collateral Manager and its Affiliates, as the case may be, on the other hand, as well as any other relevant equitable considerations, in each case as determined by a court of competent jurisdiction.
A. MISCELLANEOUS
a.No Waiver; Remedies.
No failure on the part of any Lender, the Facility Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender and Participant is hereby authorized by the Borrower and TPVC during the existence of a Facility Termination Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower or TPVC (as the case may be) to the amounts owed by the Borrower or TPVC, respectively, under this Agreement, to the Facility Agent, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.
a.Amendments, Waivers.
This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 18.2. With the written consent of the Required Lenders, the Borrower, the Collateral Manager, TPVC, the Facility Agent, the Paying Agent, the Backup Collateral Manager and the Custodian may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall constitute a Fundamental Amendment, in each case without the consent of each Lender affected thereby; provided, further that any waiver of a Facility Termination Event (other than a waiver of clause (a), clause (d) or clause (m) (solely as a result of any of the events set forth in clauses (c), (d), (f) or (g) of the definition of “Change of Control”) of the definition thereof, which shall require the consent of all Lenders) shall require consent of the Majority Lenders; provided, further, that the signature of the Borrower and TPVC shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Collateral Manager at any time when the Collateral Manager is not TPVC or any Affiliate of TPVC or a successor Collateral Manager is designated by the Facility Agent pursuant to Section 7.1; provided, further, that the signature of the Paying Agent, the Backup Collateral Manager or the Custodian (respectively) shall not be required for the effectiveness of any amendment that does not affect the rights or obligations of the Paying Agent, the Backup Collateral Manager or Custodian (respectively); provided, however, that the Paying Agent shall be provided an executed copy of any amendment promptly following the closing of such amendment.
Notwithstanding the foregoing, if the LIBOR Rate ceases to exist or is reasonably expected to cease to exist within the succeeding three (3) months, the Borrower, the Collateral Manager and the Facility Agent may (and such parties will reasonably cooperate with each other in good faith in order to) amend this Agreement to replace references herein to the LIBOR Rate (and any associated terms and provisions) with any alternative floating reference rate (and any associated terms and provisions) that is then being generally used in U.S. credit markets for similar types of facilities. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement. During the time that any Lender hereunder is a Conduit Lender, the Facility Agent will provide notice and a copy of any amendment to any of (A) this Agreement or (B) the Sale Agreement to Standard & Poor’s prior to the execution of such amendment.
Subject to the provisions of Section 16.4, the Borrower and the Collateral Manager each acknowledge that the Facility Agent may be communicating with other Lenders or potential lenders in connection with an amendment or syndication of this Agreement.
a.Notices, Etc.
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.
a.Costs, Expenses and Taxes.
In addition to the rights of indemnification granted under Section 17.1, the Borrower or TPVC on behalf of the Borrower agrees to pay on demand all reasonable costs and expenses of the Facility Agent in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any Structured Lender Liquidity Arrangement or other liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, and, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, TPVC and the Facility Agent and the Borrower or TPVC on behalf of the Borrower further agrees to pay all reasonable costs and expenses of the Facility Agent in connection with any amendments, waivers or consents executed in connection with this Agreement and any Structured Lender Liquidity Arrangement or other liquidity support facility, including the reasonable fees and out‑of‑pocket expenses of counsel for the Facility Agent with respect thereto and with respect to advising the Facility Agent as to its rights and remedies under this Agreement and any Structured Lender Liquidity Arrangement or other liquidity support facility, and to pay all costs and expenses, if any (including reasonable counsel fees and expenses), of the Facility Agent, the Lenders and their respective Affiliates, in connection with the enforcement against TPVC or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided that in the case of reimbursement of counsel for the Lenders other than the Facility Agent, such reimbursement shall be limited to one counsel for all such Lenders.
a.Binding Effect; Survival.
This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Facility Agent, the Paying Agent, the Collection Account Bank, the Backup Collateral Manager, the Custodian, the Collateral Manager, TPVC and their respective successors and assigns, and the provisions of Section 4.3(c), Article V, Section 11.1 and Article XVII shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XVI. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V, Section 11.1 and Article XVII and the provisions of Section 18.10, Section 18.11 and Section 18.12 shall be continuing and shall survive any termination of this Agreement and any termination of TPVC’s rights to act as Collateral Manager hereunder or under any other Transaction Document.
a.Captions and Cross References.
The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
a.Severability.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
a.GOVERNING LAW.
THIS AGREEMENT AND THE NOTES SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
a.Counterparts; Electronic Signatures.

This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
a.WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF TPVC, THE BORROWER, THE COLLATERAL MANAGER, THE FACILITY AGENT, THE AGENTS, THE PAYING AGENT, THE LENDERS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.
a.No Proceedings.
(a) Each of the Borrower, TPVC, the Collateral Manager, the Backup Collateral Manager, the Facility Agent, the Paying Agent and each Lender hereby agrees that it will not institute against any Lender which is a Structured Lender, or join any other Person in instituting against such Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper or other senior indebtedness issued by such Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.
i.Each of TPVC, the Collateral Manager, the Backup Collateral Manager, each Lender, the Paying Agent and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.
ii.The provisions of this clause (c) shall survive the termination of this Agreement. The provisions of this Section 18.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of Section 18.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.
b.Limited Recourse to the Lenders.
No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of its Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
a.ENTIRE AGREEMENT.
THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
a.Confidentiality.
The Facility Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Contract Payments, the Related Security or otherwise obtained by the Facility Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Facility Agent hereunder may in all cases be distributed by the Facility Agent to the Lenders) except that the Facility Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives (it being understood that the Persons to whom such disclosure is made pursuant to this clause (i) will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent or such Lender, (iii) to the extent such information was available to the Facility Agent or such Lender on a nonconfidential basis prior to its disclosure to the Facility Agent or such Lender hereunder, (iv) with the written consent of the Borrower, (v) to the extent permitted by Article XVI, (vi) to the extent the Facility Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information, (vii) for the purposes of establishing a “due diligence” defense, (viii) in the case of any Lender that is a Structured Lender, to rating agencies, placement agents and providers of liquidity and credit support who agree to hold such information in confidence or (ix) at any time which is 18 months after the termination of this Agreement; provided that in the case of clause (vi) above, the Facility Agent or such Lender, as applicable, will use all reasonable efforts to maintain confidentiality and, in the case of clause (vi)(A) above, will (unless otherwise prohibited by law) notify the Borrower of its intention to make any such disclosure prior to making any such disclosure.
a.Replacement of Lenders.
At any time there is more than one Lender, the Borrower shall be permitted to replace any Lender, except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv), or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv), unless such Lender designates a different lending office before such change in law becomes effective and such alternate lending office obviates the need for the Borrower to make payments of additional amounts for Increased Costs or Taxes or for indemnification pursuant to Section 17.1(iv) or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 18.2 or to a request to extend the Scheduled Facility Termination Date or (d) is a Defaulting Lender or (e) has declined or rejected, or such Lender declines or rejects, an Extension Request with respect to the Scheduled Facility Termination Date pursuant to Section 2.9; provided that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) prior to any such replacement, such Lender shall have taken no action under Section 5.1 so as to fully eliminate the continued need for payment of amounts owing pursuant to Section 5.1, if applicable, (iii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement and reallocation of such Advances between the replacement financial institution and such replaced Lender shall be made in accordance with Section 16.10, (iv) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 16.5, (vi) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender.
a.No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Facility Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Facility Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents; (ii) (A) the Facility Agent and each of the Joint Lead Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Facility Agent nor any of the Joint Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; and (iii) the Facility Agent and each of the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Facility Agent nor any of the Joint Lead Arrangers or the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. The Borrower hereby agrees not to assert, and, to the fullest extent permitted by law, waives and releases any claims that it may have against the Facility Agent and each of the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
a.Option to Acquire Rating.
Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the Lenders) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and TPVC hereby agree to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.
a.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
a.Acknowledgement Regarding Any Supported QFCs.

To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[signature pages begin on next page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TPVC FUNDING COMPANY LLC, as Borrower

By:_______________________________________
Name: Sajal Srivastava
Title: President
2755 Sand Hill Road, Suite 150
Menlo Park, California 94025
Attention: Sajal Srivastava
Facsimile No.: 650‑854‑2092

TRIPLEPOINT PRIVATE VENTURE CREDIT INC., individually, as Collateral Manager and as Equityholder
By:_______________________________________
Name: Sajal Srivastava
Title: President
2755 Sand Hill Road, Suite 150
Menlo Park, California 94025
Attention: Sajal Srivastava
Facsimile No.: 650‑854‑2092

VERVENT INC., as Backup Collateral Manager

By:_______________________________________
Name:
Title:
Vervent Inc.
10182 Telesis Court, Suite 300
San Diego, CA 92121
Attention: General Counsel
Telephone No.: 503-721-3234
Facsimile No.: 503-274-0439

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian

By:_______________________________________
Name:
Title:

For all communications to the Custodian and for delivery of Contract Files:

c/o Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Issue ID: TRIP2020
telephone number (714) 247-6000
facsimile number (714) 247-6478

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent and as Collection Account Bank

By:_______________________________________
Name:
Title:

By:_______________________________________
Name:
Title:

c/o Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Issue ID: TRIP2020
telephone number (714) 247-6000
facsimile number (714) 247-6478

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:_______________________________________
Name:
Title:

By:_______________________________________
Name:
Title:

60 Wall Street
New York, New York 10005
Attention: Asset Finance Department
Facsimile No.: 212‑797‑5160

Commitment: $74,000,000	DEUTSCHE BANK AG, NEW YORK BRANCH, as Committed Lender

By:_______________________________________
Name:
Title:

By:_______________________________________
Name:
Title:

60 Wall Street
New York, New York 10005
Attention: Asset Finance Department
Facsimile No.: 212‑797‑5160

Commitment: $42,000,000	MUFG UNION BANK, N.A., as Committed Lender

By:_______________________________________
Name:
Title:

By:_______________________________________
Name:
Title:

445 S. Figueroa Street
Los Angeles, CA 90071
Attention: William Bloore, Managing Director
Email: william.bloore@unionbank.com

Commitment: $42,000,000	TIAA, FSB, as Committed Lender

By:_______________________________________
Name:
Title:

10000 Midlantic Drive
Suite 400 East
Mount Laurel, NJ 08054
Attention: Lender Finance
Facsimile No.: 201-770-4762
Email: LFLoanAdmin@tiaabank.com

Commitment: $42,000,000	KEYBANK NATIONAL ASSOCIATION, as Committed Lender

By:_______________________________________
Name:
Title:

1000 S. McCaslin Blvd.
Superior, CO 80027
Richard S. Anderson – Vice President
Telephone: 720-304-1247
email: richard_s_andersen@key.com